UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NATIONAL FUEL GAS COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2025 Proxy Statement
and Notice of Annual Meeting of Stockholders to be held on March 13, 2025

National Fuel Gas Company

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

January 24, 2025

Dear Stockholders of National Fuel Gas Company:

Each year, our proxy statement provides you with a brief summary of the Company’s recent operations and detailed information relating to the items on the agenda for you to vote on at the Annual Meeting of Stockholders. As we did last year, our Board of Directors has determined to hold the 2025 Annual Meeting virtually, via a live webcast. The electronic webcast meeting will afford stockholders the same rights and access as if the meeting were held in person, including the ability to vote shares electronically during the meeting.

The meeting will be held at 10:00 a.m. Eastern Time on March 13, 2025, conducted via live webcast at www.virtualshareholdermeeting.com/NFG2025. The matters on the agenda for the meeting are outlined in the enclosed Notice of Annual Meeting and Proxy Statement.

At the meeting, you will be asked to consider and vote on three proposals, all as explained in more detail in the proxy statement: (1) the election of eleven directors; (2) advisory approval of named executive officer compensation; and (3) ratification of the appointment of the Company’s independent public accounting firm. Your Board of Directors unanimously recommends that you vote FOR each of the director nominees and FOR proposals 2 and 3.

So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred methods of voting are by telephone, by Quick Response Code (“QR Code”) or by Internet as described on the proxy card. These methods are both convenient for you and reduce the expense of soliciting proxies for the Company. If you prefer not to vote by telephone, QR Code or the Internet, please complete, sign and date your proxy card and return it by mail. The Proxies are committed by law to vote your shares as you instruct on the proxy card, by telephone, by QR Code or by Internet.

Your vote is always important. Stockholder voting is the primary means by which stockholders can influence a company’s operations and its corporate governance. In fact, stockholders who do vote can influence the outcome of proposals in greater proportion than their percentage share ownership.

Please make your voice heard by voting your shares.

Even if you plan to attend the Annual Meeting virtually, we encourage you to promptly vote your shares in advance of the meeting, by telephone, by QR Code or by Internet, or to complete, sign, date and return your proxy card. If you later wish to vote at the Annual Meeting, you can revoke your proxy by giving written notice to the Secretary of the Annual Meeting and/or the Trustee (as described in the proxy statement), and/or by casting your ballot at the Annual Meeting.

Please review the proxy statement and take advantage of your right to vote.

Sincerely yours,

David P. Bauer

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held on March 13, 2025

To the Stockholders of National Fuel Gas Company:

Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company (the “Company”) will be held at 10:00 a.m. Eastern Time on March 13, 2025, conducted via live webcast at www.virtualshareholdermeeting.com/NFG2025. At the meeting, action will be taken with respect to:

(1)	The election of eleven directors to hold office for one-year terms, as provided in the attached proxy statement and until their respective successors have been elected and qualified;

(2)	Advisory approval of named executive officer compensation;

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2025;

and such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on January 13, 2025, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Reville

General Counsel and Secretary

January 24, 2025

Attending the Annual Meeting

National Fuel Gas Company is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast. Stockholders will not be able to attend the meeting in person.

Please visit www.virtualshareholdermeeting.com/NFG2025 in order to attend and to participate in the virtual meeting, where you will be prompted to enter the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee.

If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website, although we encourage you to vote in advance of the meeting. Only stockholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins.

Your Vote is Important

Please vote by telephone, by QR Code or by Internet.

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares by telephone, by QR Code or by Internet as described in the proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the proxy/voting instruction card by mail.

Why Your Vote is Important

Q: Who is asking for my vote and why am I receiving this document?

A: The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this proxy statement. This proxy statement is a document that Securities and Exchange Commission regulations require we give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q: How many shares are not voted at the Annual Meeting on non-routine matters (proposals other than the ratification of accountant)?

A: At recent Annual Meetings, approximately 10% to 20% of our shares have not been voted on non-routine matters. IF YOU HOLD YOUR SHARES AT A BROKERAGE FIRM, YOU MUST TELL YOUR BROKER HOW TO VOTE YOUR SHARES. Since 2010, brokers have not been able to vote customer shares on non-routine matters. Stockholder voting is the primary means by which stockholders can influence a company’s operations and its corporate governance, so your vote is important.

Q: How can I vote?

A: To reduce costs and conserve resources, we send some of our stockholders a notice advising them that our materials for this meeting are available on the Internet. The notice contains instructions to (i) electronically access the materials; (ii) vote via the Internet; and (iii) request a paper copy of the materials by mail, if desired. Other stockholders have received our proxy materials by U.S. mail. In either case, there are four ways to vote by proxy:

•	Vote by Phone by calling 1-800-690-6903: You will need information from your proxy card to vote; have it available and follow the instructions provided.

•	Vote by scanning the Quick Response Code (“QR Code”) on the proxy card: By accessing the QR site through the proxy card you can vote your shares.

•	Vote by Internet by going to www.proxyvote.com: You will need information from your proxy card to vote; have it available and follow the instructions provided.

•	Vote by Mail: Complete and return the proxy card in the prepaid and addressed envelope.

You may also vote at the Annual Meeting. However, if you are the beneficial owner of the shares, you must obtain a legal proxy from the stockholder of record, usually your bank or broker. A legal proxy identifies you, states the number of shares you own, and gives you the right to vote those shares. Without a legal proxy we cannot identify you as the owner and will not know how many shares you have to vote.

To attend and vote at the Annual Meeting, you will need the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee.

Please visit www.virtualshareholdermeeting.com/NFG2025 on the date and at the time specified in the Notice of Annual Meeting of Stockholders. You will be prompted to enter your 16-digit control number to attend the meeting.

Your Vote is Important! Please vote by phone, by QR Code or by Internet, or complete, sign, date and return your proxy card.

National Fuel Gas Company | 2025 PROXY STATEMENT	i

Proxy Summary

This proxy statement contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements should be read with the cautionary statements and important factors included under the heading “Safe Harbor for Forward-Looking Statements” in National Fuel Gas Company’s (“National Fuel” or the “Company”) Form 10-K at Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the information included in the Company’s Form 10-K at Item 1A “Risk Factors”. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, statements regarding future prospects, plans, objectives, goals, projections, estimates of oil and gas quantities, emissions reduction targets, strategies, future events or performance and underlying assumptions, capital structure, anticipated capital expenditures, completion of construction projects, projections for pension and other post-retirement benefit obligations, impacts of the adoption of new authoritative accounting and reporting guidance, and possible outcomes of litigation or regulatory proceedings, as well as statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions.

Proxy Statement Overview and Fiscal 2024 Summary

This overview and summary highlights information contained elsewhere in this proxy statement and also includes certain additional information regarding business performance and corporate responsibility, including environmental, social and governance (“ESG”) matters. This overview and summary does not contain all of the information that you should consider, and you should read the Company’s 2024 Annual Report and this entire proxy statement carefully before voting.

Annual Meeting Voting Matters

The table below summarizes the matters that will be subject to the vote of stockholders at the 2025 Annual Meeting of Stockholders of National Fuel Gas Company:

PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE NUMBER (for additional details)

1. Election of Directors	FOR ALL NOMINEES	Page 14

2. Advisory Approval of Named Executive Officer Compensation	FOR	Page 82

3. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Page 83

National Fuel Gas Company | 2025 PROXY STATEMENT	1

Proxy Summary

Annual Meeting of Stockholders

DATE AND TIME March 13, 2025 at 10:00 a.m. Eastern Time	WEBSITE www.virtualshareholdermeeting.com/NFG2025	RECORD DATE January 13, 2025

Voting Details

Stockholders as of the record date are entitled to one vote for each share of common stock for each director nominee and each other proposal to be voted.

Voting Deadline

Votes must be received by March 12, 2025 (unless attending virtually). For stock that is held in employee benefit plans votes must be received by noon on March 11, 2025.

Attending the Virtual Meeting

National Fuel stockholders as of the record date are entitled to attend the annual meeting virtually. To participate in the meeting, please visit www.virtualshareholdermeeting.com/NFG2025, where you will be prompted to enter the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee. Please see “Attending the Meeting” on page 12.

National Fuel Gas Company Fiscal 2024 Summary

Fiscal 2024 continued National Fuel’s positive momentum with strong execution across each of our segments. Within our Pipeline and Storage segment, National Fuel Gas Supply Corporation (“Supply”) concluded its rate proceeding at the Federal Energy Regulatory Commission (“FERC”), with increased rates effective February 2024. These new rates are expected to add $56 million in annualized revenue and contributed to the 9% revenue growth in this segment during the year.

In our Utility segment, earnings increased by approximately 18% over the prior year, driven by National Fuel Gas Distribution Corporation’s (“Distribution”) settlement of a rate proceeding in its Pennsylvania jurisdiction, effective August 2023. Furthermore, in December 2024, the New York Public Service Commission approved a three-year settlement of Distribution’s rate proceeding in its New York jurisdiction, which is expected to add $57 million to annual base rates in fiscal 2025, effective January 2025.

Turning to our Appalachian natural gas development program, in fiscal 2024, Seneca and National Fuel Gas Midstream Company, LLC (“Midstream”), our gathering business, completed their transition to a development plan substantially focused on the Company’s Eastern Development Area (“EDA”) acreage in Pennsylvania. Since commencing this transition in mid calendar year 2023, Seneca has achieved continued strong well results, driving record production and gathering throughput, and a meaningful improvement in capital efficiency.

Further, in 2024 National Fuel maintained and enhanced its long-standing commitment to returning cash to shareholders by announcing its 54th consecutive dividend increase, to an annual rate of $2.06 per share, and a new $200 million share repurchase program. This combination of meaningful growth potential and commitment to shareholder returns puts National Fuel in a position to deliver meaningful shareholder value over the years to come.

2	National Fuel Gas Company | 2025 PROXY STATEMENT

Proxy Summary

2024 Financial and Operating Highlights

Increased Dividend for 54th Consecutive Year

In June, the Board of Directors increased the Company’s annual dividend rate by 4% to $2.06 per share, continuing our long track record of consecutive dividend increases and our 122nd year of uninterrupted dividend payments.

Authorized $200M Share Repurchase Program

In March, the Board of Directors authorized a $200 million share repurchase program, and the Company repurchased $65 million of common stock during fiscal 2024. The Company views the share buyback program as an opportunistic way to enhance shareholder returns.

Record Natural Gas Production and Gathering Throughput

Seneca’s net production increased to 392 billion cubic feet equivalent (“Bcfe”), up 5% from the prior year, driving a corresponding 6% increase in Gathering segment throughput and revenue.

Increasing Capital Efficiency

Seneca improved its capital efficiency in fiscal 2024, as it increased production while meaningfully reducing capital expenditures. This increased capital efficiency, a trend expected to continue in the years to come, is a testament to our dedicated employees and high-quality acreage in the EDA.

Strong Regulated Business Results Driven by Recent Ratemaking Activity

Pipeline and Storage segment revenues increased $33.2 million, or 9%, from the prior year, primarily due to the settlement of the Supply rate case, which led to increased rates effective February 2024.

Utility segment net income increased $8.7 million, or 18%, compared to the prior year, largely attributable to the continued impact of a rate settlement in Distribution’s Pennsylvania service territory, effective August 2023. Also, in December 2024, Distribution received approval of a three-year settlement of a rate proceeding in its New York jurisdiction. This settlement includes an $86 million annual revenue requirement increase over three years, with the first-year impact of $57 million in fiscal 2025 and the remainder in fiscal 2026 and 2027.

Gathering Assets Re-verified Under Equitable Origin Standard and Seneca Achieved Re-certification Under MiQ

In October, the Company announced that 100% of Midstream’s assets, which gather approximately 1.2 Bcfe of natural gas daily, achieved re-verification under Equitable Origin’s EO100TM Standard for Responsible Energy Development. Seneca also announced it had been re-certified by MiQ and was awarded an “A” grade (the highest certification level available) for 100% of its Appalachian natural gas production assets, which produce over 1 billion cubic feet of gross production per day.

National Fuel Gas Company | 2025 PROXY STATEMENT	3

Proxy Summary

Our Commitment to Corporate Responsibility

Publication of Annual Corporate Responsibility Report

In September, National Fuel issued its annual Corporate Responsibility Report, which highlights the Company’s ongoing initiatives to support the long-term sustainability of its integrated natural gas business, including its emissions reduction metrics. The Company’s Corporate Responsibility disclosures are aligned with the Sustainability Accounting Standards Board (SASB) framework for each of the Company’s principal business segments, as well as the Task Force on Climate-Related Financial Disclosures (TCFD).

Governance	Sustainability	Human Capital	Community

✓  Board Oversight: Corporate Responsibility and Sustainability oversight via Nominating/Corporate Governance Committee

✓  Regular Board-Level Discussion: Board receives quarterly reports from management regarding corporate responsibility and sustainability

✓  Establishment of Management-Level Committees: Corporate Responsibility Executive and Management Committees devoted to corporate responsibility initiatives and disclosures

✓  Short-term Executive Compensation Metrics: Executive compensation tied to safety, environmental stewardship and human capital

✓  Long-term Executive Compensation Metrics: Executive compensation tied to GHG and methane intensity emissions reduction targets

✓  Progress Towards Emissions Reduction Goals: Disclosed ongoing sustainability initiatives driving progress towards significant methane intensity reduction targets for each business, as well as an absolute GHG emissions target for the consolidated Company

✓  Third Party Emissions Verification: Independent third-party verification of Scope 1 and 2 emissions

✓  Evaluating Energy Transition Opportunities: Specialized teams focused on Hydrogen; Carbon Capture, Utilization and Storage; Renewable Natural Gas; and Geothermal, with executive oversight by the Company’s Energy Transition Steering Committee

✓  Focused on Biodiversity: Procedures in place for each segment to protect the environment and mitigate biodiversity impacts

✓  Waste Management Disclosure: Quantitative disclosures surrounding waste management, reduction/prevention, and recycling

✓  Safety is a Core Value: Continuing to build a culture focused on safety and inclusion for our ~2,300 employees

✓  Disclosure of Key Diversity Metrics: Disclosure of workforce demographic data, including gender and racial/ethnic minority diversity and retention data (by EEO-1 job category)

✓  Career Development and Succession Planning: Professional development opportunities and continuous talent review and succession planning

✓  Fostering an Inclusive Workplace: Continued employee engagement, inclusive onboarding experience and benefits, and voluntary employee-led Employee Resource Groups create an inclusive work environment that is reinforced through policies and employee trainings

✓  Prioritizing Service Affordability and Reliability: Customers continue to benefit from regional natural gas shale development and Company investments in the safety, reliability and integrity of our system and assets

✓  Support of Local Vendors: Approximately $996 million paid to local vendors and contractors in New York and Pennsylvania over the last five years

✓  Long-Standing Corporate Giving Program: Company Foundation matches employee donations, dollar for dollar, up to $1,000 per employee through the Employee Charitable Giving Program

✓  Meaningful Community Volunteering Opportunities: Employees provided nearly 3,900 volunteer hours across several company-coordinated volunteer opportunities in 2024

✓  Significant Community Impact: Community impact dollars exceeding $1.6 billion in 2024, as graphically depicted below

4	National Fuel Gas Company | 2025 PROXY STATEMENT

Proxy Summary

Our Diverse, Experienced, and Independent Board of Directors

National Fuel’s commitment to diversity also extends to our Board of Directors. Our Board has continued its commitment to attracting and retaining qualified, diverse directors whose expertise and professional characteristics align with the Company’s long-term business strategy.

Focused on Board Diversity

Our Nominating/Corporate Governance Committee, chaired by Rebecca Ranich, makes recommendations to the full Board on nominees for director positions, and has invited qualified gender and racially diverse candidates to stand for election to the Board, with successful results. Three of the Company’s last six directors to join the Board have increased Board diversity. While currently at a full complement of directors, the Board will continue its efforts, when vacancies arise, to attract qualified, diverse candidates whose expertise and personal characteristics align with the Company’s long term business strategy.

National Fuel Gas Company | 2025 PROXY STATEMENT	5

Proxy Summary

Extensive Experience

The Company’s Board of Directors consists of individuals with extensive and diverse leadership experience within the energy industry, as well as complementary industries, including manufacturing and consulting. Our eleven Board members have experience in the areas depicted below, among others:

Strong Corporate Governance Practices

Our Board has implemented strong governance practices, including maintaining a significant complement of independent directors (currently ten out of eleven directors), designating a Lead Independent Director, holding regular meetings of the non-management and/or independent directors, separating the roles of Chairman of the Board and Chief Executive Officer, and providing a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials.

6	National Fuel Gas Company | 2025 PROXY STATEMENT

Proxy Summary

Active Oversight

The Board actively oversees management of the business and affairs of the Company, engaging with the executive team on important matters throughout the year. For example, in connection with the Board’s self-evaluation process, the Board identified industry-specific accounting practices as an area of interest. In response, management organizes presentations periodically to the Board reviewing the accounting treatment for key financial statement items, such as asset impairments, plugging and abandonment costs, and other, related matters unique to the Company’s various business operations.

At each quarterly meeting of the Board, management provides an update on each business segment, covering operations, financial performance, and regulatory and legislative matters. In addition, as a regular agenda item, management provides a closer look at specific parts of the business. At a recent meeting, for example, management made a detailed presentation on gathering system projects serving the Company’s production areas. In addition, as part of the Company’s practice of regularly updating the directors on safety matters, management provided a presentation detailing the Company’s incident response simulations.

National Fuel Gas Company | 2025 PROXY STATEMENT	7

Proxy Summary

Proposal 1 — Election of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

Nominees for one-year term:

David H. Anderson — age 63

Principal Occupation: Chief Executive Officer of Northwest Natural Holding Company

Expertise: Leadership, Industry, Environmental, SEC Financial Expert

David P. Bauer — age 55

Principal Occupation: President and Chief Executive Officer of National Fuel Gas Company

Expertise: Leadership, Industry, Financial, Regional

Barbara M. Baumann — age 69

Principal Occupation: President, Cross Creek Energy Corporation

Expertise: Leadership, Exploration and Production, Investment Advisory, SEC Financial Expert

David C. Carroll — age 68

Principal Occupation: Former President and Chief Executive Officer of GTI Energy

Expertise: Leadership, Industry, Energy Transition/Technology

Steven C. Finch — age 66

Principal Occupation: Former President of Manufacturing and Community Engagement, Viridi Parente, Inc.

Expertise: Leadership, Manufacturing, Capital and Labor Management, Energy Transition/Sustainability, Regional

Joseph N. Jaggers — age 71

Principal Occupation: Former President, Chief Executive Officer and Chairman of Jagged Peak Energy Inc.

Expertise: Leadership, Exploration and Production

Rebecca Ranich — age 67

Principal Occupation: Former Director of Deloitte Consulting, LLP

Expertise: Leadership, Industry, Sustainability, Technology, Energy Transition

Jeffrey W. Shaw — age 66

Principal Occupation: Former President and Chief Executive Officer, Southwest Gas Corporation

Expertise: Leadership, Industry, SEC Financial Expert

Thomas E. Skains — age 68

Principal Occupation: Former President and Chief Executive Officer, Piedmont Natural Gas Company

Expertise: Leadership, Industry, Regulatory

David F. Smith — age 71

Principal Occupation: Chairman of the Board and Former Chief Executive Officer of National Fuel Gas Company

Expertise: Leadership, Industry

Ronald J. Tanski — age 72

Principal Occupation: Former President and Chief Executive Officer, National Fuel Gas Company

Expertise: Leadership, Industry, Financial

For complete information on this proposal, please refer to page 14 and following.

8	National Fuel Gas Company | 2025 PROXY STATEMENT

Proxy Summary

Proposal 2 — Advisory Approval of Named Executive Officer Compensation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

This proposal allows stockholders to take part in a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “say-on-pay” vote). The summary below and the discussion in the Compensation Discussion and Analysis provide information about the Company’s named executive officer compensation programs. Unless otherwise indicated, we intend capitalized and abbreviated terms to have the same meaning in this section as in the Compensation Discussion and Analysis.

Objectives of the Compensation Committee

When setting compensation for the Company’s named executive officers, the Compensation Committee’s primary goal is to provide balanced incentives for creating value for stockholders in both the near-term and long-term. In order for this to occur, the Compensation Committee awards a combination of cash and equity components that are designed to:

➢	Focus management efforts on both near-term and long-term drivers of stockholder value, including financial, safety, environmental, and customer service metrics;

➢

Tie executive compensation to long-term total shareholder return (“TSR”), long-term total return on capital (“ROC”), and long-term sustainability, by linking a significant portion of named executive officers’ potential compensation to the future price of the Company’s common stock (and the payment of dividends) and the future returns on capital achieved by the Company, both relative to peers, and to future reductions in GHG emissions and methane intensity levels; and

➢	Attract, motivate, reward and retain management talent in the highly competitive energy industry in order to achieve the objectives that contribute to the overall success of the Company.

Main Elements of Compensation

The Compensation Committee has developed the Company’s compensation policies and procedures to align the interests of named executive officers with those of the Company’s stockholders and, where appropriate, other stakeholders, including customers. The main elements of the named executive officer compensation program are as follows:

BASE SALARY (CASH) Provides a predictable base compensation for day-to-day job performance;

SHORT-TERM

PERFORMANCE

INCENTIVES (CASH)

Utilizes metrics specific to each
executive in order to motivate

them to deliver near-term

financial, operational, and

ESG results, generally over a period

that is no longer than two years; and

LONG-TERM PERFORMANCE

INCENTIVES (EQUITY)

Focuses the attention of

executives on delivering long-

term stockholder value and on
maintaining a significant personal
investment in the Company

through stock ownership.

Executive Compensation Aligned with Stockholders’ Interests

The Company recognizes and rewards named executive officers through compensation arrangements that directly link executive pay to the Company’s performance, and we seek to help ensure a strong alignment of interests with our stockholders by including a significant amount of equity in the overall mix of pay. As shown in the chart below, which includes the fiscal 2024 target compensation mix for the CEO and an average for the other four named executive officers, 84% of the target compensation of David Bauer, the Company’s CEO, was at-risk or variable compensation, with 63% tied to equity (in the form of performance shares and restricted stock units), and 21% tied to cash-based incentive awards subject to short-term performance goals.

National Fuel Gas Company | 2025 PROXY STATEMENT	9

Proxy Summary

FISCAL 2024 TARGET COMPENSATION MIX
CEO
16%
21%
42%
21%
84%
AT-RISK/
VARIABLE
COMPENSATION
Average for Other Named Executive Officers
17%
15%
49%
19%
83%
AT-RISK/
VARIABLE
COMPENSATION
Base Salary
Annual Incentive Plan
Performance Shares
Time-based RSUs

2024 Say-on-Pay Vote and Stockholder Engagement

The 2024 say-on-pay advisory vote yielded a result of 96.4% of votes cast in support of the compensation of the Company’s named executive officers. The Board considered this outcome another indicator of strong stockholder support for the overall philosophy and structure of the Company’s executive compensation policies and decisions. Given the high approval percentage of the vote, the Compensation Committee did not make any significant changes to the executive compensation program that were based on the results of the 2024 say-on-pay advisory vote.

From time to time members of Company management have held meetings with some of the Company’s largest stockholders to obtain feedback on matters of interest to them. The Board has directed management to continue to engage as appropriate with interested stockholders, and to inform it of any requests for meetings with members of the Board. The Board and management believe that engagement with stockholders facilitates important dialogue from which we gather various important viewpoints.

The Board of Directors believes that the Company’s compensation policies and practices, as developed following engagement with stockholders, including with respect to ESG factors, encourage a culture of pay for performance and are strongly aligned with the interests of the Company’s stockholders. Accordingly, the Board recommends a vote FOR the advisory approval of named executive officer compensation.

For complete information on this proposal, please refer to the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, starting at page 41, and to the proposal at page 82.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

As a matter of good governance, it is important that stockholders vote to ratify the selection of the Company’s independent auditor. The Company has selected PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2025.

For complete information on this proposal, please refer to page 83.

10	National Fuel Gas Company | 2025 PROXY STATEMENT

General Information

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

PROXY STATEMENT

Introduction

This proxy statement is furnished to the holders of National Fuel Gas Company (“National Fuel” or the “Company”) common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 13, 2025, or any adjournment or postponement thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders or made available on the Internet on or about January 24, 2025.

Solicitation of Proxies

All costs of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018, has been retained to assist in the solicitation of proxies by mail, telephone, and electronic communication and will be compensated in the estimated amount of $18,500 plus reasonable out-of-pocket expenses. A number of regular employees of the Company and its subsidiaries, and one or more retirees of the Company and its subsidiaries, may solicit proxies in person, by telephone or by other methods. Costs, if any, associated with solicitation by retirees are expected to be de minimis.

Record Date, Outstanding Voting Securities and Voting Rights

Only stockholders of record at the close of business on January 13, 2025, will be eligible to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, 90,552,173 shares of Common Stock were issued and outstanding. The holders of 45,276,087 shares will constitute a quorum at the meeting.

Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. Shares may not be voted unless the owner is present or represented by proxy. In order to grant a proxy, a stockholder can use the telephone, QR Code or Internet voting procedures or return a signed proxy card. All shares that are represented by effective proxies received by the Company in time to be voted shall be voted by the authorized Proxy at the Annual Meeting or any adjournment or postponement thereof.

If you hold your shares through a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If you do not give the broker specific instructions on how you would like your shares to be voted, your broker may only vote your shares on “routine” matters, such as Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm. However, your broker is prohibited from voting uninstructed shares on “non-routine” matters such as Proposal 1 — Election of Directors and Proposal 2 — Advisory Approval of Named Executive Officer Compensation. The absence of voting instruction results in what is called a “broker non-vote” on those proposals and will not be counted. Your vote is important. PLEASE MAKE YOUR VOICE HEARD BY VOTING YOUR SHARES ON THESE IMPORTANT MATTERS.

Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and therefore will not have the effect of a vote cast for or against any proposal.

National Fuel Gas Company | 2025 PROXY STATEMENT	11

General Information

The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof, respecting: (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior annual meeting of stockholders; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any stockholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s (the “SEC”) proxy rules; and (v) all matters incident to the conduct of the meeting.

With respect to Proposal 1, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director. Approval of each of Proposals 2 and 3 requires a majority of the votes cast by the holders of shares of Common Stock entitled to vote on the proposal.

Attending the Meeting

The Company is holding the Annual Meeting in a virtual meeting format only on March 13, 2025 at 10:00 a.m. Eastern Time. Stockholders as of the close of business on January 13, 2025, the record date, are entitled to participate in the Annual Meeting, including to vote their shares and ask questions.

To participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/NFG2025, where you will be prompted to enter the 16-digit control number found on your proxy card or your voting instruction form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to participate in the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website.

Questions for the Meeting

Stockholders as of the record date who participate in the virtual Annual Meeting using their control number (as described above) will have an opportunity to submit questions during the meeting. The Company will try to answer as many stockholder-submitted questions that comply with the posted rules of conduct as time permits. If the Company receives substantially similar questions, the Company will group such questions together and provide a single response to avoid repetition.

Additional Information about the Meeting

Additional information regarding the rules of conduct and procedures for participating in the virtual Annual Meeting will be posted prior to and during the meeting at www.virtualshareholdermeeting.com/NFG2025.

Revoking a Proxy

Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to National Fuel Gas Company, Attn: Michael W. Reville, Secretary of the Company, 6363 Main Street, Williamsville, NY 14221, by voting a subsequent proxy by phone, QR Code or by Internet, or by filing written revocation at the meeting with Mr. Reville, Secretary of the meeting, or by casting a ballot at the meeting. If you are an employee stockholder or retired employee stockholder, you may revoke voting instructions given to Vanguard Fiduciary Trust Company (the “Trustee”) by following the instructions under “Employee and Retiree Stockholders” in this proxy statement.

Employee and Retiree Stockholders

If you are a participant in the Company’s Employee Stock Ownership Plan or any of the Company’s Tax-Deferred Savings Plans (the “Plans”), the proxy card will also serve as a voting instruction form to instruct the Trustee as to how to vote your shares. All shares of Common Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of the Employee Retirement Income Security Act (“ERISA”). If the voting instruction form is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee and the Proxies to vote FOR all of the director nominees named in this

12	National Fuel Gas Company | 2025 PROXY STATEMENT

General Information

proxy statement, FOR Proposal 2, and FOR Proposal 3. Participants in the Plan(s) may also provide those voting instructions by telephone, QR Code or the Internet. Those instructions may be revoked by re-voting or by written notice to the Trustee on or before noon on March 11, 2025 in care of the following address:

To: Vanguard Fiduciary Trust Co.

c/o National Fuel Gas Company

Attn: Legal Department

6363 Main Street

Williamsville, NY 14221

Multiple Copies of Proxy Statement

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, some stockholders of record who have the same address and last name may receive only one copy of the proxy statement and the Company’s annual report. However, if any stockholder wishes to revoke consent for householding and receive a separate annual report or proxy statement for the upcoming Annual Meeting or in the future, he or she may telephone, toll-free, 1-866-540-7095. The stockholder will need their 16-digit control number and should simply follow the prompts. Stockholders may also write Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers if they are the beneficial holders, or by contacting Broadridge at the address provided above if they are the record holders. This procedure will reduce our printing costs and postage fees and reduce the quantity of paper arriving at your address.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect your dividend check mailings.

For additional information on householding, please see “IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS” in this proxy statement.

Other Matters

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Proxies will vote in their discretion on such matter.

Annual Report

Mailed herewith or made available on the Internet is a copy of the Company’s Annual Report for the fiscal year ended September 30, 2024 (“fiscal 2024”). The Company will furnish any exhibit to its Form 10-K upon request to the Secretary at the Company’s principal office, and upon payment of $5 per exhibit.

National Fuel Gas Company | 2025 PROXY STATEMENT	13

Proposal 1. Election of Directors

Your Company’s Board of Directors is a multi-disciplined cohesive and engaged group whose experiences reflect the integrated nature of the Company’s business. The following matrix summarizes the key skills, attributes and experiences of each of our directors that are most relevant to their board service. The matrix is not intended to list each and every skill, experience or other attribute of our directors. The diversity and breadth of knowledge, skill, experience, and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board. To that end, we believe that each of the Company’s directors makes unique, valuable and substantial contributions to the Board and the leadership of our Company.

A biography for each director, including detailed qualifications, is included beginning on page 16.

Independent	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Senior Leadership	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Energy Industry	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑

Other Public Company Board	🌑		🌑		🌑	🌑	🌑	🌑	🌑		🌑

Operational/Safety	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Legal/Regulatory/Government Relations	🌑	🌑		🌑				🌑	🌑	🌑	🌑

Risk Management	🌑	🌑	🌑			🌑	🌑	🌑	🌑	🌑	🌑

Consumer/Customer Relations	🌑	🌑			🌑			🌑	🌑	🌑	🌑

Financial/Accounting	🌑	🌑	🌑					🌑			🌑

Environmental/Sustainability/Energy Transition	🌑			🌑	🌑		🌑

Age(1)	63	55	69	68	66	71	67	66	68	71	72

Tenure(1)	6	5	5	13	7	10	9	11	8	18	11

Gender Diversity			🌑				🌑

Racial/Ethnic Diversity					🌑

(1)	As of March 13, 2025 (Annual Meeting).

Your Board of Directors has continued its efforts to attract qualified, diverse candidates whose expertise and personal characteristics align with the Company’s long-term business strategy. Our Nominating/Corporate Governance Committee, which makes recommendations to the full Board on nominees for director positions, has invited qualified gender and racially diverse candidates to stand for election to the Board, with successful results. Three of the Company’s last six directors to join the Board have increased Board diversity.

14	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 1. Election of Directors

Nominees for Election as Directors at the 2025 Annual Meeting of Stockholders

At the Annual Meeting, 11 individuals will be elected to serve as directors for one-year terms expiring in 2026. The nominees for the 11 directorships are: David H. Anderson, David P. Bauer, Barbara M. Baumann, David C. Carroll, Steven C. Finch, Joseph N. Jaggers, Rebecca Ranich, Jeffrey W. Shaw, Thomas E. Skains, David F. Smith and Ronald J. Tanski. The nomination process is discussed under “Process for Nominating Directors” below.

Directors hold office until the next annual meeting following their election and until their respective successors are elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office.

It is intended that the Proxies will vote for the election of each of the Company’s nominees, unless the Proxies are otherwise directed by the stockholders. Although the Board has no reason to believe that any of the nominees will be unavailable for election or service, stockholders’ proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve, or for good cause will not serve. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

National Fuel Gas Company | 2025 PROXY STATEMENT	15

Proposal 1. Election of Directors

The Board of Directors recommends that you vote FOR the election of each of the 11 nominees named below.

David H. Anderson

AGE: 63

DIRECTOR SINCE:

2019

BOARD COMMITTEES:

•  Audit

•  Compensation

•  Financing

PUBLIC COMPANY DIRECTORSHIPS

Northwest Natural Holding Company

EDUCATION:

•  Texas Tech University, B.B.A. in Accounting

•  Certified Public Accountant (retired)

•  Chartered Global Management Accountant

Independent Director

With senior executive leadership experience in the natural gas, electric and water industries and a strong background in financial and operational management, Mr. Anderson brings critical insights on the Company’s business operations, risk management, and financial positioning. Mr. Anderson has spent decades in highly regulated industries, enabling him to provide valuable perspective and management oversight of public policy, government relations, and regulatory compliance. As a retired Certified Public Accountant and a former Chief Financial Officer, Mr. Anderson qualifies as a financial expert and contributes valuable expertise to overseeing the Company’s financial reporting. His involvement with Northwest Natural Renewables, LLC, a subsidiary of Northwest Natural Holding Company focused on developing cost-effective solutions designed to decarbonize a variety of sectors, and his past service on Oregon’s Global Warming Commission, enable him to contribute critical environmental stewardship and sustainability perspective to the Board’s oversight of the Company’s growth strategy.

Professional and Educational Background

Mr. Anderson currently serves as the CEO and director of Northwest Natural Holding Company (NYSE: NWN) and Northwest Natural Gas Company, a utility serving the natural gas needs of approximately two million people with one of the most modern pipeline systems in the nation. Since joining Northwest in 2004, Mr. Anderson has held a number of executive leadership positions, including COO, CFO, and President. Previously, he served as Senior Vice President and CFO at TXU Gas Company and as Chief Accounting Officer at TXU Corporation, an energy services company.

Mr. Anderson serves as a director of the American Gas Association, where he was past Chair of the Board and Co-Chair of the AGA Clean Energy Task Force.

Mr. Anderson is a Certified Global Management Accountant and retired Certified Public Accountant. He holds a B.B.A. in Accounting from Texas Tech University.

16	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 1. Election of Directors

David P. Bauer

AGE: 55 DIRECTOR SINCE: 2020 BOARD COMMITTEES: • Executive • Financing EDUCATION: Boston College, B.S. in Accounting

President and Chief Executive Officer, National Fuel Gas Company

As the Company’s President and CEO, Mr. Bauer brings to the Board substantial management experience and in-depth knowledge of the Company’s operations and strategic direction. A member of the executive team since 2004, Mr. Bauer has served in numerous positions with the Company and its operating subsidiaries. His vision and strategic leadership are key to the Company’s infrastructure modernization and expansion projects, and he has overseen the continued growth of the Company’s Appalachian development program while maintaining the Company’s position of fiscal strength. Additionally, his robust financial knowledge of the Company, combined with more than a decade of experience with a leading global public accounting firm, enables him to provide critical insights to the Board on capital allocation, risk management, and investment strategies.

Professional and Educational Background

Mr. Bauer has been President and CEO of the Company since 2019. He joined the Company in 2001 and has held several leadership positions, including President of National Fuel Gas Supply Corporation, from 2016 to 2019, Treasurer and Principal Financial Officer from 2010 to 2019, and Assistant Treasurer or Treasurer of the Company’s various operating subsidiaries from 2004 to 2019. Prior to joining National Fuel, he served in public accounting at PricewaterhouseCoopers LLP (PwC) from 1991 to 2001.

Mr. Bauer is a director of the American Gas Association and lnvest Buffalo Niagara, a business association that promotes and facilitates business growth in Western New York, the location of the Company’s headquarters and several key subsidiary operations.

Mr. Bauer received a B.S. from Boston College.

National Fuel Gas Company | 2025 PROXY STATEMENT	17

Proposal 1. Election of Directors

Barbara Baumann

AGE: 69

DIRECTOR SINCE:

2020

BOARD COMMITTEES:

•  Audit

•  Financing

PUBLIC COMPANY

DIRECTORSHIPS

Devon Energy Corporation

EDUCATION:

•  Mount Holyoke College, B.A.

•  Wharton School of the University of Pennsylvania, MBA

Independent Director

Ms. Baumann contributes to the Board extensive industry experience in the oil and gas exploration and production (E&P) sector. She also has prior public company board experience with a utility, a midstream entity, and several E&P companies. Her career includes senior executive leadership roles with a global oil company, a private equity firm investing in energy companies and the founding of her own energy advisory firm. Throughout these roles, Ms. Baumann acquired extensive skills and experience in strategic planning, capital markets, operations, natural gas marketing and human resources management. Ms. Baumann also served in various corporate finance roles, including Chief Financial Officer of Ecova Corporation, Amoco’s wholly owned environmental remediation business, which qualifies her as a financial expert and enhances the Board’s oversight of the Company’s financial reporting and risk management. Her experience as an independent trustee of a large family of mutual funds provides valuable insight into the perspective of institutional stockholders.

Professional and Educational Background

Prior to founding her own energy advisory firm focused on the domestic oil and gas industry in 2003, Cross Creek Energy, Ms. Baumann served as Executive Vice President of Associated Energy Managers, an energy-focused private equity firm. Ms. Baumann launched her career in the energy sector at Amoco (later BP Amoco) in 1981, where she held several leadership positions of increasing responsibility in finance and operations, including Chief Financial Officer of Ecova Corp., BP Amoco’s environmental remediation business, and Vice President of Amoco’s San Juan Basin business unit.

Ms. Baumann is Chair of the independent Board of Trustees of Putnam Mutual Funds, and she also serves on the Board of Directors of Devon Energy Corporation (NYSE: DVN).

She holds a B.A. from Mount Holyoke College and an M.B.A. from the Wharton School of the University of Pennsylvania.

18	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 1. Election of Directors

David C. Carroll

AGE: 68

DIRECTOR SINCE:

2012

BOARD COMMITTEES:

•  Executive

•  Nominating/ Corporate Governance

EDUCATION:

•  University of Pittsburgh,
B.S. in Chemical
Engineering

•  Lehigh University, MBA

•  Stanford University
Graduate School of
Business, Stanford
Executive Program

.

Independent Director

Mr. Carroll brings to the Board over 30 years of experience driving innovative technologies that enable transformation of the global energy sector. He has a deep understanding of the industry’s regulatory and economic environments, and his technological and leadership experience provides insights into the risks and opportunities of the shift toward low-carbon fuels. Mr. Carroll also contributes to the Board his expertise in unconventional gas production, transmission, safety, reliability, and distribution pipeline integrity. He plays an active role in both the domestic and international natural gas business communities, providing the Board with a broad perspective on evolving public policy issues and the positioning of natural gas among future global energy supplies.

Professional and Educational Background

Mr. Carroll is the former President and CEO of GTI Energy, a leading research and training organization focused on developing, scaling, and deploying energy transition solutions. He led GTI from 2006 to 2022 and previously served as Vice President of Business Development from 2001-2006. Prior to joining GTI, he held several technical and management positions with industrial companies Praxair, lnc., Chicago Bridge & Iron, and Air Products and Chemicals, Inc.

Mr. Carroll currently serves as a trustee of the American Gas Foundation, an independent organization that provides research and information on energy matters affecting public policy, and as a strategic advisor to Inter-Atlantic Energy Capital Ventures, an early-stage technology venture fund focusing on the sustainability imperatives and digital transformation of the natural gas industry. He is also a member of the Technical Advisory Board of Mountain View Clean Energy, a start-up company working to advance low carbon hydrogen and related fuels worldwide.

Mr. Carroll has a B.S. in Chemical Engineering from the University of Pittsburgh and an M.B.A. from Lehigh University.

National Fuel Gas Company | 2025 PROXY STATEMENT	19

Proposal 1. Election of Directors

Steven C. Finch

AGE: 65

DIRECTOR SINCE:

2018

BOARD COMMITTEES:

•  Audit

•  Nominating/ Corporate Governance

PUBLIC COMPANY DIRECTORSHIPS

Allient Inc.

EDUCATION:

Kettering University
(formerly General
Motors Institute), B.S. in
Electrical Engineering

Independent Director

Mr. Finch is an experienced operational leader with a proven track record of guiding organizations through major corporate and industry-wide transformations. Over his 40-year career, he gained extensive expertise in operations, customer relations, and capital and labor management. As Plant Manager at a major General Motors engine plant, Mr. Finch played a critical role in navigating the workforce through significant change management initiatives, overseeing more than $3 billion in plant investments during the company’s reorganization. Mr. Finch has successfully managed highly technical manufacturing operations with a demonstrated commitment to safety, environmental sustainability, and cost-efficiency, which enables him to provide critical support to the Board’s oversight of the Company’s focus on sustainable operations, employee safety, and customer experience. Mr. Finch’s strong community involvement enhances his ability to advise the Board on local and regional issues and stakeholder engagement.

Professional and Educational Background

Mr. Finch is the former President of Manufacturing and Director of Community Engagement at Viridi Parente, a company focused on environmentally sustainable energy usage and storage products. He previously served as Senior Vice President of Automotive Services at AAA Western and Central New York. Prior to that, Mr. Finch spent more than 40 years at General Motors (NYSE: GM), including ten years as Plant Manager at the Tonawanda Engine Plant and multiple prior assignments with increasing responsibility at various GM facilities outside Western New York.

Mr. Finch is a member of the Board of Directors of Allient lnc. (NASDAQ: ALNT), a designer and manufacturer of precision and specialty-controlled motion components and systems.

He earned a B.S. in Electrical Engineering from the General Motors Institute.

20	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 1. Election of Directors

Joseph N. Jaggers

AGE: 71 DIRECTOR SINCE: 2015 BOARD COMMITTEES: • Audit • Compensation, Chair • Executive EDUCATION: United States Military Academy at West Point, B.S.

Independent Director

Mr. Jaggers brings more than 40 years of oil and gas industry experience to the Board, including a successful track record of operational efficiency and achievement of production and reserve growth. As a senior executive leader with a number of large, publicly traded exploration and production companies, Mr. Jaggers worked on various significant domestic and international assignments. These experiences contributed to his robust understanding of energy market cycles and dynamics, oil and gas operations, and asset evaluation, which enhances the Board’s oversight of the ongoing development of the Company’s natural gas assets and the evaluation of the continued advancement of its Appalachian drilling program.

Professional and Educational Background

Mr. Jaggers is the founder and former President, CEO and Chairman of Jagged Peak Energy Inc., an independent oil and natural gas exploration and production company, which was established in 2013. Previously, he served as President, CEO and director of Ute Energy, LLC, from 2010 until its sale in 2012. From 2006 to 2010, he served as director, President and COO of Bill Barrett Corporation. Throughout his career, Mr. Jaggers held a variety of leadership positions at energy and oil and gas companies, including Williams Companies, Barrett Resources, and BP Amoco (NYSE: BP).

Mr. Jaggers is past President of the Colorado Oil and Gas Association, past Executive Director of the lndependent Producers Association of the Mountain State, and an inductee into the Rocky Mountain Oil and Gas Hall of Fame.

He earned a B.S. from the United States Military Academy at West Point.

National Fuel Gas Company | 2025 PROXY STATEMENT	21

Proposal 1. Election of Directors

Rebecca Ranich

AGE: 67 DIRECTOR SINCE: 2016 BOARD COMMITTEES: • Audit • Nominating/Corporate Governance, Chair EDUCATION: • Northwestern University, B.A. in Soviet Studies • University of Detroit Mercy, MBA

Independent Director

Ms. Ranich contributes her extensive global energy industry expertise to the Board, providing deep insights into the regulatory and market forces shaping the ongoing energy transition. In her previous role as leader of Energy and Sustainability Investment Advisory Services for public sector clients at Deloitte Consulting, LLP, she provided counsel on more than $1 billion of investments, focusing on strategies related to mitigating risks associated with energy supply, demand, and climate change. She developed extensive risk oversight and operational expertise through her senior leadership roles managing cross-border energy and environmental engineering projects across Europe, Russia, and the Caspian region valued at over $40 billion. With her track record for establishing, building, and leading energy-focused businesses, Ms. Ranich brings critical strategic management skills to support the Board in its oversight of the Company’s strategy to remain a leader in safe, reliable, and sustainable energy.

Professional and Educational Background

Ms. Ranich is a former director of Deloitte Consulting, LLP, where she led the firm’s Energy and Sustainability Investment Advisory Services from 2005 to 2013. Previously, she served on the project management team of PSG international from 1999 to 2002, leading negotiations to implement the multi- billion dollar Trans-Caspian Gas Pipeline, and was Vice President at Michael Baker Corporation, an international engineering, energy, and environmental services firm, from 1992 to 1999. Ms. Ranich serves as a Strategic Advisory Board member at WAVE Equity Partners, a clean technology innovation investment group. She also serves on the Board of Directors of QiO Technologies, an artificial intelligence platform to optimize energy efficiency and operational performance in data centers and for Industrial Internet of Things (IIoT) applications. ln addition to being an investor in and advisor to emerging technology companies, she is a member of the Technology Commercialization Panel for the Johns Hopkins University Applied Physics Laboratory. She served as a director on a number of energy, oil and gas, and clean technology company boards, encompassing both public and private, domestic, and international companies, including: Questar Corporation (NYSE: STR), GTl Energy, Cardno Limited (an Australian infrastructure and environmental services company), and Uniper SE (a German power generation and energy supply chain corporation).

Ms. Ranich earned a B.A. from Northwestern University and an M.B.A from University of Detroit Mercy.

22	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 1. Election of Directors

Jeffrey W. Shaw

AGE: 66 DIRECTOR SINCE: 2014 BOARD COMMITTEES: • Audit, Chair • Nominating/ Corporate Governance EDUCATION: • University of Utah, B.S. in Accounting • Certified Public Accountant

Lead Independent Director

Mr. Shaw contributes to the Board his extensive executive leadership experience in the energy industry, obtained through his service as CEO of a publicly traded natural gas utility company. His background includes significant experience in accounting and finance, qualifying him as a financial expert, and in operations, risk management and compliance with state-level regulatory requirements. Throughout his career, Mr. Shaw played a prominent role in designing enterprise risk management processes and implementing critical safety policies and programs. He is also Certified Public Accountant (CPA) with prior experience in the audit division of a leading accounting firm, enabling him to play a key role in performing the Board’s audit and risk oversight functions.

Professional and Educational Background

Mr. Shaw served as CEO and director of Southwest Gas Corporation (NYSE: SWX) from 2004 to 2015. Joining Southwest in 1988, he held various senior positions with the company, including Director of Internal Audit, Vice President, Controller and Chief Accounting Officer, Vice President and Treasurer, Senior Vice President of Finance and Gas Resources and Pricing, and President. Mr. Shaw began his career at Arthur Andersen & Co. He is a member of the American Institute of Certified Public Accountants and the Nevada Society of CPAs.

Mr. Shaw is a former director of the American Gas Association and a former Chairman and director of the Western Energy Institute.

He earned a B.A. in Accounting from the University of Utah.

National Fuel Gas Company | 2025 PROXY STATEMENT	23

Proposal 1. Election of Directors

Thomas E. Skains

AGE: 68

DIRECTOR SINCE:

2016

BOARD COMMITTEES:

•  Compensation

•  Nominating/ Corporate Governance

PUBLIC COMPANY

DIRECTORSHIPS

•  Duke Energy Corporation

•  Truist Financial
Corporation

EDUCATION:

•  Sam Houston State
University, B.B.A

•  University of Houston
Law School, J.D.

Independent Director

Mr. Skains contributes to the Board his strong leadership and strategic management skills, developed during his 36-year career in the natural gas industry. In his most recent role as Chairman, CEO and President of Piedmont Natural Gas Company, Mr. Skains developed a deep understanding of operations management, marketing, supply chain services, strategic planning, and stakeholder engagement. He initially joined the industry as an attorney at Transcontinental Gas Pipe Line Corporation (Transco), where he gained valuable expertise in compliance aspects of the natural gas industry, particularly natural gas supply, rate, and federal energy regulatory matters. Mr. Skains’ extensive operational and legal industry expertise provides a valuable perspective on the complexities, challenges, and opportunities facing the natural gas industry.

Professional and Educational Background

Mr. Skains is the former Chairman of the Board, Chief Executive Officer and President of Piedmont Natural Gas Company, Inc. (formerly NYSE: PNY, acquired by Duke Energy in 2016). He served as the President and COO from 2002 and as Chairman and CEO from 2003, until his retirement in 2016. Joining Piedmont in 1995, Mr. Skains held various leadership positions, including Chief Operating Officer and Senior Vice President — Marketing and Supply Services. Mr. Skains also held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation from 1981 to 1995.

He previously served as Chairman of both the American Gas Association and the Southern Gas Association. Mr. Skains has served as a director on the Boards of Duke Energy Corporation (NYSE: DUK) since 2016 and Truist Financial Corporation (NYSE: TFC; formerly BB&T Corporation) since 2009.

He earned a B.B.A. from Sam Houston State University and a J.D. from the University of Houston Law School.

24	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 1. Election of Directors

David F. Smith

AGE: 71

DIRECTOR SINCE:

2007

BOARD COMMITTEES:

•  Executive, Chair

•  Financing, Chair

EDUCATION:

•  State University of
New York at Fredonia,
B.A. in Political Science

•  State University of
New York at Buffalo
School of Law, J.D.

Chairman of the Board

Mr. Smith is an experienced executive leader in the energy industry with a deep understanding of the Company’s business, stakeholders, and regulatory landscape which he developed over his more than 35-year career with the Company. During his tenure he held key leadership positions within all of the Company’s business segments before being appointed Chief Executive Officer. Mr. Smith played a key role in driving the Company’s transformation from a regional utility to a diversified energy corporation, providing him with critical perspectives on pipeline safety, system reliability, evolution of customer preferences, and corporate culture to provide valuable insights to the Board’s oversight of various aspects of the Company’s growth strategy. Through his decades of active participation in industry groups and state and federal public policy initiatives, Mr. Smith has built deep relationships with other industry players, businesses, and civic organizations, enabling him to contribute valuable insights to the Board on the evolving trends impacting the Company’s regulated interstate pipeline and storage, and utility businesses.

Professional and Educational Background

Mr. Smith joined National Fuel Gas in 1978 and held multiple leadership positions over his career with the Company, including as CEO from 2008 to 2013, as President from 2006 to 2010, and as COO from 2006 to 2008, in addition to President and/or Chairman of each of the Company’s major subsidiaries.

He is a former director of the American Gas Association and of GTl Energy, a leading research and training organization focused on developing, scaling, and deploying energy transition solutions. Mr. Smith was also Chairman of the Northeast Gas Association and the Board of the Business Council of New York State.

Mr. Smith has a J.D. from the University at Buffalo School of Law and a B.A. in Political Science from the State University of New York at Fredonia.

National Fuel Gas Company | 2025 PROXY STATEMENT	25

Proposal 1. Election of Directors

Ronald J. Tanski

AGE: 72

DIRECTOR SINCE:

2014

BOARD COMMITTEES:

•  Executive

•  Financing

PUBLIC COMPANY

DIRECTORSHIPS

•  CMS Energy Corporation

•  Consumers Energy Company

EDUCATION:

•  State University of
New York at Buffalo,
B.A. in Biology

•  State University of
New York at Buffalo,
MBA

•  State University of
New York at Buffalo
School of Law, J.D.

Independent Director

Mr. Tanski contributes to the Board more than four decades of industry experience, having started his career as an attorney for the Company and advancing through roles within the Company’s diversified energy business. His previous roles include senior leadership positions in the regulated utility, interstate natural gas transmission and storage sectors, and the Company’s exploration and production subsidiary. As former CEO, COO, and Principal Financial Officer of the Company, Mr. Tanski brings a deep understanding of the national gas industry and virtually every aspect of the Company’s operations. Mr. Tanski’s experience navigating the Company through regulatory changes and commodity price cycles, combined with his financial and legal background, and past involvement in industry trade associations, including as chairman of a national pipeline trade association, enables him to provide critical insights to the Board’s oversight of the Company’s strategy and risk management.

Professional and Educational Background

Mr. Tanski was President and Chief Executive Officer of the Company from 2013 until his retirement in 2019. He previously served as President and Chief Operating Officer from 2010 to 2013 and as Treasurer and Principal Financial Officer from 2004 to 2010. Having joined National Fuel in 1979, he has also held senior management roles with the Company’s subsidiaries, including Seneca Resources Corporation (now Seneca Resources Company, LLC) and Horizon Energy Development.

Mr. Tanski is a Board member of CMS Energy Corporation (NYSE: CMS) and its wholly-owned subsidiary, Consumers Energy Company. He is also a former director of the American Gas Association and former Chairman of the lnterstate Natural Gas Association of America.

Mr. Tanski earned a B.A., MBA, and J.D. from the State University of New York at Buffalo.

26	National Fuel Gas Company | 2025 PROXY STATEMENT

Corporate Governance

The Board of Directors is committed to effective corporate governance. The Board has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company, and it regularly reviews corporate governance developments. The Board has implemented many strong governance practices, including maintaining a significant complement of independent directors (ten out of eleven), designating a Lead Independent Director, holding regular meetings of the non-management and/or independent directors, separating, at the Board’s discretion, the roles of Chairman of the Board and Chief Executive Officer, and providing a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials. In addition, the Company’s Code of Business Conduct and Ethics, which applies to all directors, officers and employees, sets forth standards for conducting business in an honest and ethical manner.

Diversity

National Fuel’s commitment to diversity extends both to its workforce and your Board of Directors. Under the Company’s Corporate Governance Guidelines, the Board of Directors is required, when selecting candidates for re-election and candidates for Board membership, to consider factors that include diversity of perspectives, including all aspects of diversity (race, ethnicity, national origin, gender and other protected classes), to be brought to the Board by the individual members. In recent years, National Fuel’s Nominating/Corporate Governance Committee, which makes recommendations to the full Board on nominees for director positions, has invited qualified gender and racially diverse candidates to stand for election to the Board, with successful results. While currently at a full complement of directors, the Board will continue its efforts, when vacancies arise, to attract qualified, diverse Board candidates whose expertise and personal characteristics align with the Company’s long term business strategy. This commitment to diversity is reflected in the “Rooney Rule” incorporated into the Company’s Process for Identifying and Evaluating Nominees for Director (Exhibit B to the Corporate Governance Guidelines), which provides that, in identifying independent director candidates for nomination to the Board, the Nominating/Corporate Governance Committee, and any search firm it engages, is committed to including in any initial candidate pool qualified racially, ethnically and/or gender diverse candidates. Board member Rebecca Ranich serves as Chair of the Nominating/Corporate Governance Committee, and women have long occupied National Fuel’s top corporate levels. Today, for example, women hold the important positions of President of the Company’s Utility segment; Controller and Chief Accounting Officer; Vice President Human Resources; and Corporate Responsibility Officer.

Director Independence

The Board of Directors has determined that directors Anderson, Baumann, Carroll, Finch, Jaggers, Ranich, Shaw, Skains, Smith and Tanski are independent, and that Mr. Bauer is not independent due to his current employment relationship with the Company. The Board’s determinations of director independence were made in accordance with the listing standards of the New York Stock Exchange (the “NYSE”) and SEC regulations.

Board Leadership Structure

Non-management directors meet at regularly scheduled executive sessions without management. In addition, the independent directors met during fiscal 2024, in accordance with NYSE listing standards. The sessions were chaired by Jeffrey W. Shaw, as Lead Independent Director.

In March 2024, the Board of Directors re-elected Mr. Smith as Chairman of the Board and Mr. Bauer as President and Chief Executive Officer. The Board believes this is the optimal leadership structure at this time and reviews and considers this structure at least annually. As in the past, it is the Board’s opinion that the stockholders’ interests are best served by allowing the Board to retain flexibility to determine the optimal organizational structure for the Company at a given time, including whether the roles of Chairman and CEO should be filled by the same person. At times in the past the roles have been separate and at other times they have been combined. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, have significant industry experience and are well

National Fuel Gas Company | 2025 PROXY STATEMENT	27

Corporate Governance

positioned to evaluate the Company’s needs and determine how best to organize the capabilities of the directors and management to meet those needs.

The Board of Directors provides a process for stockholders and other interested parties to send communications to the Board or to certain directors. Communications to the Lead Independent Director, to the non-management directors as a group, or to the entire Board should be addressed as follows: Lead Independent Director, c/o National Fuel Gas Company, 6363 Main Street, Williamsville, NY 14221. All stockholder and interested parties’ communications addressed in such manner will go directly to the indicated directors. If the volume of communication becomes such that the Board determines to adopt a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.nationalfuel.com.

Annual Meeting Attendance

Last year, all directors attended the 2024 Annual Meeting, and all directors are expected to attend this year’s meeting.

Meetings of the Board of Directors and Standing Committees

In fiscal 2024, there were four meetings of the Board of Directors. In addition, directors attended meetings of standing committees. The Audit Committee held nine meetings, the Compensation Committee held five meetings, the Financing Committee held one meeting, and the Nominating/Corporate Governance Committee held four meetings. The Executive Committee did not meet. During fiscal 2024, all directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served. In addition, Board members are encouraged to and regularly attend meetings of committees on which they do not serve, although committee decision-making is reserved to committee members.

The table below shows the number of committee meetings conducted in fiscal 2024 and the directors who served on these committees as of September 30, 2024.

BOARD COMMITTEES
DIRECTOR	AUDIT	COMPENSATION	EXECUTIVE	FINANCING	NOMINATING/ CORPORATE GOVERNANCE
David H. Anderson	X	X		X
David P. Bauer			X	X
Barbara M. Baumann	X			X
David C. Carroll			X		X
Steven C. Finch	X				X
Joseph N. Jaggers	X	Chair	X
Rebecca Ranich	X				Chair
Jeffrey W. Shaw	Chair				X
Thomas E. Skains		X			X
David F. Smith			Chair	Chair
Ronald J. Tanski			X	X
Number of Meetings in Fiscal 2024	9	5	0	1	4

Audit Committee

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held nine meetings during fiscal 2024 in order to review the scope and results of the annual audit, to receive reports of the Company’s independent registered public accounting firm and chief internal auditor, to monitor compliance with the Company’s Reporting Procedures for Accounting and Auditing Matters (included in this proxy statement as Appendix A), to review the Company’s enterprise risk management program and to prepare a report of the Audit Committee’s findings and recommendations to the Board of Directors. A current copy of the charter of the Audit Committee is available on the

28	National Fuel Gas Company | 2025 PROXY STATEMENT

Corporate Governance

Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page. The members of the Audit Committee are independent as independence for audit committee members is defined in NYSE listing standards and in SEC regulations. No Audit Committee member simultaneously serves on the audit committees of more than three public companies. The Board limits the number of audit committees on which an Audit Committee member can serve to three, unless the Board has determined that such simultaneous service would not impair the ability of such members to serve effectively. The Company’s Board of Directors has determined that the Company has three audit committee financial experts (as defined by SEC regulations) serving on its Audit Committee, namely Mr. Anderson, Ms. Baumann and Mr. Shaw. The Board has also determined, in its business judgment in accordance with NYSE listing standards, that all members of the Audit Committee are financially literate.

In connection with its review of the Company’s internal audit function, the Audit Committee in 2021 had an external quality assessment performed by IIA Quality Services, LLC under the Institute of Internal Auditors’ (the “IIA”) International Standards for the Professional Practice of Internal Auditing (the “Standards”). The assessment concluded that the Company’s Audit Services Department generally conforms to the Standards, the IIA Code of Ethics, and the Definition of Internal Auditing. “Generally conforms” is the IIA’s highest rating. The Standards state that an external quality assessment should be conducted at least once every five years.

Further information relating to the Audit Committee appears in this proxy statement under the headings “Audit Fees” and “Audit Committee Report.”

Compensation Committee

As described in the Compensation Discussion and Analysis in this proxy statement, the Compensation Committee held five meetings during fiscal 2024 in order to review and determine the compensation of Company executive officers and to review reports and/or grant awards under the National Fuel Gas Company 2010 Equity Compensation Plan, as amended and restated (the “2010 Equity Compensation Plan”), the 2012 Annual At Risk Compensation Incentive Plan (“AARCIP” or the “At Risk Plan”), and the Executive Annual Cash Incentive Program (“EACIP”). The members of the Compensation Committee are independent under NYSE listing standards and “non-employee directors” as defined in SEC regulations. A current copy of the charter of the Compensation Committee is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page.

The Compensation Committee is responsible for various aspects of executive compensation, including approval of the base salaries and incentive compensation of the Company’s executive officers. The Compensation Committee is authorized to evaluate director compensation and make recommendations to the full Board regarding director compensation. The Compensation Committee may form subcommittees and delegate to those subcommittees such authority as the Compensation Committee deems appropriate, other than authority required to be exercised by the Compensation Committee as a whole. The Compensation Committee also administers the 2010 Equity Compensation Plan and the At Risk Plan and approves performance conditions and target incentives for executive officers who are participants in the EACIP. As described more fully in the Compensation Discussion and Analysis, the Compensation Committee directly retained two independent compensation consulting firms to assist in determining executive compensation and evaluating director compensation. In addition, as set forth in the Compensation Committee’s charter, the Chief Executive Officer may and does make, and the Compensation Committee may and does consider, recommendations regarding the Company’s compensation and employee benefit plans and practices, including the compensation of executive officers other than himself. The Compensation Committee then approves executive compensation as it deems appropriate. The Compensation Committee has assessed the independence of the compensation consultants under NYSE listing standards and has determined their work presents no conflicts of interest under SEC regulations. For more information regarding the role of the compensation consultants and the Chief Executive Officer in determining or recommending the amount or form of executive compensation and director compensation, see the Compensation Discussion and Analysis.

Executive Committee

The Executive Committee did not meet during fiscal 2024. The Executive Committee has, and may exercise, the authority of the full Board, except as may be prohibited by New Jersey corporate law (N.J.S.A. § 14A:6-9).

Financing Committee

The Financing Committee met once during fiscal 2024. The Financing Committee may exercise Board authority with respect to specific financing matters for which the Board has delegated responsibility to it.

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Corporate Governance

Nominating/Corporate Governance Committee

All the members of the Nominating/Corporate Governance Committee are independent, as independence is defined in NYSE listing standards. The Nominating/Corporate Governance Committee makes recommendations to the full Board on nominees for the position of director. The Nominating/Corporate Governance Committee also has duties regarding corporate governance matters as required by law, regulation or NYSE rules. Additionally, the Nominating/Corporate Governance Committee oversees the Company’s strategy and reporting with respect to corporate responsibility matters, including ESG factors that are of significance to the Company and its stakeholders. The Nominating/Corporate Governance Committee provides guidance to management on corporate responsibility issues and makes recommendations to the Board regarding corporate responsibility initiatives and strategies. A current copy of the charter of the Nominating/Corporate Governance Committee is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page. The Nominating/Corporate Governance Committee held four meetings during fiscal 2024.

Method of Evaluating Board and Committee Effectiveness

Annually, the Board and each of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee take part in a self-evaluation process to determine their effectiveness and opportunities for improvement. Questionnaires are provided to each director soliciting comments with respect to dynamics of the full Board and each of the above committees, on which the director serves, as well as director performance and adequacy of Board materials. The confidential responses are summarized for Board and Nominating/Corporate Governance committee review. Board members are requested to report dissatisfaction with individual performance to the Chairman of the Board and the Chairman of the Nominating/Corporate Governance Committee. At a Board and Nominating/Corporate Governance Committee meeting, time is allocated to discuss the summary and review any comments or inadequacies.

Process for Nominating Directors

Stockholders may recommend individuals to the Nominating/Corporate Governance Committee to consider as potential nominees. Procedures by which stockholders may make such recommendations are set forth in Exhibit B to the Company’s Corporate Governance Guidelines, described in the following paragraph. In addition, the Company’s By-Laws provide a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials.

In general, the Nominating/Corporate Governance Committee’s charter provides for the Nominating/Corporate Governance Committee to develop and recommend to the Board criteria for selecting new director nominees and evaluating unsolicited nominations, which criteria are included in this proxy statement as part of the Company’s Corporate Governance Guidelines. A current copy of the Corporate Governance Guidelines is included in this proxy statement as Appendix B, and is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page. Appendix B also addresses the qualifications and skills the Nominating/Corporate Governance Committee believes are necessary in a director, and the Nominating/Corporate Governance Committee’s consideration of stockholder recommendations for director. Pursuant to the Corporate Governance Guidelines, in order to be considered in connection with the 2026 Annual Meeting of Stockholders, stockholder recommendations identifying a proposed nominee and setting out his or her qualifications should be delivered to the Company’s Secretary at its principal office no later than September 26, 2025.

Under the process for selecting new Board candidates, the Chairman, the Chief Executive Officer and the Nominating/Corporate Governance Committee discuss the need to add a new Board member or to fill a vacancy on the Board. The Nominating/Corporate Governance Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm if necessary, and considering candidates recommended by stockholders in accordance with Exhibit B to the Corporate Governance Guidelines.

Charitable Contributions by Company

Within the preceding three years, the Company did not make any charitable contributions to any charitable organization in which a director served as an executive officer which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues in a single fiscal year.

30	National Fuel Gas Company | 2025 PROXY STATEMENT

Corporate Governance

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards require to be disclosed in this proxy statement.

Risk Oversight

The Board retains oversight of safety, environmental, social, operational, cybersecurity and corporate governance risks, among other areas central to corporate responsibility, including strategic, financial and regulatory risks and opportunities. An important aspect of the Board’s oversight role is the enterprise risk management process, under which enterprise-wide risks have been identified, including climate-related risk and cybersecurity risk, along with mitigative measures to address and manage such risks. Through its enterprise risk management process, the Company has identified specific foundational risks, critical risks and potentially-emerging risks and reviews the assessment of these risks, including risk trends, along with any newly identified risks, on a quarterly basis with the Board. Management also reports quarterly to the Board on significant matters within these risk categories. In addition, management provides a detailed presentation on a topic related to one or more risk categories at each Board meeting. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board. The Board and management consider enterprise risks and opportunities in their strategic and capital spending decision process, and the Board directs management to integrate corporate responsibility concerns into decision-making throughout the organization.

The Nominating/Corporate Governance Committee specifically has oversight responsibility for corporate responsibility matters that are significant to the Company and its stakeholders. The Company conducts business consistent with our six guiding principles of safety, environmental stewardship, community, innovation, satisfaction, and transparency. To that end, corporate responsibility and ESG matters are a standing agenda item at Nominating/Corporate Governance Committee meetings. In fiscal 2022, the Company published its Climate Report, which aligns our climate-risk disclosures with the Task Force on Climate-Related Financial Disclosures framework. In fiscal 2024, the Company published its fifth annual Corporate Responsibility Report, highlighting our ESG-related initiatives, programs, and actions.

The Audit Committee discusses guidelines and policies governing management’s process for assessing and managing the Company’s exposure to risk, and on a quarterly basis, at meetings which are typically attended by the entire Board, reviews the enterprise risk management process described above. The Audit Committee also oversees the scope of work of the Audit Services Department, which includes review of the internal audit function’s annual risk-based audit plan. The Audit Services Department considers significant risk categories identified through the enterprise risk management process when creating its internal audit plan. Additionally, in conjunction with its review of the integrity of the Company’s financial statements, the Audit Committee discusses with management major financial risk exposures and the steps taken to monitor and control those exposures.

Related Person Transactions

The Company had no related person transactions in fiscal 2024. The Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) (which is in writing and available to stockholders as described at the end of this proxy statement) identifies the avoidance of any actual or perceived conflicts between personal interests and Company interests as an essential part of the responsibility of the Company’s directors, officers and employees. The Code of Conduct provides that a conflict of interest may arise when a director, officer or employee receives improper personal benefits as a result of his or her position in the Company, or when personal situations tend to influence or compromise a director’s, officer’s or employee’s ability to render impartial business decisions in the best interest of the Company. Potential conflicts of interest under the Code of Conduct would include but not be limited to related person transactions. The Audit Committee administers the Code of Conduct as it relates to the Company’s directors and executive officers.

The Company’s policies and procedures for the review, approval or ratification of related person transactions are set forth in writing in the charter of the Audit Committee. The charter provides that the Audit Committee will review and, if appropriate, approve or ratify any transaction between the Company and a related person which is required to be disclosed under SEC rules. In the course of its review of a transaction, the Audit Committee will consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the significance of the transaction to the related person and to the Company, whether the transaction would affect the independence of a director, and any other matters the Audit Committee

National Fuel Gas Company | 2025 PROXY STATEMENT	31

Corporate Governance

deems appropriate. The Audit Committee will approve or ratify only those transactions that it considers to be in, or not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, principal executive officer, principal financial officer, controller, other officers and employees that is designed to deter wrongdoing and to promote honest and ethical conduct. The code deals with a variety of corporate matters, including compliance with laws, conflicts of interest, corporate opportunities, use of company resources, fair dealing and confidentiality of company information. The text of the code is available on the Company’s website at www.nationalfuel.com, under the Governance section of our Investor Relations page.

32	National Fuel Gas Company | 2025 PROXY STATEMENT

Director Compensation

The 2009 Non-Employee Director Equity Compensation Plan was approved at the 2009 Annual Meeting of Stockholders and reapproved at the 2016 and 2019 Annual Meetings of Stockholders (such plan, as reapproved, the “Director Equity Compensation Plan”). This plan provides for the issuance of shares on a quarterly basis to non-employee directors in such amounts as the Board may determine from time to time. In addition, non-employee directors receive a portion of their compensation in cash, paid on a quarterly basis in an amount determined by the Board from time to time. Directors who are not Company employees or retired employees do not participate in any of the Company’s employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors.

In fiscal 2024, non-employee directors were paid shares of Common Stock equal in value to approximately $175,000. Common Stock issued to non-employee directors under the Director Equity Compensation Plan is nontransferable until the later of two years from issuance or six months after the recipient’s cessation of service as a director of the Company, except that transferability restrictions lapse upon the death of the recipient. Non-employee directors were also paid a cash retainer at a rate of $27,500 per quarter (or $110,000 per year) for the first three quarters of the fiscal year, and $28,750 per quarter (or $115,000 per year) for the final quarter. The Board increased the annual cash retainer in fiscal 2024 after review of a market assessment provided by one of the Compensation Committee’s independent consultants.

The Lead Independent Director (Mr. Shaw) was paid an additional annual retainer of $25,000, an increase of $5,000 from the prior year. The Chairs of the Audit and Compensation Committees (Mr. Shaw and Mr. Jaggers, respectively) were each paid an additional annual retainer of $20,000, an increase of $5,000 from the prior year for the Compensation Committee Chair. The Chair of the Nominating/Corporate Governance Committee (Ms. Ranich) was paid an additional annual retainer of $15,000. These payments were made in July 2024. For his service as Chairman of the Board, Mr. Smith was paid an additional retainer at a rate of $25,000 per quarter (or $100,000 per year) for the first three quarters of the fiscal year, and $28,750 per quarter (or $115,000 per year) for the final quarter. Where the Board increased these additional retainer amounts, it did so after review of the independent consultant’s market assessment.

The Company requires that each non-employee director beneficially own shares of common stock of the Company (or common stock equivalents) equal in value to at least five times the annual cash retainer by the end of the fifth year of service, and continuing thereafter until the director’s cessation of service as a director. All directors are in compliance with this requirement.

Non-employee members of the Board are eligible to participate in the Company’s Deferred Compensation Plan for Directors and Officers (the “DCP”). In general, the DCP is an unfunded, nonqualified deferred compensation plan open to the directors of the Company and the officers of the Company and its subsidiaries. Under the DCP, and subject to administration by the Compensation Committee of the Board, each eligible officer may defer receipt of his or her base salary and discretionary cash bonuses, and each eligible director may defer receipt of his or her annual cash retainer and quarterly Company common stock awards. Eligible officers may also defer receipt of their performance-based cash bonuses and Company common stock received in settlement of restricted stock units, performance shares or performance units awards under terms and conditions as described in the DCP. Compensation deferred under the DCP is recorded as deferred compensation in cash or stock accounts, as applicable, and certain transfers among accounts are permitted as described in the DCP. Cash accounts accrue interest and will be settled in cash. Interest is credited as of the last day of each calendar quarter. The rate of interest applied at the end of each quarter is the quarterly equivalent of the annual yield on Moody’s Average Corporate Bond Yield as of the last day of the immediately preceding quarter, as published by Moody’s Investors Service, Inc. Stock accounts accrue dividend equivalents and generally will be settled in Company common stock. Payouts will generally be made in accordance with the participants’ deferral elections. The deferred compensation obligations are unsecured general obligations of the Company, and the participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors.

National Fuel Gas Company | 2025 PROXY STATEMENT	33

Director Compensation Table —Fiscal 2024

The following table sets forth the compensation paid to each non-employee director for service during fiscal 2024:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

David H. Anderson	111,250	175,053	8	286,311

Barbara M. Baumann	111,250	175,053	8	286,311

David C. Carroll	111,250	175,053	8	286,311

Steven C. Finch	111,250	175,053	8	286,311

Joseph N. Jaggers	131,250	175,053	8	306,311

Rebecca Ranich	126,250	175,053	8	301,311

Jeffrey W. Shaw	156,250	175,053	8	331,311

Thomas E. Skains	111,250	175,053	8	286,311

David F. Smith	215,000	175,053	8	390,061

Ronald J. Tanski	111,250	175,053	8	286,311

(1)

Represents the portion of the annual retainer paid in cash, plus additional retainers, as applicable, for service as a committee Chairperson, Lead Independent Director, or Chairman of the Board, including any amounts deferred at the director’s election pursuant to the terms of the DCP.

(2)

Represents the aggregate grant date fair value of the Common Stock issued as compensation under the Director Equity Compensation Plan, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, including any amounts deferred at the director’s election pursuant to the terms of the DCP. The average of the high and low stock price on each date of issuance was used to compute the fair value. The average prices (and resultant values of the Stock Awards) were as follows: $51.065 for October 2, 2023 (stock in total valued at $43,763); $50.595 for January 2, 2024 (stock in total valued at $43,765); $53.365 for April 1, 2024 (stock in total valued at $43,759); and $54.30 for July 1, 2024 (stock in total valued at $43,766). As of September 30, 2024, the aggregate compensatory shares paid to the directors (or, as applicable, deferred) for all years of service were as follows: Anderson, 18,184; Baumann, 15,568; Carroll, 35,796; Finch, 21,090; Jaggers, 29,459; Ranich, 26,973; Shaw, 32,243; Skains, 25,884; Smith, 27,665; and Tanski, 18,018.

(3)

Represents premiums paid on a blanket travel insurance policy, which covers each director up to a maximum benefit of $500,000. This insurance provides coverage in case of death or injury while on a trip for Company business.

34	National Fuel Gas Company | 2025 PROXY STATEMENT

Audit Fees

In addition to retaining PricewaterhouseCoopers LLP to report on the annual consolidated financial statements of the Company for fiscal 2024, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in fiscal 2024. The aggregate fees for professional services by PricewaterhouseCoopers LLP for each of the last two fiscal years were as follows:

	2024	2023

Audit Fees(1)	$2,261,147	$2,285,187

Audit-Related Fees(2)	$0	$62,500

Tax Fees(3)	$46,401	$82,243

All Other Fees(4)	$2,175	$2,175

TOTAL	$2,309,723	$2,432,105

(1)

Audit Fees include audits of consolidated financial statements and internal control over financial reporting, reviews of financial statements included in quarterly Forms 10-Q, comfort letters and consents, and audits of certain of the Company’s wholly owned subsidiaries to meet statutory or regulatory requirements.

(2)

Audit-Related Fees include audits of certain of the Company’s wholly owned subsidiaries not required by statute or regulation, and consultations concerning technical financial accounting and reporting standards.

(3)	Tax Fees include consultations on various federal and state tax matters, tax return preparation and tax audit assistance.

(4)	All Other Fees relate to permissible fees other than those described above and include consulting fees and the software-licensing fee for an accounting and financial reporting research tool.

The Audit Committee’s charter references its pre-approval policies and procedures. The Audit Committee has pre-approved the use of PricewaterhouseCoopers LLP for specific types of services, including various audit and audit-related services and certain tax services, among others. The chair of the Audit Committee and, in his absence, another specified member of the committee are authorized to pre-approve any audit or non-audit service on behalf of the committee. Each pre-approval is to be reported to the full committee at the first regularly scheduled committee meeting following such pre-approval.

For fiscal 2024, none of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in reliance upon the “de minimis exception” contained in Section 202 of Sarbanes-Oxley and codified in Section 10A(i)(1)(B) of the Exchange Act and in 17 CFR 210.2-01(c)(7)(i)(C).

National Fuel Gas Company | 2025 PROXY STATEMENT	35

Audit Committee Report

The Audit Committee is composed solely of six directors who meet the independence and financial literacy requirements of the New York Stock Exchange and the Securities and Exchange Commission (SEC). The Audit Committee Chairman, Jeffrey W. Shaw, and members David H. Anderson and Barbara M. Baumann, each qualify as an “audit committee financial expert” as defined by the SEC. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Company’s website.

The Audit Committee reviews the integrity of the Company’s financial statements and discusses with management major financial risk exposures and the steps taken to monitor and control those exposures. The Audit Committee also oversees the scope of work of the Audit Services Department. That scope includes reviewing the accuracy, reliability and integrity of financial and operational information and the means used to identify, measure, classify and report such information. To that end, management reports quarterly to the Board of Directors on significant risk categories identified through the enterprise risk management process, which the Audit Services Department considers when creating its internal audit plan. The Audit Committee also directly appoints, retains, compensates, evaluates, terminates and oversees the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm must report directly to the Audit Committee. In addition to those responsibilities, with respect to the independent auditor, the Audit Committee:

•	reviews and evaluates the annual engagement letter, including the independent auditor’s proposed fees;

•	reviews, evaluates and monitors the annual audit plan and its progression, including the timing and scope of audit activities;

•

annually reviews and evaluates the qualifications, performance and independence of the independent auditor, including the lead partner, and ensures that the lead partner and any other audit partners are rotated at appropriate intervals in compliance with applicable laws, rules and regulations;

•

reviews and evaluates the independent auditor report describing internal quality-control procedures and any material issues raised by the most recent internal quality-control review of the independent auditors or outside inquiry or investigation; and

•

reviews the independent auditor report describing all relationships between the independent auditor and the Company, including a list of the fees billed for each category, in order to assess the independent auditor’s independence.

Management is responsible for the Company’s consolidated financial statements and for establishing, maintaining, and assessing internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent auditor, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditor. PricewaterhouseCoopers LLP has been the Company’s independent auditor since 1941. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years; the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes that there are significant benefits to having an independent auditor with an extensive history with the Company. These include:

•

Higher quality audit work and accounting advice, due to the independent auditor’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; and

•	Operational efficiencies because of the independent auditor’s history and familiarity with our business.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2024 with management. The Audit Committee has also reviewed with management its evaluation of the structure and effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received the written disclosures and the letter

36	National Fuel Gas Company | 2025 PROXY STATEMENT

Audit Committee Report

from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence. The Audit Committee also has considered whether PricewaterhouseCoopers LLP’s level of fees and provision of non-audit services to the Company and its affiliates are compatible with PricewaterhouseCoopers LLP’s independence and has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2024 for filing with the SEC.

AUDIT COMMITTEE Jeffrey W. Shaw, Chairman David H. Anderson Barbara M. Baumann Steven C. Finch Joseph N. Jaggers Rebecca Ranich

National Fuel Gas Company | 2025 PROXY STATEMENT	37

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth for each current director, each nominee for director, each of the named executive officers identified in the Fiscal 2024 Summary Compensation Table, and for all directors, nominees and current executive officers as a group, information concerning beneficial ownership of Common Stock. The Common Stock is the only class of Company equity securities outstanding. Unless otherwise noted, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed. Security holdings are as of December 16, 2024. As of that date, 90,710,599 shares of Common Stock were issued and outstanding.

NAME OF BENEFICIAL OWNER	SHARES HELD IN ESOP(1)	SHARES HELD IN 401(K) PLAN(2)	SHARES OTHERWISE BENEFICIALLY OWNED(3)		PERCENT OF CLASS(4)

David H. Anderson	0	0	8,336	(5)	*

David P. Bauer	0	14,631	74,243	(6)	*

Barbara M. Baumann	0	0	18,493		*

David C. Carroll	0	0	32,583	(7)	*

Donna L. DeCarolis	294	25,030	85,415		*

Steven C. Finch	0	0	22,864	(8)	*

Joseph N. Jaggers	0	0	30,684		*

Ronald C. Kraemer	4,444	19,464	46,737	(9)	*

Justin I. Loweth	0	10,695	53,243	(10)	*

Rebecca Ranich	0	0	18,324	(11)	*

Jeffrey W. Shaw	0	0	33,068	(12)	*

Timothy J. Silverstein	0	4,399	5,629		*

Thomas E. Skains	0	0	27,733	(8)	*

David F. Smith	2,269	23,128	315,659	(13)	*

Ronald J. Tanski	0	0	355,662	(14)	*

Directors, Nominees and Current Executive Officers as a Group (18 Total)	7,007	120,756	1,153,374	(15)	1.41%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock.

(1)

This column lists shares held in the National Fuel Gas Company Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to the shares, but do not have investment power until the shares are distributed.

(2)

This column lists shares held in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting and investment power with respect to the shares.

(3)

This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee, plus deferred stock units under the DCP to the extent shares in respect of such units would have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

(4)	This column lists the sum of the individual’s (or individuals’) holdings shown on this table, expressed as a percentage of the Company’s outstanding shares.

(5)

Includes 212 shares held through a family trust, as to which Mr. Anderson shares voting and investment power, and 2,951 shares beneficially owned under the DCP, as to which Mr. Anderson does not have voting or investment power. In addition to shares beneficially owned and reflected in the table, Mr. Anderson owns 11,809 deferred stock units under the DCP with respect to which shares of stock would not have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

(6)

Includes 2,196 shares held by Mr. Bauer’s children, as to which Mr. Bauer does not have voting or investment power. In addition to shares beneficially owned and reflected in the table, Mr. Bauer owns 205,193 deferred stock units under the DCP with respect to which shares of stock would not have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

(7)

Includes 2,951 shares beneficially owned under the DCP, as to which Mr. Carroll does not have voting or investment power. In addition to shares beneficially owned and reflected in the table, Mr. Carroll owns 11,809 deferred stock units under the DCP with respect to which shares of stock would not have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

(8)	Includes 14,760 shares beneficially owned under the DCP, as to which the director does not have voting or investment power.

(9)

In addition to shares beneficially owned and reflected in the table, Mr. Kraemer owns 46,059 deferred stock units under the DCP with respect to which shares of stock would not have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

38	National Fuel Gas Company | 2025 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

(10)

Includes 38,970 shares owned jointly with Mr. Loweth’s wife, as to which Mr. Loweth shares voting and investment power, 225 shares held by Mr. Loweth’s wife in an individual retirement account, as to which Mr. Loweth does not have voting or investment power, and 500 shares held in custodial accounts for Mr. Loweth’s children, as to which Mr. Loweth holds voting and investment power.

(11)

Includes 983 shares beneficially owned under the DCP, as to which Ms. Ranich does not have voting or investment power. In addition to shares beneficially owned and reflected in the table, Ms. Ranich owns 13,777 deferred stock units under the DCP with respect to which shares of stock would not have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

(12)	Includes 100 shares held through a family trust, as to which Mr. Shaw shares voting and investment power.

(13)

Includes 210,772 shares held through a family partnership, as to which Mr. Smith shares voting and investment power, and 14,760 shares beneficially owned under the DCP, as to which Mr. Smith does not have voting or investment power.

(14)	Includes 429 shares owned jointly with Mr. Tanski’s wife, as to which Mr. Tanski shares voting and investment power.

(15)

In addition to shares beneficially owned and reflected in the table, executive officers not listed individually in the table own an aggregate of 14,105 deferred stock units under the DCP with respect to which shares of stock would not have been distributed within 60 days following a separation from service had one occurred on December 16, 2024.

As of December 16, 2024, each of the following persons is known to the Company to be the beneficial owner of more than five percent of the Common Stock, as set forth in a Schedule 13G filed with the SEC. The Common Stock is the only class of Company stock outstanding.

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES HELD AS TRUSTEE FOR COMPANY EMPLOYEE BENEFIT PLANS		SHARES OTHERWISE BENEFICIALLY HELD		PERCENT OF CLASS(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,936,640	(2)	13,208,477	(3)	16.70%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	N/A		8,283,291	(4)	9.13%

(1)	This column lists the sum of the shares shown on this table, expressed as a percentage of the Company’s outstanding shares at December 16, 2024.

(2)

This amount represents the shares held by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, in its capacity as trustee for certain employee benefit plans. These shares have been allocated to plan participants. The plan trustee votes the shares allocated to participant accounts as directed by those participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the trustee in the same proportion as the shares of Common Stock for which the trustee received timely directions, except in the case where to do so would be inconsistent with provisions of Title I of ERISA.

(3)

The number of shares is derived from Amendment No. 12 to Schedule 13G filed on February 13, 2024 by The Vanguard Group. The filing states that The Vanguard Group has sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 32,818 shares of Common Stock, sole dispositive power with respect to 13,090,813 shares of Common Stock, and shared dispositive power with respect to 117,664 shares of Common Stock.

(4)

The number of shares is derived from the Schedule 13G filed on January 25, 2024 by BlackRock, Inc. The filing states that BlackRock, Inc. has sole voting power with respect to 8,076,268 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 8,283,291 shares of Common Stock, and shared dispositive power with respect to zero shares of Common Stock.

National Fuel Gas Company | 2025 PROXY STATEMENT	39

Equity Compensation Plan Information

As of September 30, 2024

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	1,157,770	(1)	$0	3,986,467	(2)
Equity compensation plans not approved by security holders	0		$0	0
Total	1,157,770		$0	3,986,467

(1)

The securities listed in column (A) include 719,577 shares of Common Stock which would be issued under performance-based awards outstanding at September 30, 2024 if the target level of performance is achieved under those awards. If actual performance rises above the target level of performance for these awards, additional shares would generally be issued. For example, if maximum performance were achieved, 1,439,154 shares of Common Stock would be issued under performance-based awards outstanding at September 30, 2024. In that event, the number of shares to be issued noted in column (A) would be 1,877,347.

(2)

Of the securities listed in column (C), 97,440 were available at September 30, 2024 for future issuance pursuant to the Director Equity Compensation Plan and 3,889,027 were available for future issuance under the 2010 Equity Compensation Plan. All securities included in column (C) are available for issuance for awards other than options, warrants or rights.

40	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

COMPENSATION COMMITTEE J. N. Jaggers, Chairman D. H. Anderson T. E. Skains

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the Company’s compensation of named executive officers, including the goals of the compensation program, the process for determining compensation levels, and analysis of the specific components of compensation, among other things. The Board of Directors believes that the Company’s compensation policies and practices, as developed following engagement with stockholders, including discussions with respect to ESG factors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of the Company’s stockholders.

The Company’s named executive officers for fiscal 2024 are David P. Bauer, President and Chief Executive Officer; Timothy J. Silverstein, Treasurer and Chief Financial Officer; Ronald C. Kraemer, Chief Operating Officer, and President of the Company’s Pipeline and Storage segment; Justin I. Loweth, President of the Company’s E&P and Gathering segments; and Donna L. DeCarolis, President of the Company’s Utility segment.

Stockholder Engagement and Alignment

2024 Say-on-Pay Vote and Stockholder Engagement

The 2024 say-on-pay advisory vote yielded a result of 96.4% of votes cast in support of the compensation of the Company’s named executive officers. The Board (including the Compensation Committee) considered this outcome another indicator of strong stockholder support for the overall philosophy and structure of the Company’s executive compensation policies and decisions. Given the high approval percentage of the vote, the Compensation Committee did not make any significant changes to the executive compensation program that were based on the results of the 2024 say-on-pay advisory vote.

Members of Company management periodically engage with stockholders throughout the year, including institutional investors and retail stockholders, to obtain feedback on matters of interest to them. The Board has directed management to continue to engage as appropriate with interested stockholders, and to inform it of any requests for meetings with members of the Board. The Board and management value and consider stockholder feedback and believe that engagement with stockholders enables the Company to enhance its disclosures and initiatives, where appropriate.

Executive Compensation Aligned with Stockholders’ Interests

The Compensation Committee has developed the Company’s compensation policies and procedures to align the interests of executives with those of the Company’s stockholders. The Company recognizes and rewards executives through compensation arrangements that directly link executive pay to the Company’s performance, and we seek to help ensure a strong alignment of interests with our stockholders by including a significant percentage of equity in the overall mix of pay. As shown in the chart below, which includes the fiscal 2024 target compensation mix for the CEO and an average for the other four named executive officers, 84% of the target compensation of David Bauer, the Company’s CEO, was at-risk or variable

National Fuel Gas Company | 2025 PROXY STATEMENT	41

Executive Compensation

compensation, with 63% tied to equity (in the form of performance shares and restricted stock units), and 21% tied to cash-based incentive awards subject to short-term performance goals. The average for the named executive officers other than the CEO includes special retention equity awards granted to two of those officers. The special retention awards are discussed in detail starting at page 56 below.

Key features of the Company’s regular executive compensation program include the following:

➢	Annual performance incentives of the named executive officers are based on objective performance goals;

➢	Long-term performance incentives are composed entirely of equity;

➢	Long-term performance goals beginning with fiscal 2022 consist of three-year relative TSR, three-year relative ROC, and three-year reductions in GHG emissions and methane intensity levels;

➢

Named executive officers and other officers are required to meet stock ownership guidelines that range from one to six times base salary (six times for the CEO and three times for other named executive officers);

➢	Executive officers may not hedge or pledge Company stock;

➢	Equity incentive plans prohibit the repricing of equity awards;

➢	The Compensation Committee engages two independent compensation consultants to assist in setting compensation;

➢	All change-in-control agreements are double triggered;

➢	The Company does not provide tax “gross-ups” on any compensation or with respect to any change-in-control payments; and

➢	The Company has a clawback policy in compliance with NYSE requirements.

42	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

CEO Pay Relative to Peers

Reflected in the table below is a comparison of fiscal 2023 total direct compensation for Mr. Bauer against that of CEOs in the Corporate Peer Group (as defined below) selected by our Compensation Committee in September 2023. Fiscal 2023 is the most recent fiscal year for which proxy statement data is available for our peers. Mr. Bauer’s target total direct compensation and actual total direct compensation, as shown in the table, were at the 53rd and 45th percentiles, respectively, of the peer group.

CEO & President

Compared to CEO Proxy Data for FY 2023

COMPANY (N=17)	TITLE	TOTAL REVENUES ($MM)	MARKET CAP AS OF 09/30/2023 ($MM)	FYE # OF EMPLOYEES	TOTAL DIRECT COMPENSATION
					ACTUAL	TARGET

ANTERO MIDSTREAM CORPORATION	Chairman, Chief Executive Officer and President	$1,042	$5,747	604	$11,325,414	$10,872,227

ATMOS ENERGY CORPORATION	President and Chief Executive Officer	$4,275	$15,727	5,019	$6,404,876	$6,041,068

CNX RESOURCES CORPORATION	President and Chief Executive Officer	$3,432	$3,646	470	$4,760,010	$4,760,010

COTERRA ENERGY INC.	Chairman, Chief Executive Officer and President	$5,914	$20,424	894	$14,271,724	$13,951,724

DT MIDSTREAM INC	President and Chief Executive Officer	$922	$5,128	402	$8,946,236	$8,490,536

EQT CORPORATION	President and Chief Executive Officer	$6,909	$16,689	881	$10,600,926	$10,550,926

EQUITRANS MIDSTREAM CORPORATION	Chairman and Chief Executive Officer	$1,394	$3,869	773	$15,370,224	$7,102,344

GULFPORT ENERGY CORPORATION	President and Chief Executive Officer	$1,792	$2,216	226	$5,575,809	$4,963,509

MDU RESOURCES GROUP, INC.	President and Chief Executive Officer	$4,657	$3,987	9,145	$6,851,870	$5,773,651

NEW JERSEY RESOURCES CORPORATION	President and Chief Executive Officer	$1,963	$3,964	1,350	$5,089,647	$4,738,329

ONE GAS, INC.	President and Chief Executive Officer	$2,372	$3,868	3,900	$4,368,722	$4,308,820

RANGE RESOURCES CORPORATION	President and Chief Executive Officer.	$3,374	$7,816	548	$6,267,016	$5,850,016

SM ENERGY COMPANY	President, Chief Executive Officer and Director	$2,374	$4,705	544	$7,438,905	$6,818,949

SOUTHWESTERN ENERGY CORPORATION	President and Chief Executive Officer	$6,522	$8,105	1,165	$8,603,752	$8,027,729

SOUTHWEST GAS HOLDINGS, INC.	President and Chief Executive Officer	$5,434	$4,318	14,943	$5,466,259	$5,016,259

SPIRE INC.	President and Chief Executive Officer	$2,666	$2,976	3,589	$4,642,993	$4,849,025

UGI CORPORATION	President and Chief Executive Officer	$8,928	$4,818	5,160	$8,264,848	$8,505,098

Summary Statistics

75th Percentile		$5,434	$7,816	3,900	$8,946,236	$8,490,536

Average		$3,644	$6,941	3,197	$7,897,014	$7,095,307

Median		$3,374	$4,705	894	$6,851,870	$6,041,068

25th Percentile		$1,797	$3,869	548	$5,466,259	$4,963,509

NATIONAL FUEL GAS COMPANY	CEO & President	$2,174	$4,766	2,240	$6,503,542	$6,514,948

Percentile Rank		29%	53%	65%	45%	53%

1 | ®2024 Korn Ferry	KORN FERRY BE MORE THAN

Objectives of the Named Executive Officer Compensation Program

The Company’s named executive officer compensation program is designed to attract, motivate, reward and help retain executive talent in order to achieve the objectives that contribute to the overall success of the Company. When setting compensation for the Company’s named executive officers, the Compensation Committee’s primary goal is to provide

National Fuel Gas Company | 2025 PROXY STATEMENT	43

Executive Compensation

balanced incentives for creating stockholder value in both the near-term and long-term. The Compensation Committee awards a combination of cash and equity components that are designed to focus management efforts on drivers of stockholder value, including financial, safety, environmental, diversity, and customer service metrics. The Compensation Committee establishes the compensation program based on its business judgment after consultation with its compensation consultants.

Total compensation for named executive officers includes the following key components, each of which is addressed in greater detail below:

COMPENSATION COMPONENT	OBJECTIVES	KEY FEATURES IN 2024
Base Salary

• Provide a fixed level of pay in recognition of day-to-day job performance.

• Attract, retain and motivate leadership with compensation reflecting specific responsibilities, experience and effectiveness.

• Generally references the energy industry median provided by independent compensation consultants; may pay greater base salary to attract, retain and motivate executives.

• Adjustments are made based on Compensation Committee members’ business judgment.

• Overall corporate performance and individual performance are factors for subjective consideration.

Annual Cash Incentive Compensation	• Motivate performance toward, and reward achievement of, near-term financial, operating, and ESG goals.	• Target awards are set as a percentage of base salary.

Long-Term Equity Incentive Compensation

• Focus attention on managing the Company from a long-term investor’s perspective to create long-term stockholder value.

• Encourage executives and other managers to have a significant, personal investment in the Company through stock ownership.

• Reward executives for longer-term financial performance of the Company relative to an industry peer group and achievement of emissions goals.

• Long-term incentive compensation denominated in equity.

• Excluding special retention awards granted in fiscal 2024, long-term incentive compensation allocated two-thirds to performance shares and one-third to time-based RSUs as an additional retention tool, or, for long-tenured named executive officers (Mr. Kraemer and Ms. DeCarolis), entirely to performance shares, to enhance emphasis on achievement of performance targets.

• Beginning in fiscal 2022, performance shares allocated among three distinct performance conditions — three-year reductions in GHG emissions and methane intensity levels; three-year TSR; and three-year ROC.

• Performance conditions are objective and, with respect to TSR and ROC goals, measured relative to a recognized peer group.

• Special long-term retention awards granted to two officers (Mr. Silverstein and Mr. Loweth) in fiscal 2024, allocated one-half to performance shares and one-half to time-based RSUs, each with ten-year vesting periods.

44	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

COMPENSATION COMPONENT	OBJECTIVES	KEY FEATURES IN 2024

Executive Health, Welfare, and Retirement Benefits

• Provide executives with reasonable and competitive benefits commensurate with those in the regulated and unregulated energy industry.

• Help the Company attract and retain high-caliber employees in high-level management positions.

• Retirement benefits consisting of:

• qualified defined contribution plan (401(k));

• qualified non-contributory defined contribution plan (retirement savings account or “RSA”) or qualified defined benefit plan (depending on year of hire); and

• non-qualified executive retirement plan and/or non-qualified tophat plan, depending on year of hire.

Change in Control Agreements

• Help ensure that executives direct their attention to their duties, acting in the best interests of stockholders, notwithstanding potential for loss of employment in connection with a change in control.

• Double-trigger provision to avoid providing benefits to officers who continue to enjoy employment with the Company after a change in control event.

• No tax gross-up on payment.

• Lump sum severance payment is reduced on a pro-rata basis if termination occurs between age 62 and 65.

Process for Determining Compensation

Risk Assessment

The Board conducted a risk assessment of the Company’s compensation programs during fiscal 2024. Based on the assessment, the Board concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of the Compensation Committee

The Compensation Committee comprises three directors, all of whom have been determined by the Board to be independent. The Compensation Committee administers the Company’s compensation program for named executive officers, setting base salaries and available incentive compensation ranges. The Compensation Committee exercises the authority delegated to it by the stockholders or the Board under the Company’s cash and equity incentive compensation plans, which include:

Cash Compensation Plans/Short-Term Incentive

•	AARCIP, generally for named executive officers; and

•	EACIP, generally for other executive officers; and

Equity Compensation Plan/Long-Term Incentive

•	2010 Equity Compensation Plan.

In addition, the Compensation Committee makes recommendations to the Board with respect to the development of incentive compensation plans and equity-based plans and changes in compensation for non-employee directors.

As described below, the Compensation Committee retained the services of independent compensation consultants to assist it in administering the Company’s compensation program. Further, as described earlier in this proxy statement, the members of the Compensation Committee have significant experience in the energy industry and as leaders of major corporations. In these roles, as well as through their experiences with the Company, the Compensation Committee has garnered extensive knowledge regarding the establishment of a competitive and properly focused compensation program for the Company’s named executive officers. In making the decisions discussed below, the Compensation Committee uses its subjective business judgment developed through its years of experience.

National Fuel Gas Company | 2025 PROXY STATEMENT	45

Executive Compensation

Role of the Chief Executive Officer

In making its subjective determinations with respect to named executive officers other than the Chief Executive Officer, the Compensation Committee discusses the information it receives from its independent compensation consultants with the CEO and seeks his recommendation as to the appropriate base salaries and target short-term and long-term incentive awards for each of these officers, based on his assessment of the officers’ performance, contributions and abilities, and taking into account the compensation consultants’ recommendations. The CEO also provides input to the Compensation Committee’s compensation consultants with regard to the responsibilities of the Company’s named executive officers, to facilitate the consultants’ recommendations and comparisons of such officers and their positions to other positions in the marketplace. The CEO made no recommendations with regard to his own compensation.

Independent Compensation Consultants

The Compensation Committee retains independent compensation consultants to inform its business judgment as to compensation matters, including the selection of peer companies for compensation comparison purposes. The Compensation Committee retained the services of Korn Ferry (a unit of Korn/Ferry International) (“Korn Ferry”) to provide a competitive assessment of compensation at the Company’s businesses other than its exploration and production business, and Meridian Compensation Partners, LLC (“Meridian”) to assess compensation at its exploration and production business.

Determining Our Peers

The Compensation Committee understands the importance of using comparative data that reflects information from companies with business segments comparable to those of the Company. Because of the Company’s diverse asset mix, selecting an appropriate peer group of companies requires a customized approach that calls for more critical thought than simple selection of a standard industry group, which may include utility companies without a presence in the broader natural gas industry. The Company’s assets span the entire natural gas value chain and include exploration and production (“E&P”), interstate natural gas transmission and storage, natural gas gathering, and natural gas utility operations. For compensation and performance comparisons, the Compensation Committee utilizes two separate peer groups. The Korn Ferry corporate peer group (the “Corporate Peer Group”) is the primary peer group against which the Compensation Committee generally compares named executive officer compensation and is intended to include a group of companies that, as a whole, represents our asset mix. Meridian assists in the formulation of a peer group that is targeted to evaluate our E&P business and the compensation of executives who oversee it (the “E&P Peer Group”). Both peer groups may change over time due to corporate transactions or as the Compensation Committee believes is warranted based on its business judgment. The Compensation Committee believes that the peer groups include an appropriate mix of companies that reflect businesses in which the Company participates, or with which it competes, as reflected in the tables below.

For the purpose of establishing 2024 compensation, the Compensation Committee selected the peer groups listed below. In addition, the Compensation Committee utilized the Corporate Peer Group for purposes of setting relative performance conditions on long-term incentive awards of performance shares.

Corporate Peer Group

Korn Ferry provides information to the Compensation Committee to consider in evaluating and setting compensation for Company officers and officers of affiliate companies other than Seneca, the Company’s E&P business. For those officers, the Compensation Committee reviewed an analysis of the following forms of compensation for comparable positions in general industry and the energy industry:

1)	base salary;

2)	total cash compensation (base salary plus short-term cash incentive); and

3)	total direct compensation (base salary plus short-term cash incentive plus long-term equity incentive).

The Compensation Committee also reviewed recommendations on incentive compensation target amounts with respect to:

1)	short-term cash incentive; and

2)	long-term equity incentive.

46	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Additionally, the Compensation Committee reviewed a proxy analysis of base salary, incentive targets, total cash compensation, long-term incentive and total direct compensation for the offices of President and CEO of the Company, Chief Operating Officer of the Company, Treasurer and Chief Financial Officer of the Company, and President of National Fuel Gas Distribution Corporation, based on proxy data for the Company and the 17 energy companies in the Corporate Peer Group listed below. The Compensation Committee selected these 17 companies for purposes of establishing compensation for 2024 because each participated in one or more businesses that are similar to those of the Company.

	CORPORATE PEER COMPANIES FOR FISCAL 2024	EXPLORATION & PRODUCTION	PIPELINE & STORAGE AND/OR GATHERING	NATURAL GAS UTILITY
1	Antero Midstream Corporation		X
2	Atmos Energy Corporation		X	X
3	CNX Resources Corporation	X	X
4	Coterra Energy Inc.	X
5	DT Midstream Inc.		X
6	EQT Corporation	X	X
7	Equitrans Midstream Corporation		X
8	Gulfport Energy Corporation	X
9	MDU Resources Group, Inc.		X	X
10	New Jersey Resources Corporation		X	X
11	ONE Gas, Inc.			X
12	Range Resources Corporation	X
13	SM Energy Company	X
14	Southwest Gas Holdings, Inc.			X
15	Southwestern Energy Company	X
16	Spire Inc.		X	X
17	UGI Corporation		X	X
	TOTAL	7	10	7

The Compensation Committee reviews the members of the Corporate Peer Group each year and makes such adjustments as it believes are warranted. The Compensation Committee made no revisions to the peer group for purposes of establishing compensation for 2024.

E&P Peer Group

Meridian provides information to the Compensation Committee to consider in evaluating and setting compensation for employees at Seneca, including Mr. Loweth. Meridian also provides information relevant to the compensation of Mr. Bauer, Mr. Kraemer and Mr. Silverstein. The Compensation Committee requested these additional analyses due to the importance of the Company’s E&P segment and the contributions of Mr. Bauer, Mr. Kraemer and Mr. Silverstein in the management of that segment. The Compensation Committee selected Meridian due to its expertise in E&P industry compensation matters.

The Compensation Committee reviewed an analysis for officers of Seneca and select officers of the Company of compensation practices with respect to the following forms of compensation for comparable positions in the E&P industry:

1.	base salary;

2.	target short-term incentive;

3.	target cash compensation (base salary plus short-term incentive);

4.	long-term incentive; and

5.	total target compensation (base salary plus short-term and long-term incentive).

National Fuel Gas Company | 2025 PROXY STATEMENT	47

Executive Compensation

The Compensation Committee reviewed an analysis based on data from Meridian’s proprietary North America Oil & Gas Exploration & Production compensation database, supplemented by publicly available sources. The Compensation Committee selected 15 E&P peer companies based on criteria such as revenues, assets, and nature of operations that made them relatively comparable to Seneca, in terms of operations, and similar in size to Seneca or the Company. The companies in the 15-member E&P Peer Group ranged in size from approximately $2.6 billion to $14.4 billion in assets (with a median of $6.8 billion). By comparison, at the time the E&P Peer Group was selected, Seneca’s assets and the Company’s consolidated assets totaled approximately $2.8 and $8.3 billion, respectively.

	E&P PEER COMPANIES FOR FISCAL 2024
1	Antero Resources Corporation	9	Matador Resources Company
2	Callon Petroleum Company	10	Permian Resources Corporation
3	Chesapeake Energy Corporation	11	Range Resources Corporation
4	CNX Resources Corporation	12	SM Energy Company
5	Comstock Resources Inc.	13	Southwestern Energy Company
6	Earthstone Energy, Inc.	14	Talos Energy Inc.
7	Gulfport Energy Corporation	15	Vital Energy, Inc. (formerly Laredo Petroleum, Inc.)
8	Magnolia Oil & Gas Corporation

The Compensation Committee reviews the companies in the E&P Peer Group from time to time and makes adjustments as it believes are warranted. For purposes of establishing compensation for 2024, the Compensation Committee removed PDC Energy, Inc., which was involved in a merger. The Compensation Committee added Magnolia Oil & Gas Corporation, based on the criteria noted above.

Fiscal 2024 Total Compensation

Base Salary

Base salaries provide a predictable base compensation for day-to-day job performance. The Compensation Committee reviews named executive officer base salaries at calendar year-end and adjusts them, if it deems appropriate in its subjective business judgment, following review of its compensation consultants’ competitive analyses and, with respect to named executive officers other than the CEO, upon consideration of the recommendations of the CEO. In addition, base salary may be adjusted during the calendar year when changes in responsibility occur or when circumstances otherwise warrant. Base salary is not adjusted based on specific objective financial results, although overall corporate performance is reviewed by the Compensation Committee in its decision-making process. The Compensation Committee does not use formulas; rather, it exercises its business judgment.

In establishing base salaries for named executive officers other than those employed by Seneca, the Compensation Committee generally references the 50th percentile of the Korn Ferry Energy Industry survey data. For the President of Seneca, the Compensation Committee generally references Meridian survey data for the chief operating officer at independent exploration and production company peers. Because that position is not a direct match, however, the Compensation Committee also references, as a supplement, the position of chief executive officer at a subset of those peers (the subset excludes the three largest companies in the peer group). In its subjective business judgment, the Compensation Committee may pay a salary greater than a referenced amount if it is necessary to attract, retain and motivate the individuals responsible for the success of the business enterprise. The Compensation Committee considers overall corporate performance and an individual’s specific responsibilities, experience (including time in position) and effectiveness and makes adjustments based on business judgment and, for named executive officers other than the CEO, the CEO’s recommendations.

In setting Mr. Bauer’s base salary for calendar year 2024, the Compensation Committee referenced the independent compensation consultant’s report indicating Mr. Bauer’s then-current base salary was below the 50th percentile of the consultant’s Energy Industry market data. The Compensation Committee increased Mr. Bauer’s salary from $1,040,000 to $1,080,000, a level still below the 50th percentile level.

In determining Mr. Silverstein’s base salary for calendar year 2024, the first full calendar year following his promotion to Chief Financial Officer in May 2023, the Compensation Committee referenced the independent compensation consultants’ reports and increased Mr. Silverstein’s salary from $370,000 to $426,000, a level below the Energy Industry 50th percentile for chief financial officers. The increase followed discussion with Mr. Bauer regarding Mr. Silverstein’s responsibilities, effectiveness

48	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

and experience. The Compensation Committee expects to increase Mr. Silverstein’s compensation in steps to the median for CFOs.

For calendar year 2024, upon review of the independent compensation consultants’ reports and consultation with Mr. Bauer, the Compensation Committee increased Mr. Kraemer’s base salary from $805,000 to $825,000, a level below the Energy Industry 50th percentile for positions comparable to his position as Chief Operating Officer.

For calendar year 2024, the Compensation Committee increased Mr. Loweth’s base salary as President of Seneca and President of National Fuel Gas Midstream Company, LLC (“Midstream”) from $675,000 to $699,000, a level above the 75th percentile of the independent compensation consultant’s survey data for chief operating officers of independent exploration and production company peers, but below the 25th percentile of the consultant’s survey data for chief executive officers of the subset those of peers. The Compensation Committee’s action on Mr. Loweth’s salary followed discussion with Mr. Bauer of Mr. Loweth’s responsibilities, experience and effectiveness.

For calendar year 2024, following discussion with Mr. Bauer regarding Ms. DeCarolis’ responsibilities, experience and effectiveness, the Compensation Committee increased her base salary from $670,000 to $694,000, an amount in line with the Energy Industry 50th percentile for positions comparable to her position as President of the Company’s Utility segment.

The fiscal 2024 base salaries paid to the named executive officers are shown in the Fiscal 2024 Summary Compensation Table under the “Salary” column within this proxy statement.

Annual Cash Incentive

The Company provides an annual cash incentive to its executives to motivate their performance over a short term (which is generally considered to be no longer than two years). Early in the fiscal year, the Compensation Committee establishes for each participant in the AARCIP a target amount for the annual cash incentive, stated as a percentage of base salary. Subject to the limitations described in this paragraph, executives generally can earn up to two times the target percentage, based on performance on written goals. The maximum payment may not exceed the lesser of (i) two times the executive’s base salary, or (ii) two million dollars. In addition, because earnings-related goals take into account performance over two fiscal years, as described below, performance below the maximum level on an earnings-related goal in the first year will negate the possibility of achieving maximum performance on the averaged two-year goal. For participants in the EACIP, the process is similar, except the CEO has broad discretion to reduce the amount otherwise payable as annual cash incentive based on such factors as the CEO may determine.

Target Award Levels

In considering target award levels for the annual cash incentive for fiscal 2024, the Compensation Committee took into account the recommendations of the independent compensation consultants based on reviews of competitive market practices, and the recommendations of Mr. Bauer with respect to participants in the AARCIP other than himself. The Compensation Committee exercised its business judgment and maintained target awards for fiscal 2024 at the same levels it had set in 2023 for Messrs. Bauer, Kraemer and Loweth and Ms. DeCarolis. Mr. Bauer’s target annual incentive brought his fiscal 2024 target total cash (salary plus target annual incentive) to a level slightly below the Energy Industry 50th percentile for chief executive officers. For Mr. Silverstein, the Compensation Committee set a target award of 80% of base salary for fiscal 2024. This was the first annual incentive target set by the Compensation Committee for Mr. Silverstein, who became an executive officer during fiscal 2023. Mr. Silverstein’s target annual incentive brought his fiscal 2024 target total cash (salary plus target annual incentive) to a level in line with the Energy Industry 50th percentile for chief financial officers.

AARCIP PARTICIPANT	TARGET (AS A PERCENTAGE OF BASE SALARY)
Mr. Bauer	125%
Mr. Silverstein	80%
Mr. Kraemer	100%
Mr. Loweth	95%
Ms. DeCarolis	80%

Fiscal Year 2024 Performance Goals

Based upon discussions with Mr. Bauer and upon review of forecasted financial and operational data, the Compensation Committee approved for each participant in the AARCIP a set of particular performance goals for the 2024 fiscal year. The Compensation Committee aligned these goals with the Company’s strategic business plans, as well as its ongoing corporate responsibility efforts, including ESG matters. Certain goals overlapped among participants; for example, each had goals tied to consolidated EBITDA, emissions reduction, safety and diversity. Incentive payments are based upon performance against the objective performance criteria. All performance criteria applicable to a particular executive are communicated to that executive in writing at the time the criteria are established.

National Fuel Gas Company | 2025 PROXY STATEMENT	49

Executive Compensation

Two-Year Averaging of Earnings-Related Goals

The earnings-related goals established by the Compensation Committee are structured so as to average current-year and prior-year performance. As a result, earnings performance in any given year will impact compensation over two years, mitigating against a potential incentive to pursue short-term results at the expense of longer-term value. In the Company’s E&P segment, for example, a low commodity price environment can militate in favor of scaling back drilling plans, a change that can negatively affect near-term earnings but enhance longer-term value. The Compensation Committee endeavors to incentivize strong short-term results without encouraging activity that is not economic under prevailing market conditions. Averaging earnings-related goals over two years helps to balance those two objectives. The use of a two-year averaging technique for earnings-related goals will impact the performance percentage points earned on those goals in a given year, but over time and all other things being equal, it will not change the cumulative performance percentage points earned for actual performance.

Targets Based on Financial Forecast

The Compensation Committee sets certain annual incentive targets based on the Company’s financial forecast for the current fiscal year. Many factors affect the forecast, including some that are not within the Company’s control. For example, although the Company enters into hedging arrangements to mitigate the volatility of natural gas prices, natural gas futures prices themselves are beyond the Company’s control. The Company uses the then-current outlook for natural gas prices when it develops its financial forecast. The Company’s natural gas price projections approximate the NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts. Early in fiscal 2024, the Company expected that NYMEX natural gas prices would average $3.25 per MMBtu for the fiscal year. By contrast, early in fiscal 2023, the Company expected that NYMEX natural gas prices would average $6.00 per MMBtu for the first half of fiscal 2023 and $4.74 per MMBtu for the second half. The significant decline year over year in expected natural gas prices led to a lower target range for the Seneca EBITDA goal for fiscal 2024 as compared to fiscal 2023. In addition, because Seneca contributes substantially to consolidated EBITDA, the lower Seneca target range meaningfully impacted the consolidated EBITDA goal, which likewise fell below the prior year’s target. Nevertheless, the fiscal 2024 target ranges for all of the EBITDA goals exceeded actual results from fiscal 2023.

The types of objective goals approved for fiscal 2024 and the purpose of the goals are set forth in the following table:

GOALS	PURPOSE
Financial performance goals related to earnings (EBITDA*)	To focus executives’ attention on the Company’s overall profitability, as well as the profitability of certain segments, as appropriate. Performance is averaged with the prior year’s performance to mitigate against short-term action to impact one year’s earnings.
Operations performance goals related to expenses and finding and development costs in the exploration and production business, compression reliability in the pipeline and storage and gathering businesses, and customer service in the utility business	To focus executives’ attention on controlling expense, ensuring operational reliability, and continued excellence in customer service.
ESG performance goals related to emissions reductions, safety, and diversity and inclusion	To focus executives’ attention on environmental stewardship, employee, customer and public safety, workplace inclusiveness, and diversity among the workforce

*

For purposes of the goals, EBITDA is calculated as operating income plus depreciation, depletion and amortization, plus any period-end impairment charges, excluding the effect of tax code amendments and regulatory responses thereto that impact EBITDA, any reversal of reserves for preliminary survey and investigation charges recorded in a prior fiscal year, and the impact any joint development agreement, restructuring, reorganization, acquisition, disposition, or winding down of any business unit.

To determine the annual cash incentive award payout based on stated performance objectives, the weight assigned to each goal is multiplied by the percentage of the goal achieved to calculate a weighted percentage for each goal. Once the weighted percentage for each goal is determined, the percentages are totaled. That total weighted percentage is multiplied by the target award to arrive at the total incentive payment amount.

The fiscal 2024 annual cash incentives earned by the named executive officers are shown in the Fiscal 2024 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For each named executive officer, the amount earned was based on performance against objective goals established by the Compensation Committee. As described above, each of the EBITDA goals averaged fiscal 2024 performance with the prior year’s performance. The Compensation Committee approved the incentive payments made to each of the named executive officers.

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Executive Compensation

The following chart identifies the goals assigned to each AARCIP participant for the 2024 fiscal year, the percentage of each goal achieved, the weight assigned to each goal, and the weighted percentage achieved for each goal. Also noted is each participant’s target percentage of base salary, total weighted percentage achieved, target amount, and actual incentive payout. Following the chart, numbered sequentially to match the appearance of the performance objective in the chart, is a summary of what the objective was at the threshold level, target level and maximum level of performance, and a summary of actual performance. Where a target level of performance is stated as a range, achievement at any point within the range will result in the same contribution to the total payout. With regard to EBITDA goals, performance is averaged with the prior year’s performance as a mechanism to mitigate against short-term action to impact one year’s earnings.

			ANNUAL CASH INCENTIVE

EXECUTIVE			BAUER		SILVERSTEIN		KRAEMER		LOWETH		DECAROLIS
Target Percentage of Base Salary			125%		80%		100%		95%		80%
FISCAL 2023 PERFORMANCE GOALS		PERFORMANCE (%)	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD % ACHVD	WGHTD	WGHTD % ACHVD
Financial Goals
1.	Consolidated EBITDA*	81	0.25	20.25	0.25	20.25	0.25	20.25	0.25	20.25	0.30	24.30
2. 3.	Regulated EBITDA* Seneca EBITDA*	117 76	0.20 0.10	23.40 7.60	0.20 0.10	23.40 7.60	0.25 0.10	29.25 7.60	0.20	15.20	0.35	40.95
4.	Midstream EBITDA*	93	0.10	9.30	0.10	9.30	0.05	4.65	0.10	9.30
Operations Goals
1.	Seneca Lease Operating Expense	133							0.10	13.30
2.	Seneca Finding and Development Cost	200	0.10	20.00	0.10	20.00			0.10	20.00
3.	Seneca General and Administrative Expense	200							0.05	10.00
4.	Compression Reliability	200					0.05	10.00
5.	Customer Service	137					0.05	6.85			0.10	13.70
Environmental, Social and Governance Goals
1.	Seneca Emissions Reduction	100							0.05	5.00
2.	Pipeline Emissions Reduction	100					0.05	5.00
3.	Operational Safety and Emissions Reduction	100	0.05	5.00	0.05	5.00					0.05	5.00
4.	Safety	100	0.15	15.00	0.15	15.00	0.15	15.00	0.10	10.00	0.15	15.00
5.	Diversity and Inclusion	200	0.05	10.00	0.05	10.00	0.05	10.00	0.05	10.00	0.05	10.00
Total Weighted Percentage Achieved			110.55%		110.55%		108.60%		113.05%		108.95%
Target			$1,337,500		$329,600		$820,000		$658,350		$550,400
Annual Cash Incentive			$1,478,606		$364,373		$890,520		$744,265		$599,661

*

Reflects an average of 2024 performance and 2023 performance. Regulated EBITDA refers to the Company’s regulated Utility and Pipeline and Storage segments; Seneca EBITDA refers to the Company’s Exploration and Production segment; and Midstream EBITDA refers to the Company’s Gathering segment.

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Executive Compensation

PERFORMANCE GOAL		THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
Financial Goals
1.	Consolidated EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the consolidated EBITDA goal.	$1,080 Million	$1,209-1,334 Million	$1,491 Million	2024 Consolidated EBITDA = $1,186 Million; performance level of 91%; 2-year average of performance levels = (91%+70%)/2 = 81%
2.	Regulated EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the regulated companies EBITDA goal.	$393 Million	$412-418 Million	$443 Million	2024 Regulated EBITDA = $412 Million; performance level of 100%; 2-year average of performance levels = (100%+133%)/2 = 117%
3.	Seneca EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the Seneca portion of the Seneca/Midstream EBITDA goal.	$518 Million	$615-732 Million	$847 Million	2024 Seneca EBITDA = $590 Million; performance level of 87%; 2-year average of performance levels = (87%+64%)/2 = 76%
4.	Midstream EBITDA – In determining final performance level, the results of this goal are averaged with the prior year results on the Midstream portion of the Seneca/Midstream EBITDA goal.	$181 Million	$194-206 Million	$213 Million	2024 Midstream EBITDA = $198 Million; performance level of 100%; 2-year average of performance levels = (100%+85%)/2 = 93%
Operations Goals
1.	Seneca Lease Operating Expense (per thousand cubic feet equivalent (Mcfe))	$0.74/Mcfe	$0.70-0.71/Mcfe	$0.67/Mcfe	$0.69/Mcfe
2.	Seneca Finding and Development Cost (per Mcfe)	$1.18/Mcfe	$0.94-1.04/Mcfe	$0.78/Mcfe	$0.76/Mcfe
3.	Seneca General and Administrative Expense	$79.6 Million	$74.6-76.6 Million	$71.6 Million	$71.1 Million
4.	Compression Reliability – Measured by compressor fleet availability average.	Greater than 95%	96.9%	97.8%	97.9%
5.	Customer Service – Measured by average of performance levels on residential satisfaction rates and non-emergency appointments kept.	Residential Satisfaction Rates are at least 85% in NY and PA, or Non-Emergency Appointments Kept are at least 98% in NY and PA	Residential Satisfaction Rates are at least 94.2% in NY and 93.6% in PA, and Non-Emergency Appointments Kept are at least 98% in NY and PA	Residential Satisfaction Rates are at least 97.3% in NY and 97.8% in PA, and Non-Emergency Appointments Kept are at least 99.9% in NY and PA	Residential Satisfaction Rates of 92.8% in NY and 89.2% in PA, constituting performance at 83% level; Non-Emergency Appointments Kept = 99.6% in NY and 99.8% in PA, constituting performance at 190% level; average of performance levels = 137%
Environmental, Social and Governance Goals
1.	Seneca Emissions Reduction – Measured by Seneca’s performance on maintenance and construction projects designed to reduce emissions.	Complete 1 of 2 emissions reduction projects	Complete 2 emissions reduction projects	Capped at Target	Completed 2 emissions reduction projects
2.	Pipeline Emissions Reduction – Measured by the Pipeline and Storage and Gathering segments’ performance on maintenance and construction projects designed to reduce emissions.	Complete 2 of 3 emissions reduction projects	Complete 3 emissions reduction projects	Capped at Target	Completed all 3 emissions reduction projects
3.	Operational Safety and Emissions Reduction – Measured by the Utility segment’s operational safety performance in New York and outstanding leaks reduction.	Complete all 3 safety performance standards OR any 2 safety performance standards and meet outstanding leaks reduction targets	Complete all 3 safety performance standards and meet outstanding leaks reduction targets	Capped at Target	Completed all 3 safety performance standards and met outstanding leaks reduction targets
4.	Safety – To promote continued importance of safety; measured by OSHA “Days Away, Restricted or Transferred” rate.	Safety performance at or better than goal in any two divisions	Safety performance at or better than goal in any three divisions	Safety performance at combined level of 1.33 or less	Safety performance at or better than goal in three divisions
5.	Diversity and Inclusion – Measured by outreach programs, engagement, training, and percentage of exempt employee job applicants in protected classes.	Complete 2 of 3 goals related to outreach, engagement, and training	Complete all 3 goals related to outreach, engagement, and training	Complete all 3 goals related to outreach, engagement, and training, and percentage of protected-class applicants is no less than 45%	Completed all 3 goals related to outreach, engagement and training, and percentage of protected-class applicants was 48%

52	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Long-Term Incentive Compensation

The Compensation Committee uses its business judgment to establish target long-term incentive awards, taking into account the recommendations of its compensation consultants based on reviews of competitive market practices, and the recommendations of the CEO with respect to named executive officers other than himself. Such awards are intended to focus attention on managing the Company from a long-term investor’s perspective. In addition, the Compensation Committee wishes to encourage officers to have a significant, personal investment in the Company through stock ownership. The Compensation Committee typically makes equity awards on an annual basis in December but has not established a policy to make grants at a specific meeting, to allow flexibility to review and evaluate appropriate equity grant practices.

In addition to standard annual long-term incentive awards, the Compensation Committee in fiscal 2024 granted special retention equity awards to two officers, Mr. Silverstein and Mr. Loweth. Those special retention awards are discussed separately below.

Fiscal Year 2024 Standard Equity Awards

The targeted value of standard long-term incentives granted to the named executive officers in fiscal 2024 are as follows:

NAME	TARGETED VALUE OF STANDARD LONG-TERM INCENTIVES	STANDARD LTI AWARDS AS PERCENTAGE OF CALENDAR YEAR 2024 BASE SALARY
David P. Bauer	$4,100,000	380%
Timothy J. Silverstein	$596,400	140%
Ronald C. Kraemer	$2,450,000	297%
Justin I. Loweth	$2,097,000	300%
Donna L. DeCarolis	$971,600	140%

For Mr. Bauer, Mr. Kraemer and Ms. DeCarolis, target long-term incentives aligned target total direct compensation with the 50th percentile of comparable Energy Industry positions. Mr. Silverstein’s target long-term incentives placed his target total direct compensation slightly above the 50th percentile of Energy Industry chief financial officers, but in line with the 25th percentile of chief financial officers at the Corporate Peer Group. Mr. Loweth’s target long-term incentives placed his target total direct compensation in line with the 50th percentile of chief operating officers at the E&P Peer Group, but below the 25th percentile of chief executive officers at the smaller subset of those peers.

For Messrs. Bauer, Silverstein and Loweth, the Compensation Committee granted two-thirds of the fiscal 2024 long-term incentive award in the form of performance shares, and one-third in the form of time-vested RSUs, which serve as an additional retention tool. For Mr. Kraemer and Ms. DeCarolis, the Compensation Committee granted a long-term incentive award entirely in the form of performance shares. The Compensation Committee made that determination to focus greater attention on the achievement of performance targets, and in recognition of the fact that retention incentives such as time-vested RSUs can have a lesser impact with respect to long-tenured executives.

Beginning with fiscal year 2022, the long-term incentive awards included a new set of performance shares with a performance goal focused on emissions reductions. The emissions goal sets methane intensity reduction metrics for each of the Company’s operating segments, and an overall greenhouse gas emissions metric for the consolidated Company. The emissions performance cycle for the fiscal 2024 award runs from calendar year 2024 through calendar year 2026, consistent with the Company’s calendar-year reporting of GHG emissions. (The emissions performance cycle for the fiscal 2022 award ran from calendar year 2022 through calendar year 2024, and the Compensation Committee in fiscal 2025 will certify the number of performance shares that have been earned on the basis of performance in relation to that award’s performance goal.) The emissions performance goal is designed to incentivize and reward performance to the extent management achieves methane intensity and GHG reduction targets making progress towards the Company’s 2030 goals. The emissions goal accounts for 4% of the total long-term incentive award.

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Executive Compensation

The number of performance shares that will vest and be paid will depend on the number of methane intensity segment targets achieved, and whether the Company meets the overall greenhouse gas emissions target, as reflected in the following table:

EMISSIONS REDUCTION PERFORMANCE LEVEL	PERCENTAGE OF TARGET OPPORTUNITY PAID

2 of 4 segment targets achieved	50%

3 of 4 segment targets achieved	100%

4 of 4 segment targets achieved	150%

4 of 4 segment targets achieved and overall greenhouse gas emissions goal achieved	200%

The performance shares awarded in fiscal 2024 and not allocated to the emissions goal are split evenly between relative TSR and relative ROC performance conditions, as described below. The performance conditions are to be achieved over a three-year performance cycle that started October 1, 2023 and concludes September 30, 2026.

The Compensation Committee established the performance condition for the second set of performance shares awarded in fiscal 2024 as the Company’s three-year TSR over the performance cycle as compared to the same metric for companies in the Corporate Peer Group selected by the Compensation Committee, as calculated based on the data reported for each company in the Bloomberg online database. Subject to appropriate adjustments to reflect unusual corporate events, such as a spin-off or other restructuring, affecting the capital structure of a member of the Corporate Peer Group, (i) starting stock prices are calculated as the average closing stock prices for the calendar month immediately preceding the start of the performance cycle, (ii) ending stock prices are calculated as the average closing stock prices for the calendar month concluding the performance cycle, and (iii) dividends are deemed reinvested in each company’s securities at each ex-dividend date. The Compensation Committee linked the awards to relative levels of performance, which results in the vesting and payment of a percentage of the target number of performance shares depending on the Company’s percentile rank in the Corporate Peer Group, as follows:

RELATIVE TSR GOAL COMPANY’S PERCENTILE RANKING	PERCENTAGE OF TARGET OPPORTUNITY PAID

30th or below	0%

40th	50%

50th	100%

70th	150%

90th or above	200%

If the Company’s actual three-year TSR is negative (less than 0.0), the percentage of target opportunity paid is capped at 100%, regardless of the Company’s percentile ranking. For performance between two established performance levels, the percentage of target opportunity paid is determined by straight line mathematical interpolation.

The Compensation Committee established the performance condition for the third set of performance shares awarded in fiscal 2024 as the Company’s three-year ROC over the performance cycle as compared to the same metric for companies in the Corporate Peer Group. ROC for the Company or any member of the Corporate Peer Group means the average of the returns on capital for each twelve-month period corresponding to each of the Company’s fiscal years during the performance cycle, calculated based on the data reported for that company in the Bloomberg database. The Compensation Committee linked the awards to relative levels of performance, which results in the vesting and payment of a percentage of the target number of performance shares depending on the Company’s percentile rank in the Corporate Peer Group, as follows:

RELATIVE ROC GOAL COMPANY’S PERCENTILE RANKING	PERCENTAGE OF TARGET OPPORTUNITY PAID

<45th	0%

45th	50%

60th	100%

75th	150%

100th	200%

54	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

If the Company’s actual three-year ROC is negative (less than 0.0), the percentage of target opportunity paid is capped at 100%, regardless of the Company’s percentile ranking. For performance between two established performance levels, the percentage of target opportunity paid is determined by mathematical interpolation.

Generally, each of the time-based RSU awards granted to named executive officers in fiscal 2024, other than the special retention RSU awards described below, vests in three equal annual installments beginning on the first anniversary of the date of grant, assuming continued employment at the Company.

To calculate the number of performance shares and RSUs to be awarded, the Compensation Committee divides the target dollar amount of each award by a discounted share price. In general, the Compensation Committee discounts the current market price of the Company’s stock by an amount equal to the present value of estimated forgone dividends over the vesting period of the award. The Company has not paid dividend equivalents as awards have been earned and paid.

The performance shares and time-based RSUs granted to the named executive officers in fiscal 2024 are set out in the Grants of Plan-Based Awards in Fiscal 2024 Table within this proxy statement.

Performance on Past Awards

With respect to the TSR and ROC performance shares granted in fiscal 2022, which had a performance cycle covering fiscal years 2022 through 2024, the Compensation Committee had established the following 16-member peer group:

Antero Midstream Corporation

Atmos Energy Corporation

Coterra Energy Inc.

CNX Resources Corporation

EQT Corporation

Equitrans Midstream Corporation

Gulfport Energy Corporation

MDU Resources Group Inc.

New Jersey Resources Corporation

ONE Gas, Inc.

Range Resources Corporation

SM Energy Company

Southwest Gas Corporation

Southwestern Energy Company

Spire, Inc.

UGI Corporation

One company in that peer group (Equitrans Midstream) was acquired during the course of the performance cycle, and another company in the peer group (Southwestern Energy) was acquired after the end of the performance cycle. Pursuant to the award terms for the performance shares, Equitrans Midstream was removed from the peer group for purposes of both the TSR and ROC performance shares. Southwestern Energy was removed from the peer group for purposes of the ROC performance shares, because it suspended its filings with the SEC in October 2024, resulting in an absence from the Bloomberg database of information from which to calculate its average ROC for the three years ended September 30, 2024. Southwestern Energy remained in the peer group for purposes of the TSR performance shares, because data through September 30, 2024 remained available in the Bloomberg database from which to calculate its three-year TSR.

The Company’s performance over the three-year performance cycle was ranked against the performance of the remaining companies in the peer group, as applicable. With respect to TSR, the Company outperformed five of the 15 companies, with a three-year TSR of 27.77%, placing it at approximately the 33rd percentile. Pursuant to the TSR performance share payout scale (the same scale shown above for the fiscal 2024-2026 Relative TSR Goal), performance at that percentile resulted in a payout of approximately 17% of the target opportunity. Regarding ROC, the Company outperformed 8 of the 14 companies, with an average ROC of 9.61%, placing it at approximately the 57th percentile. Pursuant to the ROC performance share payout scale (the same scale shown above for the fiscal 2024-2026 Relative ROC Goal), performance at that percentile resulted in a payout of approximately 90% of the target opportunity.

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Executive Compensation

The Company’s performance on the last five completed TSR and ROC performance share grants is summarized in the table below.

GRANT DATE (FISCAL YEAR)	PERFORMANCE CYCLE (FISCAL YEARS)	TSR			ROC
		RELATIVE PERFORMANCE	PERCENTILE	PAYOUT PERCENTAGE	RELATIVE PERFORMANCE	PERCENTILE	PAYOUT PERCENTAGE
2022	2022 – 2024	outperformed 5 of 15	33.33	16.67	outperformed 8 of 14	57.14	90.48
2021	2021 – 2023	outperformed 6 of 13	46.15	80.77	outperformed 10 of 13	76.92	153.84
2020	2020 – 2022	outperformed 7 of 13	53.85	109.63	outperformed 11 of 13	84.62	169.24
2019	2019 – 2021	outperformed 10 of 13	76.92	167.30	outperformed 10 of 13	76.92	153.84
2018	2018 – 2020	outperformed 9 of 12	75.00	100.00 (capped)	outperformed 7 of 12	58.33	94.43

		Average:	57.05	94.87	Average:	70.79	132.37

Fiscal Year 2024 Special Retention Equity Awards

In connection with the Board’s management succession planning, the Compensation Committee on December 6, 2023 granted to Mr. Loweth and Mr. Silverstein special retention equity awards that they will have the opportunity to earn over a ten-year period following the date of grant. The awards consist of a mix of performance shares and time-based RSUs. The awards are not representative of the Company’s standard executive compensation practice, but rather constitute unique one-time grants, designed to incentivize long-term performance and retention, and to further align executives’ and stockholders’ interests.

Rationale

The awards recognize the importance to the Company of the continued service of Mr. Loweth and Mr. Silverstein, whose executive responsibilities have expanded significantly in recent years. Mr. Loweth was named President of Seneca in 2021 and President of Midstream in 2022, and he has been instrumental to the growth and integrated development of these two business segments. Mr. Silverstein was named Treasurer and Chief Financial Officer in 2023, and he plays a critical role both in the financing activities and the strategic direction of the Company. Mr. Loweth and Mr. Silverstein are expected to continue to play key roles in driving long-term performance and shareholder value at the Company.

The Compensation Committee considered the appropriateness and necessity of the awards and the ways in which they further stockholder interests. The Compensation Committee’s principal considerations included the following:

•

the importance of leadership stability and retaining an experienced, engaged and focused executive team within the context of significant competition for talent in the energy industry, particularly the E&P sector;

•	the transferability of the executives’ talents and skill sets to other potential employers;

•	the absence of a defined benefit pension plan for Mr. Loweth and Mr. Silverstein, in contrast to the Company’s other named executive officers;

•

the age of Mr. Loweth and Mr. Silverstein relative to the Company’s other named executive officers and the significant time horizons for performance under the awards (three and five years) and vesting of the awards (six to ten years);

•

the rigor of performance conditions associated with the performance shares awarded, including zero payout for relative ROC performance below the 45th percentile of the Company’s peer group; zero payout for relative TSR performance at or below the 30th percentile; target payout for relative ROC performance at the 60th percentile; target payout for relative TSR performance at the 50th percentile; maximum payout for relative ROC performance at the 100th percentile; maximum payout for relative TSR performance at the 90th percentile; and a payout cap of 100% if absolute ROC or absolute TSR performance is negative, regardless of outperformance relative to peers; and

•	the importance of executive focus on total shareholder return, effective use of capital, and long-term share price, all of which benefit the Company’s stockholders.

56	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Description of Awards

Performance shares account for one-half of the special retention equity awards. The Compensation Committee allocated these performance shares equally among four categories, split between three- and five-year performance cycles, and between relative TSR and ROC performance goals.

PERFORMANCE CYCLE	PERFORMANCE GOAL	VESTING PERIOD
Three years (fiscal years 2024-2026)	Relative TSR	Years 6-10
Three years (fiscal years 2024-2026)	Relative ROC	Years 6-10
Five years (fiscal years 2024-2028)	Relative TSR	Years 6-10
Five years (fiscal years 2024-2028)	Relative ROC	Years 6-10

The performance percentiles and corresponding percentage payouts for the special retention performance shares are the same as those for the standard performance shares described above. Following completion of the applicable performance cycle and determination by the Compensation Committee of the Company’s performance relative to the Corporate Peer Group, the vesting of each special retention performance share award will generally be subject to the recipient’s continued employment with the Company for an extended period of time. In particular, earned performance share awards will vest on the sixth through tenth anniversaries of the date of grant, at a rate of 20% per year. Standard performance shares, by contrast, vest promptly after the completion of a three-year performance cycle. The special retention performance shares are designed to incentivize both performance and retention at the Company over significantly longer periods of time.

RSUs account for the other half of the special retention equity awards. The RSUs have terms and conditions similar to the Company’s standard RSUs, except that the special retention RSUs have a substantially delayed and significantly extended vesting schedule. In particular, the vesting schedule generally commences on the sixth anniversary of the date of grant and continues through the tenth anniversary, at a rate of 20% per year. Standard RSUs, by contrast, vest on the first through third anniversaries of the date of grant, in 1/3 increments. The special retention RSUs serve as an additional tool to incentivize longer-term retention and an orderly leadership transition, and to further align executive and stockholder interests.

Target Value

The Compensation Committee previewed the structure and target value of the special retention equity awards with its compensation consultant. The compensation consultant advised that special retention awards generally range in target value from one to three times the amount of the annual long-term incentive grant (a grant of three times LTI would have equaled $6.3 million for Mr. Loweth and $1.8 million for Mr. Silverstein). The Compensation Committee elected to target a grant size of $3 million for Mr. Loweth and $1 million for Mr. Silverstein, approximately 1.4 and 1.7 times, respectively, the amount of their annual grants. The Compensation Committee believed these amounts to be appropriate, and sufficient to serve their intended purposes of incentivizing long-term performance, retention, and alignment of executive and stockholder interests.

Timeline

National Fuel Gas Company | 2025 PROXY STATEMENT	57

Executive Compensation

Summary of Performance and Vesting Requirements

Clawback Policy

The Board has a clawback policy (the “Clawback Policy”) in compliance with NYSE requirements. In general, the Clawback Policy requires the Company to recover, in a reasonably prompt manner, covered compensation erroneously awarded to a covered officer in the event of an accounting restatement, without regard to any taxes paid. “Covered compensation” is generally the amount of incentive-based compensation received by the covered officer, during an applicable three fiscal year recovery period immediately preceding an accounting restatement trigger date (but on or after October 2, 2023), that exceeds the amount of incentive-based compensation that otherwise would have been received during such period had it been determined based on the relevant restated amounts. “Incentive-based compensation” is generally compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, and “financial reporting measure” includes stock price and total shareholder return. A “covered officer” is any current or former “Section 16 officer” of the Company (within the meaning of Rule 16a-1(f) under the Exchange Act), as determined by the Board or the Compensation Committee. “Accounting restatement” means any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the Clawback Policy, the Company generally is not required to recover such excess compensation if the Compensation Committee has made a determination that recovery would be impracticable and (i) the Company has already attempted to recover such amount but the direct expense paid to a third party to assist in enforcing the Clawback Policy would exceed the amount to be recovered, (ii) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”). The Company may not indemnify any such covered officer against the loss of such recovered compensation. The Clawback Policy succeeded a recovery policy previously set forth in the Company’s Corporate Governance Guidelines.

Employee Benefits

Retirement Benefits

The Company maintains four plans that provide retirement benefits: (i) a qualified defined contribution retirement plan (“401(k) Plan”) that includes a traditional 401(k) benefit and, for certain eligible employees hired at various points in 2003 and thereafter, a retirement savings account (“RSA”) benefit; (ii) a qualified defined benefit retirement plan for those hired prior to various points in 2003 (“Retirement Plan”); (iii) a non-qualified tophat plan (“Tophat Plan”); and (iv) a non-qualified defined benefit executive retirement plan available only to select officers promoted prior to 2002 (“Executive Retirement Plan”). These plans help the Company attract and retain high caliber employees in high-level management positions and, in the case of the Tophat Plan and the Executive Retirement Plan, restore retirement benefits lost to employees under the qualified retirement plans as a result of the effect of Internal Revenue Code limits and the qualified plans’ limits on compensation

58	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

considered and benefits provided under such qualified plans. The employee benefits for named executive officers employed prior to 2003 differ from those made available to those employed during or after that year. The Company made changes to its programs that reflected a shift in competitive practices away from certain types of retirement benefits, but generally grandfathered existing employees (including named executive officers) who were then in service in the benefits programs that are commensurate with those in the regulated energy industry.

The named executive officers participated in the following plans in fiscal 2024:

	401(k) PLAN		RETIREMENT PLAN	TOPHAT PLAN			EXECUTIVE RETIREMENT PLAN
	TRADITIONAL BENEFIT	RSA BENEFIT		401(k) BENEFIT	RSA BENEFIT	RETIREMENT BENEFIT

Bauer	X		X	X		X

Silverstein	X	X		X	X

Kraemer	X		X	X			X

Loweth	X	X		X	X

DeCarolis	X		X	X			X

Benefits are described in more detail in the sections entitled “Fiscal 2024 Pension Benefits” and “Fiscal 2024 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” within this proxy statement.

Executive Life Insurance

The Company maintains an insurance program known as the “Executive Life Insurance Plan.” Executive officers who have reached age 50 are eligible to participate in this plan, under which the Company will pay the premium, generally in an amount up to $15,000 per year, of a life insurance policy or policies to be owned by the executive officer. The payment is taxable income to the executive officer and ceases when the executive officer’s employment ceases. In fiscal 2024 each of the named executive officers other than Mr. Silverstein and Mr. Loweth participated in the Executive Life Insurance Plan.

Executive Perquisites

The Company offers a limited number of perquisites to our named executive officers. The basis for offering these perquisites is to assist the officers in conducting business on behalf of the Company and to enhance the Company’s ability to attract and retain highly qualified executives. For certain items, the perquisite is incidental to other business-related use. For example, the Company owns tickets to the games of the local professional hockey and football teams. The Company made these investments in response to specific drives by the Buffalo, New York business community to support the retention of these professional athletic teams in the Buffalo area. The tickets are primarily used for Company business. On occasions when the tickets are not used for Company business, the named executive officers as well as other employees are permitted personal use.

The Company offers named executive officers tax preparation advice, in part to assure the Company that its officers are properly reporting compensation. The Company makes contributions for the named executive officers’ long-term disability plans. The Company also pays the costs of spouses accompanying named executive officers to certain of the Board of Directors and industry meetings and functions, as well as blanket travel insurance for the named executive officer and spouse.

Change in Control Arrangements

The Company’s named executive officers serve at the pleasure of the Board of Directors and are not employed pursuant to employment agreements. Each of the named executive officers is a party to an Employment Continuation and Noncompetition Agreement with the Company, which would become effective upon a change in control of the Company.

The Company and the Compensation Committee believe that these agreements are required for the attraction and retention of the executive talent needed to achieve corporate objectives and to assure that named executive officers direct their attention to their duties, acting in the best interests of the stockholders, notwithstanding the potential for loss of employment in connection with a change in control.

National Fuel Gas Company | 2025 PROXY STATEMENT	59

Executive Compensation

The agreement contains a “double-trigger” provision that provides payment only if employment terminates within three years following a change in control, as defined in the agreement, either by the Company other than for cause or by the named executive officer for good reason. The Compensation Committee believes this structure fulfills the incentive and executive attraction and retention objectives described above, without providing change in control benefits to named executive officers who continue to enjoy employment with the Company in the event of a change in control transaction.

The termination payment is generally calculated by multiplying 1.99 by the sum of the named executive officer’s current base salary plus the average of the annual short-term incentive compensation payment for the previous two fiscal years. The 1.99 multiplier is reduced on a pro-rata basis if termination occurs between age 62 and age 65, at which point no amount is payable. If payment is triggered, certain health benefits are continued for 18 months following termination, or until the date other similar coverage becomes available, if earlier.

The agreement contains a restrictive covenant whereby the named executive officer may, upon termination following a change in control, choose to refrain from being employed by or otherwise serving as an agent, consultant, partner or major stockholder of a business engaged in activity that is competitive with that of the Company or its subsidiaries. If the named executive officer so chooses to be bound by this restrictive covenant, an additional payment is made in the amount of the sum of current base salary plus the average of the annual short-term incentive compensation payment for the previous two fiscal years. The Compensation Committee and the Company believe this is an appropriate payment in exchange for the named executive officer’s agreement to the non-compete covenant. There is no gross-up for taxes on either payment.

If a named executive officer experiences a qualifying termination of employment within a specific time following a change in control of the Company, many of the components of total compensation described above become immediately vested or paid out in a lump sum. More detail about these items and calculations as of September 30, 2024 are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” within this proxy statement.

Stock Ownership Guidelines

In an effort to emphasize the importance of stock ownership and in consultation with the Compensation Committee, the Company maintains Common Stock ownership guidelines for officers, ranging from one time base salary for assistant vice presidents to six times base salary at the CEO level. Generally, officers are expected to meet the guidelines within five years following promotion. Unearned full-value equity awards, whether performance-based or time-based, and unexercised stock options and stock appreciation rights, if any, are excluded from the stock ownership calculation. Shares of common stock earned under the 2010 Equity Compensation Plan and deferred under the DCP are included in the calculation. Mr. Bauer holds approximately 17 times his base salary as of December 16, 2024. Aside from Mr. Silverstein, all other named executive officers employed by the Company at the end of the fiscal year, for whom the requirement is three times base salary, exceed their ownership requirements. Mr. Silverstein holds approximately 1.4 times his base salary as of December 16, 2024, and generally is expected to reach three times base salary by May 1, 2028, five years after his promotion to Treasurer and Chief Financial Officer. The Board and management believe that employees who are stockholders perform their jobs in a manner that considers the long-term interests of the stockholders. Company directors are also subject to ownership requirements, as noted previously in this proxy statement.

Tax and Accounting Considerations

In designing the Company’s compensation program, general consideration is given to the accounting treatment of the awards made to our named executive officers and pertinent tax law provisions. Section 162(m) of the Internal Revenue Code, generally prohibits the Company from deducting compensation paid in excess of $1 million per year to certain covered officers, including certain former named executive officers. Due to the importance and benefit to the Company and its stockholders of awarding compensation that is structured to properly incentivize our named executive officers, the Compensation Committee believes that it is in the Company’s best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

60	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Fiscal 2024 Summary Compensation Table

The following table sets forth a summary of the fiscal 2024 compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers other than the CEO and CFO. The compensation reflected for each officer was for the officer’s services provided in all capacities to the Company and its subsidiaries.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
David P. Bauer President and Chief Executive Officer	2024	1,070,000	0	4,097,448	1,478,606	1,819,723	187,389	8,653,166
	2023	1,025,000	0	3,999,543	1,326,094	1,244,524	175,141	7,770,302
	2022	972,500	0	3,657,593	1,610,703	53,382	184,248	6,478,426
Timothy J.	2024	412,000	0	1,624,353	364,373	0	89,775	2,490,501
Silverstein Treasurer and Chief Financial Officer	2023	315,417	240,000	169,443	0	0	57,469	782,329
Ronald C. Kraemer Chief Operating Officer	2024	820,000	0	2,465,653	890,520	1,476,604	134,826	5,787,603
	2023	798,750	0	2,432,923	908,978	1,676,914	138,094	5,955,659
	2022	759,500	0	2,161,947	985,831	946,819	135,323	4,989,420
Justin I. Loweth President of Seneca Resources Company, LLC	2024	693,000	0	5,180,689	744,265	0	100,006	6,717,960
	2023	667,500	0	2,188,855	679,465	0	110,443	3,646,263
	2022	627,500	14,903	1,756,773	759,463	0	94,487	3,253,126
Donna L. DeCarolis President of National Fuel Gas Distribution Corporation	2024	688,000	0	977,786	599,661	963,049	92,396	3,320,892
	2023	665,000	0	1,037,369	578,018	1,223,897	89,680	3,593,964
	2022	645,000	0	1,014,917	645,000	759,086	92,499	3,156,502

(1)

The stock award values for fiscal 2024 show the aggregate grant date fair value of performance shares and, where applicable, time-based RSUs, computed in accordance with FASB ASC Topic 718. For information on the valuation assumptions and performance conditions with respect to these awards, refer to Note A under the heading “Stock-Based Compensation” and Note H under the heading “Stock Award Plans” in the Company’s financial statements in its Form 10-K for the fiscal year ended September 30, 2024 (“2024 Form 10-K”). The grant date fair value of performance shares reflects an estimate that 100% of the performance shares awarded will vest at the end of the three-year performance cycle. The actual percentage to vest will be determined following fiscal 2026. The grant date fair value of stock awards granted in fiscal 2024, assuming the highest level of performance for performance shares (200%), is as follows: Mr. Bauer, $6,846,179; Mr. Silverstein, $2,561,516; Mr. Loweth, $8,198,490; Mr. Kraemer, $4,931,305; and Ms. DeCarolis, $1,955,571.

(2)

For fiscal 2024, this column reflects annual incentive compensation. Please refer to the Compensation Discussion and Analysis for additional information about annual incentive compensation, including information regarding the performance conditions applicable to the awards.

(3)

The amounts included in this column as the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans (including supplemental plans) include the following for fiscal 2024: for Mr. Bauer, an increase of $1,819,723; for Mr. Kraemer, an increase of $1,476,604; and for Ms. DeCarolis, an increase of $963,049. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements in its 2024 Form 10-K, as described in Note K, “Retirement Plan and Other Post-Retirement Benefits.” For fiscal 2024, there were no above-market earnings on compensation that is deferred on a basis that is not tax-qualified. See the narrative, tables and notes to the sections entitled “Fiscal 2024 Pension Benefits” and “Fiscal 2024 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” within this proxy statement for more information.

(4)	See the All Other Compensation table below for more information.

National Fuel Gas Company | 2025 PROXY STATEMENT	61

Executive Compensation

The following table describes each component of the All Other Compensation column in the Fiscal 2024 Summary Compensation Table:

DESCRIPTION	DAVID P. BAUER ($)	TIMOTHY J. SILVERSTEIN ($)	RONALD C. KRAEMER ($)	JUSTIN I. LOWETH ($)	DONNA L. DECAROLIS ($)

Defined Contributions(a)	20,475	34,525	20,475	34,108	20,475

401(k) Tophat(b)	132,441	26,107	82,156	21,105	56,785

RSA Tophat(c)	0	17,405	0	43,841	0

Employee Stock Ownership Plan (“ESOP”) Supplemental Payment(d)	0	0	1,217	0	0

Life Insurance(e)	15,000	816	15,000	816	15,000

Travel Accident Insurance(f)	156	71	136	136	136

Perquisites(g)	19,317	10,851	15,842	N/A	N/A

Total	187,389	89,775	134,826	100,006	92,396

a)

Represents the Company contributions to the 401(k) plan accounts of the named executive officers. Each named executive officer receives a Company match of up to 6% within the 401(k) plan on the lesser of base salary or the IRS annual compensation limit. In addition, Mr. Silverstein and Mr. Loweth are participants in the Company’s RSA benefit within the 401(k) plan, pursuant to which they receive a Company contribution of 4% on the portion of their base salary plus annual bonus that does not exceed the IRS annual compensation limit.

b)

Each named executive officer is prohibited from receiving the full 401(k) Company match due to the IRS annual compensation limit. The 401(k) tophat benefit gives each named executive officer a Company match on the following forms of compensation: (1) base salary that exceeds the IRS annual compensation limit, and (2) annual cash incentive compensation.

c)	Represents the Company contributions on Mr. Silverstein’s and Mr. Loweth’s base salary plus annual cash incentive payment that exceeded the IRS annual compensation limit.

d)

All management participants who were hired prior to December 31, 1986 participate in the ESOP, which pays dividends to the participants on the Common Stock held in the plan. Participants who were hired prior to 1983 did not have the option to reinvest dividends on shares acquired prior to 1983. The formula for the supplemental payment was designed to result in aggregate supplemental payments to pre-1983 participants approximating the amount the Company saved in corporate income taxes by prohibiting the reinvestment of dividends. The ESOP is a qualified benefit plan that was frozen in 1987 and closed to future participants.

e)

Represents, for Mr. Bauer, Mr. Kraemer and Ms. DeCarolis, Company-paid life insurance premiums under the Executive Life Insurance Plan; and for Mr. Silverstein and Mr. Loweth, Company-paid group life insurance premiums.

f)	Represents the premiums paid for the blanket travel insurance policy, which provides a death benefit to beneficiaries of an officer if the officer dies while traveling on business.

g)

Perquisites for Mr. Bauer, Mr. Silverstein and Mr. Kraemer consist of financial and tax preparation services, attendance at Company and industry events for a family member, blanket travel insurance for personal travel, tickets to sporting and entertainment events, and long-term disability contributions paid by the Company. Perquisites for Mr. Loweth and Ms. DeCarolis were each less than $10,000 in the aggregate.

62	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Grants of Plan-Based Awards in Fiscal 2024

The following table sets forth information with respect to plan-based annual incentive award opportunities, performance shares and restricted stock units granted to the named executive officers during fiscal 2024.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	NOTE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	UNITS (#)	AWARDS ($)(1)
David P. Bauer	(2)	12/6/23	476,819	1,337,500	2,000,000
	(3)	12/6/23				14,246	28,491	56,982		1,266,501
	(4)	12/6/23				1,781	28,491	56,982		1,322,267
	(5)	12/6/23				1,819	3,638	7,276		159,962
	(6)	12/6/23							29,061	1,348,717
Timothy J. Silverstein	(2)	12/6/23	117,502	329,600	545,982
	(3)	12/6/23				2,072	4,144	8,288		184,212
	(4)	12/6/23				259	4,144	8,288		192,323
	(5)	12/6/23				265	529	1,058		23,260
	(6)	12/6/23							4,227	196,174
	(7)	12/6/23				1,760	3,519	7,038		122,769
	(8)	12/6/23				1,760	3,519	7,038		122,769
	(9)	12/6/23				220	3,519	7,038		132,103
	(10)	12/6/23				220	3,519	7,038		159,727
	(11)	12/6/23							14,074	491,016
Ronald C. Kraemer	(2)	12/6/23	296,430	820,000	1,362,430
	(3)	12/6/23				13,042	26,084	52,168		1,159,504
	(4)	12/6/23				1,631	26,084	52,168		1,210,558
	(5)	12/6/23				1,087	2,174	4,348		95,591
Justin I. Loweth	(2)	12/6/23	197,834	658,350	1,119,524
	(3)	12/6/23				7,286	14,572	29,144		647,764
	(4)	12/6/23				911	14,572	29,144		676,287
	(5)	12/6/23				930	1,860	3,720		81,784
	(6)	12/6/23							14,864	689,834
	(7)	12/6/23				5,278	10,556	21,112		368,279
	(8)	12/6/23				5,278	10,556	21,112		368,279
	(9)	12/6/23				660	10,556	21,112		396,272
	(10)	12/6/23				660	10,556	21,112		479,137
	(11)	12/6/23							42,222	1,473,054
Donna L. DeCarolis	(2)	12/6/23	200,621	550,400	916,141
	(3)	12/6/23				5,172	10,344	20,688		459,819
	(4)	12/6/23				647	10,344	20,688		480,065
	(5)	12/6/23				431	862	1,724		37,902

(1)

The equity award values reflect the fair value of performance shares and, where applicable, RSUs at the date of grant, computed in accordance with FASB ASC Topic 718. For performance shares, values are based on the probable outcome of the applicable performance condition. Refer to Note A under the heading “Stock-Based Compensation” and Note H under the heading “Stock Award Plans” in the Company’s financial statements in its 2024 Form 10-K.

(2)

This row represents the annual cash incentive opportunity set in fiscal 2024. Each of the named executive officers participated in the At Risk Plan. The amounts actually paid for fiscal 2024 are set forth in the Fiscal 2024 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis for additional information about applicable performance conditions.

(3)

ROC performance shares granted to named executive officers on December 6, 2023 (other than the special retention awards granted to Mr. Silverstein and Mr. Loweth) generally vest after completion of a three-year performance cycle (October 1, 2023 through September 30, 2026), subject to the achievement of a performance condition tied to relative total return on capital. Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

National Fuel Gas Company | 2025 PROXY STATEMENT	63

Executive Compensation

(4)

TSR performance shares granted to named executive officers on December 6, 2023 (other than the special retention awards granted to Mr. Silverstein and Mr. Loweth) generally vest after completion of a three-year performance cycle (October 1, 2023 through September 30, 2026), subject to the achievement of a performance condition tied to relative total shareholder return. The threshold number represents a payout of approximately 6.25% of the target opportunity (rounded up to the nearest whole share), which would result from performance at approximately the 31.25 percentile. Performance at that percentile would be the lowest achievable percentile above the 30th percentile, assuming no changes to the 16-member peer group (the peer group currently comprises 16 companies, following the acquisition in July 2024 of one company (Equitrans Midstream Corporation) initially included in the group). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(5)

ESG performance shares granted to named executive officers on December 6, 2023 generally vest after completion of a three-year performance cycle (January 1, 2024 through December 31, 2026), subject to the achievement of a performance condition tied to reductions in GHG emissions and methane intensity levels. Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(6)

RSUs granted to named executive officers on December 6, 2023 (other than the special retention awards granted to Mr. Silverstein and Mr. Loweth) generally vest in one-third increments on the first three anniversaries of the date of grant, subject to continued employment with the Company. Please refer to the narrative disclosure under the “Fiscal 2024 Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding vesting terms.

(7)

ROC performance shares with a three-year performance cycle granted to Mr. Silverstein and Mr. Loweth on December 6, 2023 as special retention awards generally vest after (i) completion of the three-year performance cycle (October 1, 2023 through September 30, 2026), subject to the achievement of a performance condition tied to relative total return on capital, and (ii) completion of additional periods of service (in particular, earned performance shares generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant, subject to continued employment with the Company). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(8)

ROC performance shares with a five-year performance cycle granted to Mr. Silverstein and Mr. Loweth on December 6, 2023 as special retention awards generally vest after (i) completion of the five-year performance cycle (October 1, 2023 through September 30, 2028), subject to the achievement of a performance condition tied to relative total return on capital, and (ii) completion of additional periods of service (in particular, earned performance shares generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant, subject to continued employment with the Company). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(9)

TSR performance shares with a three-year performance cycle granted to Mr. Silverstein and Mr. Loweth on December 6, 2023 as special retention awards generally vest after (i) completion of the three-year performance cycle (October 1, 2023 through September 30, 2026), subject to the achievement of a performance condition tied to relative total shareholder return, and (ii) completion of additional periods of service (in particular, earned performance shares generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant, subject to continued employment with the Company). The threshold number represents a payout of approximately 6.25% of the target opportunity (rounded up to the nearest whole share), which would result from performance at approximately the 31.25 percentile. Performance at that percentile would be the lowest achievable percentile above the 30th percentile, assuming no changes to the 16-member peer group (the peer group currently comprises 16 companies, following the acquisition in July 2024 of one company (Equitrans Midstream Corporation) initially included in the group). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(10)

TSR performance shares with a five-year performance cycle granted to Mr. Silverstein and Mr. Loweth on December 6, 2023 as special retention awards generally vest after (i) completion of the five-year performance cycle (October 1, 2023 through September 30, 2028), subject to the achievement of a performance condition tied to relative total shareholder return, and (ii) completion of additional periods of service (in particular, earned performance shares generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant, subject to continued employment with the Company). The threshold number represents a payout of approximately 6.25% of the target opportunity (rounded up to the nearest whole share), which would result from performance at approximately the 31.25 percentile. Performance at that percentile would be the lowest achievable percentile above the 30th percentile, assuming no changes to the 16-member peer group (the peer group currently comprises 16 companies, following the acquisition in July 2024 of one company (Equitrans Midstream Corporation) initially included in the group). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance condition and vesting terms.

(11)

RSUs granted to Mr. Silverstein and Mr. Loweth on December 6, 2023 as special retention awards generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant, subject to continued employment with the Company. Please refer to the narrative disclosure under the “Fiscal 2024 Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding vesting terms.

64	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table sets forth, on an award-by-award basis for each of the named executive officers, the number and market value of outstanding equity awards (performance shares and RSUs) as of September 30, 2024.

			STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
David P. Bauer	12/2/21	(3)			18,624	1,128,801
	12/2/21	(4)			3,105	188,194
	12/2/21	(5)			1,189	72,065
	12/2/21	(6)	6,388	387,177
	12/1/22	(3)			19,924	1,207,594
	12/1/22	(4)			1,245	75,459
	12/1/22	(5)			1,272	77,096
	12/1/22	(6)	13,691	829,812
	12/6/23	(3)			14,246	863,450
	12/6/23	(4)			28,491	1,726,840
	12/6/23	(5)			1,819	110,250
	12/6/23	(6)	29,061	1,761,387
Timothy J. Silverstein	12/9/19	(6)	300	18,183
	12/2/21	(3)			836	50,670
	12/2/21	(4)			139	8,425
	12/2/21	(5)			54	3,273
	12/2/21	(6)	287	17,395
	12/1/22	(3)			844	51,155
	12/1/22	(4)			53	3,212
	12/1/22	(5)			54	3,273
	12/1/22	(6)	580	35,154
	12/6/23	(3)			2,072	125,584
	12/6/23	(4)			4,144	251,168
	12/6/23	(5)			265	16,062
	12/6/23	(6)	4,227	256,198
	12/6/23	(7)			1,760	106,674
	12/6/23	(8)			1,760	106,674
	12/6/23	(9)			3,519	213,287
	12/6/23	(10)			3,519	213,287
	12/6/23	(11)	14,074	853,025

National Fuel Gas Company | 2025 PROXY STATEMENT	65

Executive Compensation

			STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(2)
Ronald C. Kraemer	12/2/21	(3)			15,827	959,274
	12/2/21	(4)			2,638	159,889
	12/2/21	(5)			660	40,003
	12/1/22	(3)			18,150	1,100,072
	12/1/22	(4)			1,134	68,732
	12/1/22	(5)			757	45,882
	12/6/23	(3)			13,042	790,476
	12/6/23	(4)			26,084	1,580,951
	12/6/23	(5)			1,087	65,883
Justin I. Loweth	12/2/21	(3)			8,949	542,399
	12/2/21	(4)			1,492	90,430
	12/2/21	(5)			572	34,669
	12/2/21	(6)	3,065	185,770
	12/1/22	(3)			10,904	660,891
	12/1/22	(4)			682	41,336
	12/1/22	(5)			696	42,185
	12/1/22	(6)	7,492	454,090
	12/6/23	(3)			7,286	441,604
	12/6/23	(4)			14,572	883,209
	12/6/23	(5)			930	56,367
	12/6/23	(6)	14,864	900,907
	12/6/23	(7)			5,278	319,900
	12/6/23	(8)			5,278	319,900
	12/6/23	(9)			10,556	639,799
	12/6/23	(10)			10,556	639,799
	12/6/23	(11)	42,222	2,559,075
Donna L. DeCarolis	12/2/21	(3)			7,430	450,332
	12/2/21	(4)			1,239	75,096
	12/2/21	(5)			310	18,789
	12/1/22	(3)			7,739	469,061
	12/1/22	(4)			484	29,335
	12/1/22	(5)			323	19,577
	12/6/23	(3)			5,172	313,475
	12/6/23	(4)			10,344	626,950
	12/6/23	(5)			431	26,123

(1)

RSUs generally vest in one-third increments on the first, second and third anniversaries of the date of grant, except that the RSUs granted to Mr. Silverstein and Mr. Loweth on December 6, 2023 as special retention awards generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant. The market value represents the number of unvested RSUs multiplied by the closing market price ($60.61) of the Common Stock as of September 30, 2024.

66	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

(2)

The ROC performance shares and TSR performance shares awarded on December 2, 2021, December 1, 2022 and December 6, 2023 (other than those granted on December 6, 2023 as special retention awards) generally vest after completion of a three-year performance cycle ending September 30, 2024, September 30, 2025 and September 30, 2026, respectively, subject to the achievement of a performance condition based on relative ROC or relative TSR. The ESG performance shares awarded on December 2, 2021, December 1, 2022 and December 6, 2023 generally vest after completion of a three-year performance cycle ending December 31, 2024, December 31, 2025 and December 31, 2026, respectively, subject to the achievement of a performance condition based on reductions in GHG emissions and methane intensity levels. The ROC performance shares and TSR performance shares awarded on December 6, 2023 as special retention awards generally vest in one-fifth increments on the sixth through tenth anniversaries of the date of grant, subject to the achievement of a three-year or five-year performance condition (measured from the grant date) based on relative ROC or relative TSR.

Estimated performance through September 30, 2024 for the ROC performance shares awarded on December 2, 2021 and December 1, 2022 was above threshold and below target. Accordingly, the estimated number of unearned ROC performance shares awarded on those dates is reported at the target amount of 100%. Estimated performance through September 30, 2024 for the ROC performance shares awarded on December 6, 2023 was below threshold. Accordingly, the estimated number of unearned ROC performance shares awarded on that date is reported at the threshold amount of 50%.

Estimated performance through September 30, 2024 for the TSR performance shares awarded on December 2, 2021 and December 1, 2022 was at or below threshold. Accordingly, the estimated number of unearned TSR performance shares awarded on those dates is reported at the threshold amount (the payout percentage corresponding to performance at the percentile next above the 30th percentile). Estimated performance through September 30, 2024 for the TSR performance shares awarded on December 6, 2023 was above threshold and below target. Accordingly, the estimated number of unearned TSR performance shares awarded on that date is reported at the target amount of 100%.

Estimated performance through December 31, 2023 (the most recent completed year for which information is available within the three-year performance cycle) for the ESG performance shares awarded on December 2, 2021 and December 1, 2022 was at threshold. Accordingly, the estimated number of unearned ESG performance shares awarded on those dates is reported at the threshold amount of 50%. The estimated number of unearned ESG performance shares awarded on December 6, 2023 is reported at the threshold amount of 50%, as performance data is not yet available for calendar year 2024, the first year of the three-year performance cycle.

As explained in the CD&A, actual performance over the full three-year performance cycle could result in a payout lesser or greater than 100%. The market value of the unearned performance shares represents the estimated number of shares set forth in the table multiplied by the closing market price of the Common Stock as of September 30, 2024 ($60.61). Please refer to the narrative disclosure under the “Long-Term Incentive Compensation” section within this proxy statement for additional information on the performance conditions and vesting terms.

(3)	ROC performance shares (other than those granted as special retention award).

(4)	TSR performance shares (other than those granted as special retention award).

(5)	ESG performance shares.

(6)	RSUs (other than those granted as special retention award).

(7)	ROC performance shares with three-year performance cycle and ten-year vesting period, granted as special retention award.

(8)	ROC performance shares with five-year performance cycle and ten-year vesting period, granted as special retention award.

(9)	TSR performance shares with three-year performance cycle and ten-year vesting period, granted as special retention award.

(10)	TSR performance shares with five-year performance cycle and ten-year vesting period, granted as special retention award.

(11)	RSUs with ten-year vesting period, granted as special retention award.

Option Exercises and Stock Vested in Fiscal 2024

The following table sets forth, as to each named executive officer, information with respect to RSUs and performance shares vested during the fiscal year, including any amounts deferred at the named executive officer’s election pursuant to the terms of the DCP.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

David P. Bauer	92,434	4,667,656

Timothy J. Silverstein	3,257	164,969

Ronald C. Kraemer	25,602	1,288,421

Justin I. Loweth	21,290	1,078,270

Donna L. DeCarolis	19,493	981,979

(1)

Represents the fair market value of the Common Stock on the vest date multiplied by the number of RSUs or performance shares that vested. Mr. Bauer and Mr. Kraemer each deferred the full amount of their vested shares, pursuant to the DCP. The terms of the DCP are described above under “Director Compensation.”

National Fuel Gas Company | 2025 PROXY STATEMENT	67

Executive Compensation

Fiscal 2024 Pension Benefits

The following table sets forth information with respect to the pension benefits as of September 30, 2024 of each of the named executive officers. The Company sponsors a non-qualified executive retirement plan and a qualified retirement plan, and also provides a retirement-related benefit under a non-qualified tophat plan. The named executive officers participate in these benefits to the extent indicated below.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)
David P. Bauer	Executive Retirement Plan	—	—	—
	Retirement Plan	22	1,101,253	0
	Retirement-Related Tophat	22	6,388,551	0
Timothy J. Silverstein	Executive Retirement Plan	—	—	—
	Retirement Plan	—	—	—
	Retirement-Related Tophat	—	—	—
Ronald C. Kraemer	Executive Retirement Plan	40	8,873,793	0
	Retirement Plan	40	2,043,711	0
	Retirement-Related Tophat	—	—	—
Justin I. Loweth	Executive Retirement Plan	—	—	—
	Retirement Plan	—	—	—
	Retirement-Related Tophat	—	—	—
Donna L. DeCarolis	Executive Retirement Plan	40	7,999,110	0
	Retirement Plan	40	2,319,378	0
	Retirement-Related Tophat	—	—	—

(1)

For actuarial assumptions, please refer to Note K, Retirement Plan and Other Post-Retirement Benefits, to the Company’s 2024 Form 10-K. The Executive Retirement Plan recognizes participants’ first year of service, but the National Fuel Gas Company Retirement Plan excludes the first year. Benefit service under each plan is capped at 40 years, but Mr. Kraemer had 46 years of service and Ms. DeCarolis 41 years of service with the Company as of September 30, 2024.

Retirement Plan

The National Fuel Gas Company Retirement Plan (the “Retirement Plan”) is a tax-qualified defined benefit plan. The base benefit under the Retirement Plan is a life annuity that is calculated by multiplying the employee’s final average pay by 1.5% and then multiplying such product by the employee’s years of credited service up to a maximum of 40 years. Final average pay is the average of the participant’s total pay during the five consecutive years of highest pay from the last ten years of participation. Total pay only includes base salary, certain lump sum payments, and annual At Risk Plan and EACIP payments. Credited service is the period that an employee is a participant in the Retirement Plan and receives pay from the Company or one of its participating subsidiaries.

The Retirement Plan provides unreduced retirement benefits at or after age 65, or, for participants with at least ten years of service, at or after age 60. Participants may otherwise retire with no reduction in their accrued benefit on or after the date on which the sum of their age plus years of service equals ninety (“rule of 90”). Participants who are at least age 55 with 10 years of service and who do not meet the rule of 90 are eligible for and may commence early retirement with a benefit reduction of 0.4167% per whole month prior to age 60. The Retirement Plan does not permit the granting of extra years of credited service to the participants. The retirement benefit is available as a single life annuity or in various other annuity forms, including joint and survivor and term-certain annuities. All are calculated on an actuarially equivalent basis using a 6% interest rate and the RP-2014 Mortality Table for healthy annuitants blended 50% male and 50% female.

Mr. Kraemer and Ms. DeCarolis are currently eligible for an unreduced benefit under the Retirement Plan. Mr. Bauer is eligible for a reduced benefit. Mr. Silverstein and Mr. Loweth are not participants in the Retirement Plan.

68	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Executive Retirement Plan

The National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”) is a non-qualified defined benefit plan. Although the CEO of the Company is authorized to designate participants in the ERP, no such designation has occurred since 2001.

The ERP provides a two-part benefit: a tophat benefit and a supplemental benefit. The tophat benefit makes an ERP participant whole for any reduction in the regular pension he or she receives under the Retirement Plan resulting from Internal Revenue Code limitations. The supplemental benefit provides an additional retirement benefit to the Retirement Plan. Participants in the Retirement Plan who are not designated to participate in the ERP will receive a retirement-related tophat benefit under a separate Tophat Plan (discussed below under “Fiscal 2021 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans”), if appropriate based on the Internal Revenue Code limitations.

The tophat benefit under the ERP vests in the same manner and subject to the same service requirements that apply to the Retirement Plan. The supplemental benefit under the ERP vests at age 55 and completion of five years of credited service. An ERP participant who vests in the tophat benefit, but does not vest in the supplemental benefit, receives only a tophat benefit. An ERP participant who is vested in both the tophat benefit and the supplemental benefit and who terminates service with the Company before age 65 receives the tophat benefit and a portion of the supplemental benefit that is based upon the participant’s age and years of credited service. For the ERP, credited service is the number of years the participant has been employed by the Company or one of its participating subsidiaries, not to exceed 40 years.

The tophat benefit is stated as a life annuity that is calculated as the difference between (a) the benefit the ERP participant would have received under the Retirement Plan but for the limitations imposed by the Internal Revenue Code, and (b) the base benefit the participant receives under the Retirement Plan.

Assuming retirement at age 65, the supplemental benefit is stated as a life annuity that is calculated using the following formula:

(a) 1.97% of final average pay for each year of service not in excess of 30 years; plus

(b) 1.32% of final average pay for each of the next 10 years of service that are in excess of 30 (but not to exceed 10); minus

(c) 1.25% of an assumed Social Security benefit (calculated as if the participant had no future wages) for each year of service not in excess of 40 years; minus

(d) the participant’s base benefit under the Retirement Plan; minus

(e) the participant’s tophat benefit.

Final average pay under the ERP is the same as under the Retirement Plan, but without the compensation limitations imposed by the Internal Revenue Code.

If a participant retires on or after age 62, but before age 65, the supplemental benefit is reduced by 1/2 of 1% for each whole month prior to age 65. If a participant retires before age 62, the supplemental benefit is further reduced by 1% for each whole month between age 55 years and 2 months and age 62. Furthermore, the member’s supplemental benefit shall be increased by .125% for each whole calendar month by which a member’s years of service exceed 30, subject to a maximum of 40 years.

The normal form of benefit under the ERP is a four-year period certain annuity that is actuarially equivalent to the lump-sum present value (calculated using the most recently published mortality table that is generally accepted by American actuaries and reasonably applicable to the ERP, and a six percent discount rate) of the sum of the participant’s tophat benefit and supplemental benefit (if the participant is vested therein). Other available forms of payment include single life, ten-year period certain and life, and joint and survivor annuities.

Fiscal 2024 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company maintains a non-qualified tophat plan (the “Tophat Plan”) that provides restoration of benefits lost under the Retirement Plan (see Fiscal 2024 Pension Benefits) and/or the Tax-Deferred Savings Plan (the 401(k) plan) due to the effect of Internal Revenue Code limits. See notes (b) and (c) under the All Other Compensation table that follows the Fiscal 2024 Summary Compensation Table. The Company pays the 401(k) tophat benefit and the RSA tophat benefit under the Tophat Plan no later than March 15 of the calendar year following the year in which the benefits were earned.

National Fuel Gas Company | 2025 PROXY STATEMENT	69

Executive Compensation

The Company also maintains a deferred compensation plan for directors and officers (the DCP), as described above under “Director Compensation.”

The following table reflects the contributions, earnings or loss, distributions and total balance of the 401(k) and RSA benefits under the Tophat Plan and, for Mr. Bauer, Mr. Kraemer and Ms. DeCarolis, the DCP:

	FISCAL 2024 NONQUALIFIED DEFERRED COMPENSATION
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS (LOSS) IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)(3)	AGGREGATE BALANCE AT LAST FYE ($)(4)
David P. Bauer — Tophat Plan	0	132,441	0	122,166	121,791
— DCP	4,502,110	0	1,805,945	0	9,847,056
Timothy J. Silverstein — Tophat Plan	0	43,512	0	26,067	42,512
Ronald C. Kraemer — Tophat Plan	0	82,156	0	83,039	75,031
— DCP	1,447,675	0	538,543	0	3,422,303
Justin I. Loweth — Tophat Plan	0	64,946	0	61,679	56,321
Donna L. DeCarolis — Tophat Plan	0	56,785	0	55,081	51,685
— DCP	110,080	0	14,167	0	345,371

(1)

The following amounts reported in the Executive Contributions column are also included in amounts reported in the Salary column of the Fiscal 2024 Summary Compensation Table: Mr. Kraemer, $205,000; Ms. DeCarolis, $110,080. All amounts reported in the Registrant Contributions column are also included in amounts reported in the All Other Compensation column of the Fiscal 2024 Summary Compensation Table; refer to notes (b) and (c) to the All Other Compensation table.

(2)	This column represents the net earnings during the fiscal year for the DCP.

(3)

This column includes the distribution, in January 2024, of the 401(k) and RSA benefits under the Tophat Plan for the calendar year ended December 31, 2023. No withdrawals or distributions were made with respect to the DCP.

(4)

This column includes the balance of the 401(k) and RSA benefits under the Tophat Plan for each named executive officer and the DCP balance for Mr. Bauer, Mr. Kraemer and Ms. DeCarolis. The amounts in this column previously reported as compensation to the named executive officers in the Summary Compensation Table for previous years relate to the DCP, as follows: Mr. Bauer, $5,999,270; Mr. Kraemer, $1,259,207; and Ms. DeCarolis, $211,679.

70	National Fuel Gas Company | 2025 PROXY STATEMENT

Executive Compensation

Fiscal 2024 Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive officers’ employment had terminated on September 30, 2024 (the last business day of the Company’s fiscal year), assuming each named executive officer’s compensation and service levels as of that date and, if applicable, based on the closing price of the Common Stock on that date ($60.61 per share). These benefits are in addition to benefits available generally to most salaried employees. Due to the number of factors that affect the nature and amount of any benefit provided upon the events discussed below, any actual amounts paid or distributed in the future may be different from the amounts contained in the following tables. Factors that could affect these amounts include the timing during the year of any such event, the market value of the Common Stock and the named executive officer’s age.

National Fuel Gas Company 2010 Equity Compensation Plan

Awards outstanding to named executive officers at September 30, 2024 under the National Fuel Gas Company 2010 Equity Compensation Plan included performance shares and RSUs.

Performance Shares — Termination of employment due to death, disability or retirement, or due to a divestiture by the Company of one or more subsidiaries that does not amount to a change in control, results in the vesting of a conditional right. Payment of the performance shares remains subject to satisfaction of the applicable performance conditions, and the named executive officer would be entitled to a distribution of the same number of performance shares that would be payable for the performance period had the named executive officer’s service with the Company continued until the end of the applicable performance period, pro-rated to reflect the time period from the commencement of the performance period through the date of termination.

The following table represents the estimated value of performance shares at September 30, 2024, assuming a qualifying termination on that date, performance at the target level of performance, and the closing price of the Common Stock on that date.

NAME	VALUE OF PERFORMANCE SHARES ($)	NAME	VALUE OF PERFORMANCE SHARES ($)
David P. Bauer	5,296,142	Justin I. Loweth	3,378,148
Timothy J. Silverstein	582,276	Donna L. DeCarolis	2,014,303

Ronald C. Kraemer	4,598,996

In connection with a change in control as described below, performance shares are deemed earned at the target level of performance, and the Compensation Committee may provide that the performance shares be settled in cash.

Restricted Stock Units (RSUs) — Termination of employment due to death, disability, or divestiture by the Company of one or more subsidiaries that does not amount to a change in control, results in the vesting of RSUs.

The following table represents the estimated value of RSUs at September 30, 2024, assuming a qualifying termination on that date and the closing price of the Common Stock on that date.

NAME	VALUE OF RSUs ($)	NAME	VALUE OF RSUs ($)

David P. Bauer	2,978,375	Justin I. Loweth	4,099,903

Timothy J. Silverstein	1,179,955	Donna L. DeCarolis	0

Ronald C. Kraemer	0

Change in Control — If there is a change in control, no acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any award if the Compensation Committee reasonably determines in good faith, prior to the change in control, that the award will be honored or assumed, or new rights substituted (an “Alternative Award”), by the named executive officer’s employer following the change in control; provided that any Alternative Award must:

(a) be based on stock traded on an established U.S. securities market;

(b) provide the named executive officer with substantially equivalent rights, entitlements and economic value; and

National Fuel Gas Company | 2025 PROXY STATEMENT	71

Executive Compensation

(c) provide that, if the named executive officer’s employment is involuntarily terminated (other than for cause) or is constructively terminated, in either case within 24 months after the change in control, then all of the named executive officer’s awards shall vest and be paid in cash or immediately transferable, publicly-traded securities in an amount equal to, in the case of a SAR, the excess of the fair market value on the date of termination over the grant price, and in the case of other awards, the fair market value of the number of shares of stock subject to the award.

If the Compensation Committee cannot make the above determination, then: each SAR then outstanding shall be exercisable regardless of the exercise schedule otherwise applicable; each outstanding RSU shall become fully vested and payable; and each outstanding performance share award shall be deemed earned at the target level of performance for the award. In addition, in connection with a change in control, the Compensation Committee may provide that each SAR shall be canceled in exchange for a cash payment equal to the excess of fair market value over the grant price of the SAR. The Compensation Committee may also direct that each RSU and performance share shall be settled in cash with its value determined based on the value received by stockholders in the change in control transaction.

The following table represents the value of awards outstanding under the 2010 Equity Compensation Plan which, upon a change in control as of September 30, 2024, would have become vested and payable (in the case of RSUs), or would have been deemed earned at the target level of performance (in the case of performance shares), in each case, assuming an Alternative Award is not provided. The amounts below are based on the closing price of the Common Stock on September 30, 2024.

NAME	PAYMENT DUE ON VESTED & UNVESTED AWARDS ($)	NAME	PAYMENT DUE ON VESTED & UNVESTED AWARDS ($)

David P. Bauer	11,623,665	Justin I. Loweth	11,098,479

Timothy J. Silverstein	2,784,181	Donna L. DeCarolis	3,221,543

Ronald C. Kraemer	7,584,008

The 2010 Equity Compensation Plan provides that, if a named executive officer engages in any business or activity competitive with that of the Company, without the Company’s written consent, or the named executive officer performs any act that is against the best interests of the Company, all unexercised, unearned or unpaid awards are forfeited.

A “change in control” generally occurs when (a) any person other than the Company, a subsidiary or any employee benefit plan sponsored by the Company is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the voting power of the outstanding stock of the Company; (b) a consolidation or merger occurs and the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following, (i) at least a majority of the stock entitled to vote in the election of directors of the surviving corporation, or (ii) stock in the surviving corporation that represents at least 50% of the fair market value of all classes of stock of that entity, in either case, in substantially the same proportionate ownership as immediately before the consolidation or merger; (c) there is any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or (d) individuals who constitute the Board of Directors of the Company at the beginning of the twelve-month period ended on the date of determination (the “Incumbent Board”) have ceased to constitute at least a majority, provided that any person becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, shall be considered as though such person was a member of the Incumbent Board.

National Fuel Gas Company Tophat Plan

Under the Company’s Tophat Plan, the Company restores to the named executive officers benefits that may be lost under the Company’s qualified retirement benefit plans (Retirement Plan, traditional 401(k) and RSA) due to the Internal Revenue Code or qualified plan limits.

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The following table represents the aggregate amount payable for the 401(k) tophat benefit and RSA tophat benefit if termination occurred September 30, 2024 due to retirement, death, disability, or involuntary termination (other than for cause), or if there was a change in control and the Company terminated the named executive officer without cause or the named executive officer terminated for good reason.

NAME	PAYMENT ($)	NAME	PAYMENT ($)

David P. Bauer	121,791	Justin I. Loweth	56,321

Timothy J. Silverstein	42,512	Donna L. DeCarolis	51,685

Ronald C. Kraemer	75,031

The value of the tophat benefits for all other forms of termination would have been as follows: Mr. Bauer, $33,075; Mr. Silverstein, $6,075; Mr. Kraemer, $21,600; Mr. Loweth, $26,550; and Ms. DeCarolis, $15,705.

Employment Continuation and Noncompetition Agreement

Pursuant to each named executive officer’s Employment Continuation and Noncompetition Agreement with the Company, if there is a change in control, and the named executive officer remains employed thereafter, the named executive officer’s annual salary and employee benefits are preserved for at least three years at the levels then in effect. The agreement also provides for a severance benefit and the continuation of health, welfare and fringe benefits, as described below.

Severance Benefit — In the event of termination of a named executive officer within three years of a change in control without cause or by the named executive officer for good reason, the named executive officer is entitled to a single lump sum cash payment equal to 1.99 times the sum of the named executive officer’s annual base salary and the average of the annual cash bonus for the previous two fiscal years. The 1.99 multiplier is reduced on a pro-rata basis if termination occurs between age 62 and age 65, at which point no amount is payable. The named executive officers are also entitled to their base salary through the date of termination and to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement with the named executive officer.

The following table represents the estimated severance benefit payable as a lump sum payment.

NAME	PAYMENT ($)	NAME	PAYMENT ($)

David P. Bauer	5,071,314	Justin I. Loweth	2,837,573

Timothy J. Silverstein	1,245,740	Donna L. DeCarolis	N/A
Ronald C. Kraemer	N/A

“Cause” means the named executive’s gross misconduct, fraud or dishonesty, which has resulted or is likely to result in material economic damage to the Company or its subsidiaries as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Company at a meeting of the Board.

“Change in control” generally occurs when: (a) any person (as such term is used in Section 13(d) of the 1934 Act) is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the Company; (b) a consolidation or merger occurs and the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following, (i) the same proportionate ownership of common stock of the surviving corporation (where the Company is not the surviving corporation), or (ii) at least a majority of the common stock of the Company (where the Company is the surviving corporation); (c) there is any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or (d) there is a change in the majority of the members of the Board of Directors of the Company within a 24-month period, unless the election or nomination for election by the Company’s stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period. However, Mr. Loweth’s agreement provides, in place of the above, that a change in control occurs if the Company ceases to own more than 50% ownership of Seneca, or if the Company sells, leases, exchanges or otherwise transfers all or substantially all the assets of Seneca.

“Good reason” means there is a material diminution in the named executive officer’s responsibilities, base compensation or budget, or in the responsibilities of the person to whom the named executive officer is required to report. “Good reason” also means a requirement that the named executive officer relocate to an office outside the United States or more than 30 miles from the location at which the executive performed his services immediately prior to the change in control, or any other

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Executive Compensation

action or inaction that constitutes a material breach by the Company of the agreement. The Company has a period of 30 days to cure any acts which would otherwise give the executive the right to terminate his employment for good reason.

Continuation of Health, Welfare and Fringe Benefits — In addition to the severance payment, named executive officers who have not reached age 65 will be entitled to continued participation in the Company’s employee and executive health, welfare and fringe benefit plans and arrangements, excluding any vacation benefits, for eighteen months following termination (or, in the case of Mr. Loweth, until the end of the second calendar year following termination for purposes of any non-health-related benefit) or until the named executive officer becomes eligible for comparable benefits at a subsequent employer. The estimated value of the continuation of health benefits due to a qualifying termination of employment of an eligible named executive officer following a change in control is $52,805 for family coverage. This amount was based on 18 months of COBRA rates for the medical, drug and dental benefits. Among the named executive officers eligible as of September 30, 2024 for the continuation of benefits under the Employment Continuation and Noncompetition Agreement, Mr. Bauer, Mr. Silverstein and Mr. Loweth participated in fiscal 2024 in an arrangement providing for an allowance related to tax preparation and financial planning, and Mr. Bauer received a payment for life insurance under the Executive Life Insurance Plan. The estimated value of the continuation of these benefits at the same rates for eighteen months is as follows: Mr. Bauer, $20,963; Mr. Silverstein, $6,179; and Mr. Loweth, $12,678.

The Employment Continuation and Noncompetition Agreements also provide as follows:

Retirement — Except for Mr. Loweth, if the named executive officer is at least fifty-two years old at the date of termination, the named executive officer will be deemed to have earned and be vested in the retirement benefits that are payable to the named executive officer under the Company retirement plans.

Termination for Cause or the Executive Voluntarily Terminates — If the named executive officer’s employment is terminated for cause, death, disability, or the named executive officer voluntarily terminates his or her employment other than for good reason, the named executive officer will not be entitled to the severance benefit discussed above. The named executive officer (or his or her beneficiary) will be entitled to his or her base salary through the date of termination and to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement between the named executive officer and the Company. The named executive officer will also be entitled to any other benefits provided in the Company’s plans for death or disability.

Non-competition — Unless the named executive officer has elected not to be bound by the non-compete provisions of the agreement, the Company will make a lump sum payment within 30 days following the named executive officer’s date of termination equal to one times the sum of (i) the named executive officer’s annual base salary and (ii) the average of the annual cash bonus for the previous two fiscal years. The non-compete payment will not be paid to the named executive officer if his or her employment is terminated by reason of death, disability, cause, or retirement.

Under the non-compete provisions of the agreement, the named executive officer may not, during the one year period following termination, directly or indirectly engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of any business or entity that is engaged in any activity which is competitive with the business of the Company or its subsidiaries or affiliates in any geographic area in which the Company or its subsidiaries are engaged in competitive business.

The following table represents the estimated non-compete payment payable upon termination following a change in control as compensation for the covenant not to compete for all forms of termination except for death, disability, cause or retirement.

NAME	PAYMENT ($)	NAME	PAYMENT ($)

David P. Bauer	2,548,399	Justin I. Loweth	1,425,916

Timothy J. Silverstein	626,000	Donna L. DeCarolis	1,305,509

Ronald C. Kraemer	1,772,405

National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”)

Mr. Kraemer and Ms. DeCarolis are participants in the ERP. Under the ERP, no benefits will be payable to a named executive officer whose employment is terminated or could have been terminated for serious, willful misconduct in respect of his or her obligations to the Company, including the commission of a felony or a perpetration of a common law fraud damaging to the Company.

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In addition, except when a change in control has already occurred, rights under the ERP are forfeited if the named executive officer is employed by anyone who engages in a business competitive with the Company; engages, or advises or assists others engaged in such business; endeavors to interfere with the relations between the Company and any customer; or engages in any activity the committee administering the ERP (“ERP Committee”) deems detrimental to the Company’s best interests. From and after 60 days following cessation of such activity by the named executive officer and provision of written notice to the ERP Committee, the right to receive benefits under the ERP will be restored, unless the ERP Committee determines that the prior activity caused substantial damage to the Company.

The following table gives the estimated value of the first payment payable under the ERP that would have been due for all forms of termination except for death or termination for cause.

NAME	PAYMENT ($)
Ronald C. Kraemer	2,416,356
Donna L. DeCarolis	2,178,158

The default form of benefit payment to the named executive officers is a four-year certain annuity; therefore, if a payment is shown above, three additional payments of the same amount would be made under the ERP, one in each of the next three years as elected by the named executive officer.

If termination is due to death, a reduced payment will be calculated as a straight life annuity payment to the named executive officer’s surviving spouse/beneficiary until his or her death. The first annualized reduced payment would be $418,844 for Mr. Kraemer and $295,040 for Ms. DeCarolis.

National Fuel Gas Company Deferred Compensation Plan for Directors and Officers

Payment of benefits to a named executive officer who participates in the DCP commences in January of the year following separation from service or, if later, in the seventh month following separation from service. Upon enrollment in the DCP, participants elect to receive payments in a lump sum or in five, ten or fifteen annual installments.

The following table gives the estimated value of benefits payable under the DCP as of September 30, 2024.

NAME	PAYMENT ($)
David P. Bauer	9,847,056
Ronald C. Kraemer	3,422,303
Donna L. DeCarolis	345,371

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Executive Compensation

Summary of Potential Payments Upon Termination or Change in Control

The following table provides estimated values of benefits for each named executive officer if termination had occurred on September 30, 2024. The table excludes amounts earned by named executive officers and deferred under the DCP (for amounts payable under the DCP, see the table above under “National Fuel Gas Company Deferred Compensation Plan for Directors and Officers”). As disclosed in the table above under “National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan” the ERP benefit included in the following estimated values represents the first payment due upon termination.

	POTENTIAL PAYMENTS UPON TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL				POTENTIAL PAYMENTS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION FOR:	VOLUNTARY TERMINATION ($)	RETIREMENT ($)(1)	DEATH ($)	DISABILITY ($)	COMPANY TERMINATES WITHOUT CAUSE AND/OR EXECUTIVE TERMINATES FOR GOOD REASON ($)	COMPANY TERMINATES FOR CAUSE ($)	EXECUTIVE TERMINATES VOLUNTARILY OTHER THAN FOR GOOD REASON ($)

David P. Bauer	33,075	121,791	8,396,309	8,396,309	19,438,937	2,581,474	5,559,849

Timothy J. Silverstein	6,075	N/A	1,804,743	1,804,743	4,757,417	632,075	1,812,030

Ronald C. Kraemer	2,437,956	7,090,384	5,092,871	7,090,383	11,847,799	1,794,005	4,210,361

Justin I. Loweth	26,550	N/A	7,534,372	7,534,372	15,483,772	1,452,466	5,552,369

Donna L. DeCarolis	2,193,863	4,244,146	2,361,028	4,244,146	6,756,895	1,321,214	3,499,372

(1)

“Retirement” will be “N/A” if the named executive officer was not eligible to retire on September 30, 2024. In that case, the Company would have accrued benefits payable to the named executive officer; the accrued amounts are included in the other columns for the different types of terminations.

CEO Pay Ratio

Pursuant to SEC rules, we are providing information about the relationship of the annual total compensation of Mr. Bauer, our President and Chief Executive Officer, and the median of the annual total compensation of all of our employees other than Mr. Bauer. We identified our median employee by examining fiscal year 2024 base wages plus cash bonuses of all individuals employed by us and our consolidated subsidiaries on September 30, 2024 (other than Mr. Bauer), whether full-time, part-time, or on a seasonal or temporary basis. We annualized wages and salaries for all permanent employees, as permitted by SEC rules. Once we identified our median employee, we added together all of the elements of that employee’s compensation for fiscal 2024 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table.

For the fiscal year ended September 30, 2024:

•	the median of the annual total compensation of all employees of the Company other than the CEO was reasonably estimated to be $105,975;

•	the annual total compensation of the CEO was $8,653,166; and

•	based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is estimated to be 82 to 1.

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Executive Compensation

Pay Versus Performance

Pursuant to the SEC’s pay versus performance (“PVP”) disclosure rules, the following Pay Versus Performance table (“PVP Table”) provides
SEC-required
information about compensation for fiscal 2024 for this Proxy Statement’s named executive officers, as well as compensation for fiscal 2023, fiscal 2022 and fiscal 2021 for our named executive officers from our 2024, 2023 and 2022 Proxy Statements, respectively (each of fiscal 2021, 2022, 2023 and 2024, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:

•	The information in columns (b) and (d) of the PVP Table comes directly from our Summary Compensation Tables for the relevant years, without adjustment;

•
As required by the SEC’s PVP rules, we label the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts do not necessarily reflect “take home pay” or the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years. Instead, the SEC’s concept of CAP reflects a combination of realized pay and realizable or accrued pay; and

•
As required by the SEC’s PVP rules, we provide information in the PVP Table below about our cumulative absolute total shareholder return (“TSR”) results, cumulative TSR results for two peer groups of companies identified in the PVP Table, and our U.S. GAAP net income results (the “External Measures”) during the Covered Years. We did not, however, actually base any compensation decisions for the PVP NEOs on, or link any PVP NEO pay to, these particular External Measures because the External Measures were not metrics used in our short-term or long-term incentive plans during the Covered Years. In particular, the index-based peer groups used for purposes of this PVP Table disclosure are different from the specific group of companies against which we evaluate relative TSR performance for our named executive officers for purposes of our TSR performance share awards, as described above in our Compensation Discussion and Analysis. As a result, we did not necessarily design our PVP NEO compensation to move in tandem with any improving, declining or steady achievement in these External Measures.

PAY VERSUS PERFORMANCE (1)
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR (A)	SUMMARY COMPEN- SATION TABLE (“SCT”) TOTAL FOR PEO (B)	COMPEN- SATION ACTUALLY PAID TO PEO (C) (2)	AVERAGE SUMMARY COMPEN- SATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (D)	AVERAGE COMPEN- SATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (E) (2)	TOTAL SHARE- HOLDER RETURN (F) (3)	PEER GROUP 1 TOTAL SHARE- HOLDER RETURN (G1) (4)	Peer GROUP 2 TOTAL SHARE- HOLDER RETURN (G2) (4)	NET INCOME (H) (5)	CONSOLIDATED EBITDA (I) (6)
2024	$8,653,166	$8,185,870	$4,579,239	$4,652,752	$173.96	$136.41	$401.91	$77,513,000	$1,186,000,000
2023	7,770,302	4,659,358	3,023,805	1,497,002	143.57	113.66	422.57	476,866,000	1,163,000,000
2022	6,478,426	9,320,539	3,156,151	3,441,188	164.41	125.85	358.76	566,021,000	1,227,000,000
2021	6,951,639	8,840,334	2,995,046	2,157,712	136.37	123.18	240.01	363,647,000	996,000,000

(1)
David P. Bauer was our principal executive officer (“PEO”) for the full year for each of fiscal 2024, 2023, 2022 and 2021. For fiscal 2024, our non-PEO
PVP NEOs are Timothy J. Silverstein, Ronald C. Kraemer, Justin I. Loweth, and Donna L. DeCarolis. For fiscal 2023, our non-PEO
PVP NEOs were Karen M. Camiolo, Timothy J. Silverstein, Ronald C. Kraemer, Justin I. Loweth, and Donna L. DeCarolis. For fiscal 2022, our non-PEO
PVP NEOs were Karen M. Camiolo, Ronald C. Kraemer, Justin I. Loweth, and Donna L. DeCarolis. For fiscal 2021, our non-PEO
PVP NEOs were Karen M. Camiolo, Ronald C. Kraemer, Justin I. Loweth, Donna L. DeCarolis, John R. Pustulka, and John P. McGinnis.

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Executive Compensation

(2)
For fiscal 2024, in determining both the CAP to our PEO and the average CAP to our non-PEO
PVP NEOs (“Other PVP NEOs”) for purposes of this PVP Table, we deducted from or added back to the total amounts of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

	FY2024	FY2023	FY2022	FY2021
For David P. Bauer:
Summary Compensation Table (“SCT”) Total	$8,653,166	$7,770,302	$6,478,426	$6,951,639
- Covered Year change in actuarial present value of pension benefits	($1,819,723)	($1,244,524)	($53,382)	($955,805)
+ Covered Year service cost of pension benefits	$450,267	$488,376	$466,331	$505,031
- SCT “Stock Awards” column value for Covered Year	($4,097,448)	($3,999,543)	($3,657,593)	($3,476,073)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$5,197,723	$2,612,689	$3,804,384	$4,597,336
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted prior to Covered Year	$261,864	($1,245,232)	$1,767,718	$1,183,103
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0	$0
+/- change in fair value (from prior year-end to vest date) of equity awards granted prior to Covered Year that vested in Covered Year	($459,979)	$277,290	$514,655	$35,103
- prior year-end fair value of equity awards granted prior to Covered Year that were forfeited in Covered Year	($0)	($0)	($0)	($0)
Compensation Actually Paid	$8,185,870	$4,659,358	$9,320,539	$8,840,334
For Other PVP NEOs (Average):
SCT Total	$4,579,239	$3,023,805	$3,156,151	$2,995,046
- Covered Year change in actuarial present value of pension benefits	($609,913)	($596,131)	($425,991)	($799,365)
+ Covered Year service cost of pension benefits	$1,238	$10,658	$44,123	$38,177
- SCT “Stock Awards” column value for Covered Year	($2,562,120)	($1,246,222)	($1,340,531)	($1,118,580)
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$3,299,409	$716,351	$1,378,957	$720,411
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted prior to Covered Year	$37,574	($485,715)	$458,481	$371,562
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0	$0	$0
+/- change in fair value (from prior year-end to vest date) of equity awards granted prior to Covered Year that vested in Covered Year	($92,675)	$87,225	$169,998	$29,412
- prior year-end fair value of equity awards granted prior to Covered Year that were forfeited in Covered Year	($0)	($12,969)	($0)	($78,951)
Compensation Actually Paid	$4,652,752	$1,497,002	$3,441,188	$2,157,712

(3)
For each Covered Year, our absolute TSR was calculated as the yearly percentage change in our cumulative TSR on our Common Stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the NYSE on September 30, 2020 through and including the last day of the Covered Year (each one-year,
two-year,
three-year and four-year period, a “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the Covered
Year-end
values of such investment as of the end of fiscal 2024, 2023, 2022 and 2021, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
For purposes of this PVP disclosure, our peer groups are the S&P Mid Cap 400 Gas Utility Index (column (g1)) and the S&P 1500 Oil & Gas Exploration & Production Index (column (g2)) (each, a “Peer Group”). For each Covered Year, Peer Group cumulative TSR was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the Peer Group.

(5)	Net income is the amount reported in the Company’s audited financial statements for the applicable year, calculated in accordance with U.S. GAAP.

(6)
For purposes of this PVP disclosure, consolidated EBITDA is calculated as operating income plus depreciation, depletion and amortization, plus any period-end
impairment charges, excluding the effect of tax code amendments and regulatory responses thereto that impact EBITDA, any reversal of reserves for preliminary survey and investigation charges recorded in a prior fiscal year, and the impact any joint development agreement, restructuring, reorganization, acquisition, disposition, or winding down of any business unit.

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Executive Compensation

The following charts provide, across the Covered Years, (i) a comparison of our cumulative TSR and the cumulative TSR of the Peer Groups, and (ii) a description of the relationships between (A) the CAP to the PEO and the average CAP to our Other PVP NEOs (in each case as set forth in the PVP Table above) and (B) each of (1) our cumulative TSR and the cumulative TSR of the Peer Groups, (2) our Net Income, and (3) our Consolidated EBITDA (in each case as set forth in the PVP Table above).

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Executive Compensation

The following tabular list provides the six financial performance measures that we believe represent the most important financial performance measures (including Consolidated EBITDA) we used to link compensation actually paid to our named executive officers for fiscal 2024 to our performance:

Consolidated EBITDA
Regulated Companies EBITDA
Seneca EBITDA
Midstream EBITDA
Relative TSR
Relative ROC

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Executive Compensation

Executive Officer and Director Hedging; Insider Trading Policy

The Company’s policy regarding hedging or offsetting any decrease in the market value of Company securities is set forth in the Company’s Corporate Governance Guidelines, included as Appendix B to this proxy statement (see “Hedging or Pledging of Company Stock”). The policy applies to the Company’s directors and executive officers. Under the policy, the Company’s directors and executive officers should not purchase or sell options on Company stock and should not engage in short sales with respect to Company stock. Trading by the Company’s executive officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock is prohibited. Further, the Company’s directors and executive officers may not pledge Company equity as security for an extension of credit. In addition, we have adopted insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the New York Stock Exchange listing standards. The Company’s insider trading policy prohibits employees, officers and directors, when in possession of material nonpublic information, from conducting any open market or private purchase or sale of Company securities, or any derivative of such a security whether or not issued by the Company (“put” or “call” options, equity swaps, collars, prepaid variable forward sales contracts, exchange funds, etc., that are designed to hedge a Company security). The insider trading policy also provides that any purchases or sales of Company securities intended by an employee, officer or director to qualify as transactions pursuant to a “Rule
10b5-1
plan” must occur without entrance into or alteration of a hedging transaction or position with respect to the Company securities that are subject to the plan. A copy of our insider trading policy filed as Exhibit 19 to our Annual Report on Form
10-K
for fiscal 2024.

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Proposal 2. Advisory Approval of Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders for approval of the following advisory resolution on executive compensation:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed herein pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

This proposal allows stockholders to take part in a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. The Board recommends a vote FOR this resolution because it believes that the Company’s compensation policies and practices encourage a culture of pay for performance and are strongly aligned with the interests of the Company’s stockholders.

The Company’s executive compensation is described and explained in the CD&A, in the tabular disclosure starting with the Fiscal 2024 Summary Compensation Table, and in the Proxy Statement Overview & Summary included at the front of this proxy statement, among other locations. We urge stockholders to carefully review this information to understand how the Company’s executive compensation is designed and how it compares with other similar companies.

Approval of this proposal requires a majority of the votes cast with respect to this proposal. This non-binding, advisory vote is currently scheduled to be conducted every year, and we currently expect that the next say-on-pay vote will occur at our 2026 Annual Meeting of Stockholders. Consistent with SEC rules, the vote on this proposal is advisory and is not binding on the Board. The vote on this proposal will not be construed as overruling any decision by the Board.

The Board of Directors recommends that you vote FOR approval of the Company’s named executive officer compensation.

82	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending September 30, 2025 (“fiscal 2025”). The independent registered public accounting firm will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2025. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for fiscal 2024.

One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and are expected to be available to respond to appropriate stockholder questions.

The affirmative vote of a majority of the votes cast with respect to the ratification of the appointment of the independent registered public accounting firm by the holders of shares of Common Stock entitled to vote is required for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

If the necessary votes are not received, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain PricewaterhouseCoopers LLP or appoint another independent registered public accounting firm, without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

The Board of Directors recommends that you vote FOR ratification of this appointment.

National Fuel Gas Company | 2025 PROXY STATEMENT	83

Important Notice Regarding Delivery of Stockholder Documents

Only one copy of this proxy statement and the Company’s Annual Report for the 2024 fiscal year are being delivered to some multiple stockholders who share an address. A separate proxy card is being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate annual report and/or a separate proxy statement for the Annual Meeting or future Annual Meetings of Stockholders, or have questions regarding the householding process, may call Broadridge, toll-free at 1-866-540-7095. You will need your 16-digit control number. Simply follow the prompts. You may also write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Promptly upon request, additional copies of the Company’s Annual Report for fiscal 2024 and separate proxy statements for the Annual Meeting will be sent. By contacting Broadridge, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokerage firms and other holders of record have also instituted householding procedures. If your family has one or more “street name” account under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report for fiscal 2024 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding and see the section “Multiple Copies of Proxy Statement” within this proxy statement. These options are available to you at any time.

84	National Fuel Gas Company | 2025 PROXY STATEMENT

Proposals of Security Holders for the 2026 Annual Meeting

Proposals that security holders intend to present at the 2026 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 26, 2025, in order to be considered for inclusion, pursuant to SEC Rule 14a-8 under the Exchange Act, in the Company’s proxy statement and form of proxy for that meeting. Notice of a stockholder proposal submitted outside the processes of SEC Rule 14a-8 under the Exchange Act shall be considered untimely unless received by the Secretary at the Company’s principal office between October 14, 2025 and November 13, 2025. The window for eligible stockholders to submit director nominees for inclusion in the Company’s proxy statement and form of proxy, pursuant to the Company’s By-Laws, and the window for stockholders to provide notice of a solicitation of proxies in support of director nominees other than the Company’s nominees, pursuant to SEC Rule14a-19 under the Exchange Act, is October 14, 2025 to November 13, 2025. In addition to satisfying the foregoing requirements under the Company’s By-Laws, to comply with the universal proxy rules, security holders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2025 Annual Meeting of Stockholders (for the 2026 Annual Meeting of Stockholders, no later than January 12, 2026). However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.

National Fuel Gas Company | 2025 PROXY STATEMENT	85

Other Business

The Board of Directors does not know of any business that will be presented for consideration at the Annual Meeting except as set forth above. However, if any other business is properly brought before the Annual Meeting, or any adjournment or postponement thereof, the Proxies will vote in regard thereto according to their discretion.

86	National Fuel Gas Company | 2025 PROXY STATEMENT

Where You Can Find Additional Information

We file periodic reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and at the Company’s website at www.nationalfuel.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows the Company to incorporate by reference the information that it files with the SEC. Incorporation by reference means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC that are legally considered to be part of this document, and such documents are automatically updated and superseded by this proxy statement. Later information that is filed by the Company with the SEC will automatically update and supersede the information in this document.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Reville

General Counsel and Secretary

January 24, 2025

National Fuel Gas Company | 2025 PROXY STATEMENT	87

Appendix A to Proxy Statement

NATIONAL FUEL GAS COMPANY

REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

I.	Purpose

National Fuel Gas Company (“Company”) has a longstanding commitment to comply with federal and state securities laws and regulations, accounting standards, accounting controls and audit practices. In furtherance of this commitment, the Audit Committee of the Company’s Board of Directors has established these Reporting Procedures for Accounting and Auditing Matters (“Procedures”), which provide for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

II.	Scope

These Procedures apply to all employees of all divisions and subsidiaries of the Company.

III.	Procedures

A.	Making a Report of Accounting and Auditing Matters

1.

An employee with a concern or complaint regarding accounting, internal accounting controls, or auditing matters (collectively “Accounting and Auditing Matters”) may report such concerns, on a confidential and anonymous basis if the employee so desires, as follows:

a.	Via the Company’s dedicated toll-free hotline (1-800-605-1338) operated by a third party service company; or

b.	Via the Company’s dedicated website (www.natfuelgas.ethicspoint.com) operated by a third party service company; or

c.

In writing in a sealed envelope addressed to the Chairman of the Audit Committee, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221. The sealed envelope should be labeled with a legend such as: “Submitted pursuant to the Reporting Procedures for Accounting and Auditing Matters.”

2.	A sufficiently detailed description of the factual basis for the report should be given in order to allow appropriate investigation into the matter.

B.	Treatment of Reports

1.	All reports will be forwarded to the Chairman of Audit Committee, the Chief Auditor, and General Counsel.

2.

Upon receipt of a report, the Chief Auditor will determine whether the complaint pertains to Accounting and Auditing Matters. If the report does not pertain to Accounting and Auditing Matters, the Chief Auditor and General Counsel will decide together on the appropriate disposition.

3.

Reports relating to Accounting and Auditing Matters will be promptly investigated by the Chief Auditor under the Audit Committee’s direction and oversight, and may involve the assistance of other Company resources as needed. To the fullest extent possible, such investigations and reports will be kept confidential.

4.

If the results of an investigation indicate that corrective action is required, the Audit Committee will decide what steps should be taken to rectify the problem and reduce the likelihood of recurrence, and may also recommend appropriate discipline.

5.

No person making a report under these Procedures shall be subject to retaliation because of making a good faith report. In addition, any employee of the Company responsible for retaliating against individuals who in good faith report concerns regarding Accounting and Auditing Matters will be subject to disciplinary action, up

A-1	National Fuel Gas Company | 2025 PROXY STATEMENT

Appendix A to Proxy Statement

to and including termination. Any employee making a bad faith report, including a report made for the purpose of harassing or maliciously injuring the subject of the report, will be subject to disciplinary action, up to and including termination.

C.	Retention of Reports and Investigation Documents

The Chief Auditor will maintain, in accordance with the Company’s document retention policy, a complete record of all reports received (including those determined not to pertain to Accounting and Auditing Matters), all records associated with reports of Accounting and Auditing Matters, the treatment of reports of Accounting and Auditing Matters under these Procedures, and the ultimate disposition of Accounting and Auditing Matters reports. In addition, the Chief Auditor shall prepare an update on the status of (i) all reports of Accounting and Auditing Matters under investigation, and (ii) those reports of Accounting and Auditing Matters whose investigation has been concluded since the previous status update. Status updates shall be provided as required to the Chairman of the Audit Committee and shall be provided on at least a quarterly basis for the entire Audit Committee.

IV.	Administration of Procedures

The Audit Committee is the issuer and owner of these Procedures. These Procedures shall be subject to periodic review and revision by the Audit Committee as necessary or appropriate. The Audit Committee, in consultation with the Company’s Chief Auditor, shall have the authority to make any interpretations regarding the operation of these Procedures.

National Fuel Gas Company | 2025 PROXY STATEMENT	A-2

Appendix B to Proxy Statement

National Fuel Gas Company

Corporate Governance Guidelines

Amended effective June 13, 2024

The business of National Fuel Gas Company (the “Company”) is conducted by its employees, managers and officers, under the oversight of the Board of Directors (the “Board”), in order to serve the long-term interests of its stockholders. The Board and management recognize that the long-term interests of stockholders are served by considering the interests of customers, employees and the communities in which the Company operates. In addition, the Board requires directors, officers and employees to comply with all legal and regulatory requirements and to adhere to the highest ethical standards in the performance of their duties. To help discharge its responsibilities, the Board has adopted the following guidelines on corporate governance matters.

1.	Board of Directors

The Board shall consist of a number of directors, not less than seven nor more than eleven, as determined by a majority vote of the full Board.

The business and affairs of the Company shall be managed by or under the direction of the Board, acting as a body, in accordance with Section 14A:6-1 of the New Jersey Business Corporation Act. Individual directors shall have no authority to act for or on behalf of the Company without the express authorization of the Board, or as may be provided by law, the Certificate of Incorporation or the By-Laws.

2.	Independent Directors

A majority of the Board must qualify as independent directors under the listing standards of the New York Stock Exchange. The Board will annually review the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). All determinations of director independence will be disclosed in the Company’s annual proxy statement.

3.	Director Qualifications

The Board, with input from the Nominating/Corporate Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

The Nominating/Corporate Governance Committee is responsible for periodically reviewing these qualification guidelines and recommending modifications, as appropriate. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Directors are expected to carry out the functions of the Board in a professional and diligent manner, and to spend the time and effort necessary to properly discharge such responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate Committee in advance of such meeting. A director is also expected to review provided materials in advance of a meeting.

4.	Selection of New Directors

The Board is responsible for selecting Board candidates and nominating them for election by the stockholders and for filling vacancies on the Board. The Nominating/Corporate Governance Committee will recommend to the Board nominees for election, including, as appropriate, incumbent directors for re-election.

B-1	National Fuel Gas Company | 2025 PROXY STATEMENT

Appendix B to Proxy Statement

Stockholders may propose candidates for consideration by the Nominating/Corporate Governance Committee in accordance with the Process for Identifying and Evaluating Nominees for Director included as Exhibit B. In addition, the Company’s By-Laws provide a process for stockholders meeting certain requirements to have nominees included in the Company’s proxy materials.

In recommending individuals for nomination, the Nominating/Corporate Governance Committee will seek the input of the Chairman of the Board and Chief Executive Officer and will evaluate candidates using the qualification guidelines included as Exhibit A and the Process for Identifying and Evaluating Nominees for Director included as Exhibit B, as they may be supplemented from time to time. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Nominating/Corporate Governance Committee will extend the invitation to join the Board on the Board’s behalf.

5.	Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a director. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who have developed an insight into the Company. This insight and continuity of directors is an advantage, not a disadvantage. As an alternative to term limits, the Nominating/Corporate Governance Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to assure that the director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of directors that the Board proposes for election by stockholders each year, the Nominating/Corporate Governance Committee will consider re-nominated directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas.

A director shall serve on the Board for a term of one year. All directors stand for election annually. A director appointed to fill a vacancy shall stand for election at the next annual meeting of stockholders.

In an uncontested election of directors, a nominee for director who fails to receive a majority “FOR” vote of votes cast, as defined under New Jersey law, for election in accordance with the Company’s By-Laws is expected to tender, promptly following certification of the stockholder vote, his or her resignation from the Board, which resignation may be conditioned upon Board acceptance of the resignation.

The Nominating/Corporate Governance Committee will consider the tendered resignation of a director who fails to receive a majority of votes cast for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The Nominating/Corporate Governance Committee in deciding what action to recommend, and the Board in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration shall abstain from participating in any decision of the Nominating/Corporate Governance Committee or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board shall publicly disclose its decision regarding a resignation tendered by a director who fails to receive a majority of votes cast for election within 90 days after certification of the stockholder vote.

6.	Change in Professional Responsibilities

It is the view of the Board that each director who experiences a change in his or her business or professional affiliation or responsibilities should bring this change to the attention of the Board and should offer to resign. The Board does not believe that each director who retires or has a change in position or responsibilities should necessarily leave the Board. The Nominating/Corporate Governance Committee will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

This same guideline applies to any inside directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position.

7.	Service on Other Boards

It is the view of the Board that directors are expected to ensure that other commitments, including other board memberships, do not interfere with their duties and responsibilities as members of the Board. Current directors should notify the Chief Executive Officer or Corporate Secretary, who in turn will notify the Chair of the Nominating/Corporate Governance Committee, when considering a request for service on the board of any other public company or other for-profit entity. The Nominating/Corporate Governance Committee, in consultation with the Chief Executive Officer (or the Corporate Secretary, in the case of the Chief Executive Officer who is the subject of the request), will consider potential conflicts of interest and

National Fuel Gas Company | 2025 PROXY STATEMENT	B-2

Appendix B to Proxy Statement

whether the service would interfere with such director’s ability to properly discharge his or her duties. The Committee will make a recommendation to the Board, and the Board, exercising its business judgement, will consider any further action.

8.	Director Age

A Company director must submit his or her resignation from the Board at the annual meeting of stockholders immediately following his or her 75th birthday.

9.	Board Leadership
A.	Chairman of the Board and Chief Executive Officer

1. The Chairman of the Board, who may also be the Chief Executive Officer, shall be a director and preside at all meetings of the Board and meetings of the stockholders. The Chairman of the Board is chosen on an annual basis by at least a majority vote of the remaining directors.

2. The Chief Executive Officer, who may also be the Chairman of the Board, shall be appointed by the Board and serve at the pleasure of the Board.

B.	Lead Independent Director

The Lead Independent Director will preside at all meetings of the non-management directors at which he or she is present and all meetings of the independent directors at which he or she is present. The Lead Independent Director will perform such other functions as the Board may direct. The Lead Independent Director is chosen on an annual basis by at least a majority vote of the remaining directors.

C.	Succession Planning and Leadership Development

Each year, the Chief Executive Officer will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to evaluate potential successors to the Chief Executive Officer. When the Compensation Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. The Committee and the Board, as they deem appropriate, will also review succession candidates for executive officers other than the Chief Executive Officer, and for other senior managers.

10.	Board Committees
A.	Number of Committees

Currently there are five Committees: Executive, Audit, Compensation, Nominating/Corporate Governance, and Financing. The Board believes the current Committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

B.	Assignment of Committee Members

The Board appoints members of the Committees on an annual basis. Vacancies in the Committees will be filled by the Board. Only independent directors may serve on the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee, and at least one member of the Audit Committee must have accounting or financial management experience, as defined by U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than three other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

The Board will take into account tenure on a Committee and give consideration to rotating Committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

C.	Committee Charters and Authority

The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee each have a written charter, which has been approved by the Board. Each charter delegates certain responsibilities to the respective Committee.

B-3	National Fuel Gas Company | 2025 PROXY STATEMENT

Appendix B to Proxy Statement

The Executive Committee may exercise Board authority with respect to matters other than those for which action of the full Board is required under applicable law. The Financing Committee may exercise Board authority with respect to specific matters for which the Board has delegated responsibility to it.

Unless delegated to one of the Committees either in the Charter, the By-Laws, a resolution of the Board or a vote of stockholders, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters may be changed from time to time by approval of the Board.

11.	Board Meetings
A.	Number of Meetings

The Board has at least four scheduled meetings per year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company.

B.	Role of the Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall determine the agenda for all Board meetings with the assistance of the Chief Executive Officer. Each director shall be entitled to suggest the inclusion of items on the agenda, with the final determination of the agenda to be made by the Chairman of the Board. The Chairman of the Board shall also determine the timing and length of Board meetings, and the time to be devoted to each topic on the agenda. All procedural matters with respect to the conduct of Board meetings shall be determined by the Chairman of the Board, including whether any individuals other than Board members shall be invited to attend and/or participate in all or any portion of any meetings, and the conditions of such individuals’ attendance and/or participation. In the absence of the Chairman of the Board, the Chief Executive Officer shall exercise all powers and authority conferred herein.

C.	Distribution of Board Materials in Advance

Materials for review, discussion and/or action of the Board should be distributed to Board members in advance of meetings whenever practicable.

D.	Non-Management Director Meetings / Independent Director Meetings

The non-management directors will meet at regularly scheduled executive sessions without management. The Audit Committee Chair, Nominating/Corporate Governance Committee Chair and Compensation Committee Chair may call the non-management directors to additional sessions without management. The independent directors will meet in executive session without management at least once per year. The Board shall not take formal actions at meetings of the non-management directors or independent directors, although the participating directors may make recommendations for consideration by the full Board.

12.	Confidentiality

Pursuant to their fiduciary duties, directors are required to protect and hold confidential all non-public information obtained by reason of their directorship position absent the express or implied permission of the Board of Directors to disclose such information or the written agreement of the Company to permit disclosure. No director shall use Confidential Information for his or her own personal benefit or to benefit persons or entities outside the Company. No director shall disclose Confidential Information outside the Company, either during or after his or her service as a director of the Company, except (i) with authorization of the Board of Directors, (ii) as may be permitted by written agreement with the Company, or (iii) as may be otherwise required by law.

“Confidential Information” is all non-public information entrusted to or obtained by a director by reason of his or her position as a director of the Company. It includes, but is not limited to, non-public information that might be of use to competitors or harmful to the Company or its customers if disclosed, such as

•

information about the Company’s financial condition, results of operations, prospects, plans, objectives or strategies, and information relating to mergers and acquisitions, stock splits, stock repurchases, divestitures and other transactions;

•

trade secrets, information or techniques, marketing and research and development information, drilling and exploration data, information concerning customers, suppliers, producers and joint venture partners, payroll and benefits information, current/past employee information, technical and computer/software related information, and legal information;

•	information about discussions and deliberations relating to business issues and decisions, between and among employees, officers and directors.

National Fuel Gas Company | 2025 PROXY STATEMENT	B-4

Appendix B to Proxy Statement

To promote a free and unfettered exchange of ideas among directors, the directors will treat all discussions and deliberations that take place at Board meetings as confidential unless disclosure of those discussions is otherwise required by law or permitted by written agreement with the Company. No video or electronic recording of Board proceedings shall be made without the consent of the Chairman of the Board and a majority of the Board.

13.	Board and Committee Performance Evaluations

The Board and the Audit, Compensation and Nominating/Corporate Governance Committees will perform an annual self-evaluation. Each year the directors will provide assessments of the effectiveness of the Board, and the members of the Audit, Compensation and Nominating/Corporate Governance Committees will provide assessments of the effectiveness of their respective committees. These evaluations will be submitted to the Nominating/Corporate Governance Committee which will review them and determine if any additional evaluation is necessary. If the Nominating/Corporate Governance Committee determines that additional evaluation is necessary, it may elect to have such evaluation performed internally, or by an independent corporate governance expert. The Nominating/Corporate Governance Committee will report all evaluation results to the Board and make recommendations for areas which, in its judgment, require improvement.

14.	Board Compensation

The Board’s compensation philosophy is that directors (other than those who are also salaried officers of the Company or any of its subsidiaries) are entitled to receive reasonable compensation for their services and reimbursement for certain expenses, as may be determined by the Board. The Compensation Committee shall have the responsibility for recommending to the Board changes in compensation levels for non-employee directors. In discharging this duty, the Committee shall be guided by four general principles: compensation should fairly pay directors for work required; compensation should attract and retain highly qualified candidates for Board membership; compensation should align directors’ interests with the long-term interests of stockholders; and compensation should be transparent and as simple as possible within the limitations of tax and legal considerations.

Reasonable compensation also may be paid to any person (other than a salaried officer or employee of the Company or any of its subsidiaries) formally requested by the Board to attend a meeting.

15.	Board Access to Company Officers

Board members will have access to all officers of National Fuel Gas Company. Independent Board members may consult with such officers without senior corporate management present. Members of committees of the Board will also have such access to management as is provided in committee charters or as may otherwise be authorized by the Board. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered and to introduce managers with significant potential.

16.	Access to Independent Advisors

The Board shall have the power at any time by majority vote to retain independent outside financial, legal or other advisors, at the Company’s expense.

17.	Director Contact with the Company’s Constituencies

Except as otherwise required by New York Stock Exchange listing standards or applicable law, or as authorized by the Board, communications with parties external to the Company (including but not limited to stockholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Company. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

18.	Director Orientation and Continuing Education

All directors, upon their initial appointment to the Board, shall attend an educational session, thereby enabling them to better perform their duties and recognize and deal with various issues that may arise during their tenure as directors. Subsequently, the directors shall attend ongoing educational programs related to their Board service as the Board deems appropriate.

19.	Risk Oversight and Oversight of Environmental, Social, Corporate Governance and Cybersecurity Matters

The Board retains risk oversight and oversight of environmental, social and corporate governance matters, any related health and safety issues, and any cybersecurity matters that might arise from the Company’s operations rather than delegating that responsibility to a Committee of the Board. Management is expected to integrate these corporate responsibility concerns into decision-making throughout the organization.

B-5	National Fuel Gas Company | 2025 PROXY STATEMENT

Appendix B to Proxy Statement

20.	Hedging or Pledging of Company Stock

It is the view of the Board that directors and executive officers should not purchase or sell options on Company stock, nor engage in short sales with respect to Company common stock. Trading by executive officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock is prohibited. Directors and executive officers may not pledge Company equity as security for an extension of credit.

21.	Amendment and Interpretation

These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or the Company’s Certificate of Incorporation or By-Laws or any Committee Charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board.

National Fuel Gas Company | 2025 PROXY STATEMENT	B-6

Exhibit A

EXHIBIT A

TO

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

DIRECTOR QUALIFICATION GUIDELINES

The Board of Directors in considering qualifications of directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

1. Strong management experience, ideally with major public companies.

2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: the natural gas industry, information technology businesses, manufacturing, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching.

3. Desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

4. Independence, as defined by the Board.

5. Diversity of perspectives, including all aspects of diversity (race, ethnicity, national origin, gender and other protected classes), brought to the Board by individual members.

6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge and leadership.

7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

8. Additional characteristics, such as:

a.) willingness to commit the time required to fully discharge their responsibilities to the Board, including the time to prepare the Board and Committee meetings by reviewing the material supplied before each meeting;

b.) commitment to attend a minimum of 75% of meetings;

c.) ability and willingness to represent the stockholders’ long and short-term interests;

d.) awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e.) willingness to advance their opinions, but once a decision is made by a majority of the Board, a willingness to support the majority decision assuming questions of ethics or propriety are not involved.

9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

10. In order to qualify for election as a director, a nominee must be a stockholder of the Company.

B-7	National Fuel Gas Company | 2025 PROXY STATEMENT

Exhibit B

EXHIBIT B

TO

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Process for Identifying and Evaluating Nominees for Director

1. The Nominating/Corporate Governance Committee (the Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

2. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will consider incumbent directors who wish to continue their service on the Board.

4. The Board will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will –

(a)	consider if the director continues to satisfy the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines;

(b)	review any prior assessments of the performance of the director during the preceding term made by the Committee; and

(c)	determine whether there exist any special, countervailing considerations against re-nomination of the director.

5. If the Committee determines that:

(a)	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term; and

(b)

there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-nomination.

6. The Committee will identify and evaluate new candidates for election to the Board, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or the desire of the directors to expand the size of the Board. The Committee will seek the most qualified candidates under the Director Qualification Guidelines in Exhibit A, while encouraging a diversity of perspectives and backgrounds, including, but not limited to race, ethnicity, national origin, and gender. The Company is committed to diversity among its directors, officers and employees, and in identifying independent director candidates for nomination to the Board, the Committee, and any search firm it engages, is committed to including in any initial candidate pool qualified racially, ethnically and/or gender diverse candidates.

7. The Committee will accept recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If such a firm is engaged, the Committee shall set its fees and the scope of its engagement.

8. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

(a)	cause to be assembled information concerning the background and qualifications of the candidate;

(b)	determine if the candidate satisfies the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines; if so, then

(c)	consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

National Fuel Gas Company | 2025 PROXY STATEMENT	B-8

Exhibit B

9. The Committee shall solicit the views of the Chief Executive Officer and the Chairman of the Board, and the views of such other persons as the committee deems appropriate, regarding the qualifications and suitability of candidates to be nominated as directors.

10. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

11. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is suited for membership on the Board. The Committee will then recommend to the Board that the candidate be nominated. The Board would then, if it chooses, nominate the candidate by a resolution adopted by the Board at a meeting or by unanimous written consent.

12. Stockholders may propose candidates for consideration by the Committee by communication directed to the Company’s Secretary at its principal office, received not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the annual meeting is changed more than 30 days from the date corresponding to the date of the prior year’s annual meeting, then a stockholder’s communication must be received not later than the close of business on the tenth day following the date on which notice of the meeting is given by the Company (or, if earlier, by the tenth day following public disclosure of the new date of the annual meeting). The communication must include, as to (a) each stockholder that is proposing candidates under this Section 12, (b) each person associated with such stockholder, and (c) each proposed candidate, the information required to be provided regarding Noticing Parties, Stockholder Associated Persons and Proposed Nominees (as such terms are defined in the Company’s By-Laws) in a notice under Sections 6(B)(i) and 6(B)(iii) of Article I of the Company By-Laws, including the proposed candidate’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. In making its selection of nominees, the Committee will evaluate candidates proposed by stockholders owning at least five percent (5%) of the Company’s outstanding common stock, under criteria similar to the evaluation of other candidates. The Committee shall have no obligation whatsoever to consider other unsolicited recommendations received from stockholders proposing candidates for the Board. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company, and the candidate’s relationship to that stockholder or group, in order to determine whether the candidate can effectively represent the interests of all stockholders. The Committee may also consider the extent to which the recommending stockholder or group intends to continue holding its interest in the Company, including, in the case of candidates recommended for nomination and election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

B-9	National Fuel Gas Company | 2025 PROXY STATEMENT

NATIONAL FUEL GAS COMPANY 6363 Main Street Williamsville, New York 14221 716-857-7000 www.nationalfuel.com NYSE: NFG

    NATIONAL FUEL GAS COMPANY

    6363 MAIN STREET

    WILLIAMSVILLE, NY 14221

PROXY VOTING INSTRUCTIONS

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up through March 12, 2025. For shares held in an Employee Benefit Plan, vote by March 11, 2025.

Have your proxy card in hand.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by March 12, 2025) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com/NFG

Use the Internet to transmit your voting instructions and for electronic delivery of information up through March 12, 2025. For shares held in an Employee Benefit Plan, vote by March 11, 2025. Have your proxy card in hand when you access the web site.

During The Meeting - Go to www.virtualshareholdermeeting.com/NFG2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Your QR vote, telephone vote or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

FOR EMPLOYEE BENEFIT PLAN VOTES:

Please note, all votes must be received by 12:00 p.m., Eastern Time on March 11, 2025.

Control Number located in box below:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59686-P21813	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NATIONAL FUEL GAS COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends a vote FOR the Election of Directors					number(s) of the nominee(s) on the line below.

PROPOSAL 1: ELECTION OF DIRECTORS		☐	☐	☐

01) David H. Anderson	07) Rebecca Ranich
02) David P. Bauer	08) Jeffrey W. Shaw
03) Barbara M. Baumann	09) Thomas E. Skains
04) David C. Carroll	10) David F. Smith
05) Steven C. Finch	11) Ronald J. Tanski
06) Joseph N. Jaggers

The Board of Directors recommends a vote FOR Proposal 2		For	Against	Abstain

PROPOSAL 2. Advisory approval of named executive officer compensation		☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3		For	Against	Abstain

PROPOSAL 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2025		☐	☐	☐	Question 1.
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2024 Annual Report to Stockholders and fiscal 2024 financial statements are available at http://investor.nationalfuelgas.com/proxy or www.proxyvote.com.

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V59687-P21813

PROXY

NATIONAL FUEL GAS COMPANY

Annual Meeting of Stockholders - March 13, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints D. P. Bauer and M. W. Reville, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of National Fuel Gas Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held March 13, 2025 or at any adjournment or postponement thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any stockholder proposal omitted from the enclosed proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules, and (v) all matters incident to the conduct of the meeting. This proxy may be revoked by notice to the Secretary of the meeting as described in the Proxy Statement.

Employee Benefit Plans. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plan and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustee of those plans as to the voting of such shares.

Trustee’s Authorization. The undersigned on the reverse side of this card authorizes and instructs Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax Deferred Savings Plans and the National Fuel Gas Company Employee Stock Ownership Plan to vote all shares of the Common Stock of the Company allocated to the undersigned’s account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side. All shares of Company Stock for which the Trustee has not received timely directions shall be voted or exercised by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. You may revoke your instructions by notice to the Trustee as described in the enclosed Proxy Statement.

This proxy, when properly executed, will be voted as directed by the stockholder. See below for important provisions and additional instructions.

Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items, you are instructing the Trustee and granting the Proxies discretion to vote FOR items 1, 2 and 3.

This proxy may be revoked by notice to the Secretary of the meeting as described in the Proxy Statement.

THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY QR CODE, TELEPHONE, INTERNET OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

(Continued and to be marked, dated and signed, on the other side)